Exhibit 2.2

Execution Version

ASSET PURCHASE AND SALE AGREEMENT

by and among

299 RESOURCES, LLC,

299 PRODUCTION, LLC,

299 PIPELINE, LLC,

KIMMERIDGE ENERGY MANAGEMENT COMPANY GP, LLC

and

PDC ENERGY, INC.

Dated as of August 23, 2016

(Continued)

(Continued)

(Continued)

Exhibits

Exhibit A-1	Leases
Exhibit A-2	Applicable Contracts
Exhibit A-3	Rights of Way
Exhibit A-4	Contract Area
Exhibit A-5	Tisdale Line
Exhibit A-6	Fee Surface Interests
Exhibit A-7	Emission Reduction Credits
Exhibit B	Wells
Exhibit C	Allocated Values
Exhibit D	Sellers’ Pro Rata Allocation
Exhibit E	Form of Investment Agreement
Exhibit F	Form of Buyer’s Officer’s Certificate
Exhibit G	Form of Sellers’ Officer’s Certificate
Exhibit H-1	Form of Omnibus Assignment, Bill of Sale, and Conveyance
Exhibit H-2	Form of County Assignment, Bill of Sale, and Conveyance
Exhibit I	Form of Certification of Non-Foreign Status
Exhibit J	Capital Budget

(Continued)

Schedules

Schedule 1.1(a)	Sellers’ Knowledge Persons
Schedule 1.1(b)	Excluded Properties
Schedule 1.1(c)	Permitted Encumbrances
Schedule 3.1(c)	Governmental Consents
Schedule 3.1(e)	Litigation
Schedule 3.1(f)	Suspense Funds
Schedule 3.1(g)	Taxes
Schedule 3.1(h)	Permits
Schedule 3.1(j)	Compliance with Laws
Schedule 3.1(k)	Rights in Third Parties
Schedule 3.1(l)	Imbalances
Schedule 3.1(m)	Hydrocarbon Sales
Schedule 3.1(p)	Outstanding Capital Commitments
Schedule 3.1(s)	Pipelines
Schedule 3.1(t)	Plugging and Abandonment Obligations
Schedule 3.1(v)	Payout Balances
Schedule 3.1(w)	Security Arrangements
Schedule 3.1(x)	Surface Restrictions
Schedule 3.1(z)	Drilling Obligations
Schedule 3.1(aa)	Environmental Matters
Schedule 3.2(b)(ii)	Authority; No Violations
Schedule 3.2(c)	Governmental Consents
Schedule 4.1(b)(i)	Conduct of Business by Sellers
Schedule 4.1(b)(vi)	Applicable Contracts
Schedule 4.8(a)	New Leases

v

ASSET PURCHASE AND SALE AGREEMENT

This Asset Purchase and Sale Agreement (“Agreement”) is entered into on this 23rd day of August, 2016 (the “Execution Date”), by and among 299 Resources, LLC, a Delaware limited liability company (“299 Resources”), 299 Production, LLC, a Delaware limited liability company (“299 Production”), and 299 Pipeline, LLC, a Delaware limited liability company (“299 Pipeline,” and, collectively with 299 Resources and 299 Production, “Sellers,” and each, individually, a “Seller”), Kimmeridge Energy Management Company GP, LLC, a Delaware limited liability company (“Sellers’ Representative”), and PDC Energy, Inc., a Delaware corporation (“Buyer”).  Buyer, Sellers’ Representative and Sellers are collectively referred to herein as the “Parties” and each individually referred to herein as a “Party.”

W I T N E S S E T H:

WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, the Properties, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual benefits derived and to be derived herefrom by each Party, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                    Definitions.  In this Agreement, capitalized terms have the meanings provided in this ARTICLE I, unless defined elsewhere in this Agreement.

“12-Month Survival Period” has the meaning set forth in Section 3.3(a).

“299 Pipeline” has the meaning set forth in the introductory paragraph hereto.

“299 Production” has the meaning set forth in the introductory paragraph hereto.

“299 Resources” has the meaning set forth in the introductory paragraph hereto.

“AAA” has the meaning set forth in Section 11.1(b).

“Action” means a (a) lawsuit, arbitration, charge, pending settlement order, or other proceeding brought before a Governmental Body or (b) legal, administrative, or arbitration proceeding before any Person other than a Governmental Body.

“Affiliate” means, with respect to a specified entity, an entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the entity specified; provided, however, that for purposes of this Agreement, Arris, on the one hand, and Sellers, on the other hand, will not be considered “Affiliates” of each other.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Allocated Value” means, with respect to each Listed Interest, the amount of the Purchase Price allocated to that Listed Interest as set forth on Exhibit C under the column “Allocated Value”.

“Applicable Contracts” has the meaning set forth in the definition of “Properties”.

“Arbitrator” has the meaning set forth in Section 11.1(b).

“Arris” means Arris Petroleum Corporation, a Delaware corporation.

“Arris SPSA” means that certain Stock Purchase and Sale Agreement by and among Buyer and the stockholders of Arris Petroleum Corporation, dated as of August 23, 2016.

“Assignments” has the meaning set forth in Section 8.2(b)(i).

“Assumed Liabilities” has the meaning set forth in Section 10.2.

“Base Purchase Price” has the meaning set forth in Section 2.1(a).

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banks in Denver, Colorado or Houston, Texas are authorized or required to be closed.

“Buyer” has the meaning set forth in the introductory paragraph hereto.

“Buyer Common Stock” means shares of Buyer’s common stock, par value $0.01 per share.

“Buyer Confidentiality Agreement” has the meaning set forth in Section 12.4.

“Buyer Deliverables” means all documents, certificates and other items required to be delivered by Buyer pursuant to Section 8.2(a).

“Buyer Disclosure Schedule” has the meaning set forth in Section 3.2.

“Buyer Fundamental Representations” has the meaning set forth in Section 3.3(b).

“Buyer Indemnified Parties” has the meaning set forth in Section 10.4.

“Buyer Material Adverse Effect” means a change, event, circumstance, development, state of facts, or condition that, individually or in the aggregate with any other event or events, materially impairs, prevents or delays Buyer’s timely consummation of the Transactions.

“Buyer Notes” means the 7.75% Senior Notes of Buyer due 2022 issued pursuant to an Indenture dated as of October 3, 2012 between Buyer and The Bank of New York Mellon, as trustee.

“Buyer Revolving Credit Facility” means the Third Amended and Restated Credit Agreement dated as of May 21, 2013, among Buyer, Riley Natural Gas Company, as Guarantor,

JP Morgan Chase Bank, N.A., as Administrative Agent and certain lenders party thereto, as amended to the Execution Date.

“Buyer’s Auditor” has the meaning set forth in Section 4.9(b).

“Buyer’s Environmental Review” has the meaning set forth in Section 5.2(a).

“Capital Budget” has the meaning set forth in Section 4.1(a)(ii).

“Cash Consideration” has the meaning set forth in Section 2.1(a).

“Casualty Loss” has the meaning set forth in Section 5.8.

“Closing” has the meaning set forth in Section 8.1(b).

“Closing Amount” means the Cash Consideration (a) adjusted (upward or downward) as provided in Section 2.2, using for such adjustment amounts the best information then available, and (b) less the Deposit (as provided in Section 2.1(d)).

“Closing Date” has the meaning set forth in Section 8.1(b).

“Code” has the meaning set forth in Section 6.1.

“Confidentiality Agreements” has the meaning set forth in Section 12.4.

“Consent” means, other than any Preferential Purchase Right, any consents to assignment or other similar restrictions on assignment, in each case, that would be applicable in connection with the transfer of the Properties to Buyer or the consummation of the Transaction by Sellers.

“Conveyed Hydrocarbons” means those Hydrocarbons produced from or attributable to the Subject Oil and Gas Interests from and after the Effective Time, including Hydrocarbons in storage on the Leases at the Effective Time.

“Customary Post-Closing Consent” has the meaning set forth in Section 3.1(k)(ii).

“Defect Deadline” has the meaning set forth in Section 5.1(a).

“Defect Response Date” has the meaning set forth in Section 5.4(b).

“Defensible Title” means such record title of Sellers in the Properties that, as of the Effective Time, Execution Date, Defect Deadline, and Closing Date:

(a)                                 entitles Sellers to a Net Revenue Interest with respect to a Well or Lease not less than the Net Revenue Interest set forth on Exhibit C for such Well or Lease, throughout the productive life of (i) such Well with respect to any of the Target Depth for such Well or (ii) such Lease with respect to any of the Target Depths for such Lease, as applicable, except, in each case, for changes or adjustments that result from (A) the establishment of units or changes in existing units (or the participating areas therein) after the Execution Date, (B) operations conducted as permitted or required by Section 4.1 after the Execution Date, (C) any Imbalances or (D) operations for which Sellers from and after the Execution Date became a non-consenting owner as permitted or required by Section 4.1;

(b)                                 obligates Sellers to bear a Working Interest with respect to a Well or Lease not more than the Working Interest set forth on Exhibit C for such Well or Lease (unless such increase in the Working Interest is accompanied by a proportionate increase in the Net Revenue Interest for such Well or Lease set forth on Exhibit C), throughout the productive life of (i) such Well with respect to any of the Target Depths for such Well or (ii) such Lease with respect to any of the Target Depths for such Lease, as applicable, in each case except for changes or adjustments that result from (A) the establishment of units or changes in existing units (or the participating areas therein) after the Execution Date, (B) operations conducted as permitted or required by Section 4.1 after the Execution Date, (C) any Imbalances or (D) contribution requirements with respect to co-owners under applicable operating agreements who are in default or elect, after the Execution Date, not to participate in a proposed operation;

(c)                                  with respect to a Lease identified on Exhibit C, with respect to any Target Depth for such Lease, throughout the productive life of such Lease (subject to compliance with terms and conditions of such Lease), entitles Sellers to at least the Net Mineral Acres described on Exhibit C for such Lease for such Target Depth;

(d)                                 with respect to all Leases identified on Exhibit C, with respect to any Target Depth, throughout the productive life of such Lease (subject to compliance with terms and conditions of such Lease), entitles Sellers to at least 56,800 Net Mineral Acres when taken together with Leases (as defined in the Arris SPSA) acquired pursuant to the Arris SPSA;

(e)                                  with respect to a Lease identified on Exhibit C, the primary term of such Lease does not expire prior to the date set forth on Exhibit C for such Lease, unless the term of such Lease is being perpetuated by the production of Hydrocarbons in paying quantities or other operations or other terms of the such Lease; or

(f)                                   in the case of all Properties, is free and clear of any outstanding and enforceable Encumbrance (except for and subject to the Permitted Encumbrances).

“Deposit” has the meaning set forth in Section 2.1(d).

“Disputed Environmental Matter” has the meaning set forth in Section 5.7.

“Disputed Matter” has the meaning set forth in Section 5.7.

“Disputed Title Matter” has the meaning set forth in Section 5.7.

“DOJ” has the meaning set forth in Section 4.10.

“ED Purchase Price Adjustment Amount” has the meaning set forth in Section 5.6(b)(i).

“Effective Time” means July 1, 2016, at 7:00 a.m. Central Time.

“Encumbrance” means any lien, mortgage, security interest, pledge, charge, obligation, encumbrance or defect.

“Environmental Deductible” has the meaning set forth in Section 5.6(c).

“Environmental Defect” means any event, condition, or circumstance relating to any of the Properties that (a) constitutes a violation of any Environmental Law, (b) requires remediation, reporting, corrections, or responses under Environmental Laws, (c) constitutes a Release into the environment of Hazardous Substances in violation of Environmental Law, or (d) is otherwise an Environmental Liability.

“Environmental Defect Amount” means, with respect to each Environmental Defect, the estimated Median Cost Response, net to Sellers’ interest, of remediation for such Environmental Defect.

“Environmental Defect Property” has the meaning set forth in Section 5.6(b).

“Environmental Indemnity Agreement” has the meaning set forth in Section 5.6(b)(iii).

“Environmental Laws” means all national, state, tribal, municipal and local laws, statutes, ordinances, permits, orders, court decisions, directives, rules and regulations issued or enacted by any Governmental Body having jurisdiction pertaining to (a) the prevention of pollution, (b) protection of the environment, or (c) health and safety as affected by Hazardous Substances, including the federal Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act, as amended, the Resources Conservation and Recovery Act, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the federal Oil Pollution Act, as amended, the Emergency Planning and Community Right-to-Know Act, as amended, the Hazardous Materials Transportation Act, as amended, and comparable state and local Laws.

“Environmental Liabilities” means any Liabilities incurred or imposed pursuant to any (a) claim, suit, order, notice of violation or responsibility, directive (including requirements embodied in Environmental Laws), injunction, judgment or similar ruling or act (including settlements) by any Governmental Body to the extent arising out of any alleged violation of, or remedial obligation under, any Environmental Law or (b) claim or cause of action by a Governmental Body or other Person for personal injury, death, property damage, damage to natural resources, remediation or payment or reimbursement of response costs, or similar costs or expenses to the extent arising out of a Release of any Hazardous Substances, or any violation of, or any remediation obligation under, any Environmental Laws.

“Environmental Notice” means a written notice with respect to any Environmental Defect that includes (a) a description and explanation of the matter constituting the alleged Environmental Defect and the Properties affected thereby, (b) the Allocated Value of each Property (if applicable) affected thereby, and Buyer’s estimate of the Environmental Defect Amount with respect to such Environmental Defect (and the computations upon which Buyer’s belief is based) and (c) supporting documents (which shall be governed by the terms of the Seller Confidentiality Agreement) that may be reasonably necessary for Sellers to verify the existence of the Environmental Defect or Buyer’s quantification of an alleged Environmental Defect Amount.

“Environmental Review Excluded Properties” has the meaning set forth in Section 5.2(a).

“Environmental Threshold” has the meaning set forth in Section 5.6(c).

“Escrow Account” means the escrow account established by the Escrow Agreement.

“Escrow Agent” means JPMorgan Chase Bank, N.A.

“Escrow Agreement” means the escrow agreement to be entered into by Escrow Agent, Buyer, and Sellers’ Representative in substantially the form of the Escrow Agreement dated July 26, 2016 between the Escrow Agent, Buyer, and Kimmeridge Energy Management Company, LLC and containing such terms regarding the escrow of Holdback Shares as mutually agreed by Escrow Agent, Buyer and Sellers’ Representative.

“Escrowed Funds” has the meaning set forth in Section 2.1(c).

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Excluded Properties” means Sellers’ interest in the following assets and properties:

(a)                                 rights, claims, and causes of action (including warranty and similar claims, indemnity claims, and defenses) whether arising before, on, or after the Effective Time to the extent such rights, claims, and causes of action relate to any of the Retained Liabilities, the Seller Taxes, or any of Sellers’ indemnity obligations under this Agreement;

(b)                                 accounts receivable accruing before the Effective Time;

(c)                                  corporate, financial, Income Tax, and legal (other than title) records of Sellers; except copies of such legal records that relate to any of the Assumed Liabilities;

(d)                                 contracts of insurance or indemnity;

(e)                                  Hydrocarbons from or attributable to the Properties with respect to all periods prior to the Effective Time, and all proceeds attributable thereto;

(f)                                   claims for refunds of, and any loss or credit carryovers or similar items with respect to,  (i) Seller Taxes, (ii) any taxes attributable to the Excluded Properties or (iii) other costs or expenses borne by Sellers or Sellers’ predecessor(s) in interest and title attributable to periods prior to the Effective Time;

(g)                                  documents and instruments (or those of Sellers’ Affiliates), including any of the Records that are (i) subject to legal privilege (such as the attorney-client privilege or work product doctrine) or un-Affiliated third-Person contractual restrictions on disclosure or transfer for which a waiver has not been obtained (provided upon written request of Buyer, the applicable Seller will request that any such restriction be waived without the requirement for Seller to make payment of additional consideration), (ii) personnel information, (iii) Income Tax information, and (iv) records relating to the sale of the Properties, including proposals, and information relating to litigation and claims retained by Sellers received from and records of negotiations with third Persons and economic analyses associated therewith;

(h)                                 Applicable Contracts or Records that are not transferrable without payment of additional consideration to a third Person, unless Buyer agrees in writing to pay such additional consideration;

(i)                                     refunds due such Seller by a third party for any overpayment of rentals, royalties, excess royalty interests or production payments attributable to the Properties with respect to any period of time prior to the Effective Time;

(j)                                    those assets and properties described on Schedule 1.1(b);

(k)                                 copies of all Records solely relating to the Retained Liabilities; and

(l)                                     the Environmental Review Excluded Properties.

“Execution Date” has the meaning set forth in the introductory paragraph hereto.

“Fair Market Value” means an amount equal to $62.84.

“Final Settlement Date” has the meaning set forth in Section 9.1.

“Final Settlement Statement” has the meaning set forth in Section 9.1.

“Financing” means any debt or equity financing under which Buyer (either directly or through any of its Subsidiaries) receives proceeds that are sufficient to enable Buyer to consummate the Transactions in accordance with the terms of this Agreement.

“Financing Sources” means the entities that have committed to provide, or may commit to provide, or otherwise entered into agreements with any of Buyer or any of its Affiliates in connection with, the Financing, including any parties (other than Buyer or any of its Affiliates) to the agreements executed in connection with the Financing, any joinder agreements and fee letters (including the definitive agreements executed in connection with the Financing) and their respective successors and assigns.

“FTC” has the meaning set forth in Section 4.10.

“Governmental Body” means any instrumentality, subdivision, court, administrative agency, commission, official or other governmental body of the United States or any other country or any state, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any administrative, executive, judicial, legislative, police, regulatory, taxing, importing or other governmental or quasi-governmental body.

“Governmental Consent” means any consent, approval, Order or authorization of, or registration, declaration or filing with, notice to or license or permit from, any Governmental Body.

“Hazardous Substance” means (a) any petrochemical or petroleum products, oil, radioactive materials, radon gas, asbestos in any form that is or could become friable, and dielectric fluid which may contain levels of polychlorinated biphenyls, (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “hazardous constituents,” “restricted hazardous materials,” “extremely hazardous substances,” “toxic substances,” “contaminants,” “pollutants,” “toxic pollutants” or words of similar meaning and regulatory effect under any applicable Environmental Law and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any applicable Environmental Law.

“Hedge Contract” means any contract with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Holdback Amount” means an amount equal to (a) $42,573,651.27 in cash plus (b) the Holdback Shares.

“Holdback Shares” means 338,746 fully paid and nonassessable shares of Buyer Common Stock.

“HSR Act” has the meaning set forth in Section 3.2(b)(ii).

“Hydrocarbons” means oil, gas, well gas, casinghead gas, condensate, or other liquid or gaseous hydrocarbons and all components of any of them (including liquids and products produced from any of them).

“Imbalance” means over-production or under-production or over-deliveries or under-deliveries, as applicable, on account of (a) any imbalance at the wellhead between the amount of Hydrocarbons produced from a Well and allocable to the interests of Sellers therein and the shares of production from the relevant Well that are actually taken by or delivered to or for the account of Sellers and (b) any marketing imbalance between the amount of Hydrocarbons required to be delivered by or to Sellers under any Applicable Contracts relating to the purchase and sale, gathering, transportation, storage, treating, processing, or marketing of Hydrocarbons and the Hydrocarbons actually delivered by or to Sellers pursuant to any such Applicable Contracts.

“Income Taxes” means any Tax based upon or measured by gross or net income, and franchise or margin taxes based upon income, capital, Properties or operations.

“Indebtedness” means, without duplication, all obligations (including the principal amount thereof and, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) of a Person, whether or not represented by bonds, debentures, notes or other securities (and whether or not convertible into any other security), for the repayment of money borrowed, whether owing to banks, to financial institutions, on equipment capital leases or otherwise.

“Indemnity Cap” has the meaning set forth in Section 10.5.

“Indemnity Deductible” has the meaning set forth in Section 10.5.

“Interim Period” has the meaning set forth in Section 4.1(a).

“Investment Agreement” means the Investment Agreement substantially in the form attached hereto as Exhibit E, by and among Buyer, Sellers and each of the other Investors (as defined therein).

“Knowledge” of a particular fact or matter by a Person means such Person is actually aware of that fact or matter or would have become actually aware of such fact or matter had such Person conducted reasonable due inquiry of Persons with direct supervisory responsibility for the fact or matter.  The phrase “to the knowledge of Sellers” or any similar phrase means the Knowledge of the individuals set forth on Schedule 1.1(a).

“Lands” has the meaning set forth in the definition of “Properties”.

“Law” means any statute, law, ordinance, regulation, rule or Order of any Governmental Body, including any Environmental Law.

“Lease Burdens” means the royalties, non-participating royalties, overriding royalties, production payments, reversionary interests, convertible interests, net profits interests and all other similar interests and burdens upon, measured by, or payable out of production burdening a Lease.

“Leases” has the meaning set forth in the definition of “Properties”.

“Liabilities” has the meaning set forth in Section 10.3.

“Limited Representations” has the meaning set forth in Section 5.3.

“Listed Interests” means each Well and/or Lease set forth on Exhibit C.

“Median Cost Response” means the response required or allowed under Environmental Laws that addresses the identified condition in the manner commensurate with the median cost (considered as a whole, taking into consideration any material negative impact such response may have on the operations of the relevant Properties and any potential material additional costs or liabilities that may likely arise as a result of such response) that is consistent with applicable cleanup objectives under relevant Environmental Laws as compared to any other response that is required or allowed under Environmental Laws.  The Median Cost Response shall not include (a) the costs of Buyer’s and/or its Affiliates’ employees, project manager(s) or attorneys, (b) expenses for matters that are costs of doing business, e.g., those costs that would ordinarily be incurred in the day-to-day operations of the Properties, or in connection with permit renewal/amendment activities, maintenance on active RCRA waste management units, and operation and oversight of active RCRA waste management units, (c) overhead costs of Buyer and/or its Affiliates, and/or (d) costs or expenses incurred in connection with remedial or corrective action that is designed to achieve standards that are more stringent than those required for similar facilities or that fail to reasonably take advantage of applicable risk reduction or risk assessment principles allowed under applicable Environmental Laws.

“NASDAQ” means the NASDAQ Global Select Market.

“Net Mineral Acres” means, as computed separately with respect to each Lease, (a) the number of gross acres in the Lands covered by such Lease, multiplied by (b) the undivided percentage interest in the Hydrocarbons produced from the Target Depth for such Lease under the Lands covered by such Lease, multiplied by (c) Sellers’ undivided Working Interest in such Lease with respect to the Target Depth for such Lease; provided, however, that, if items (b) and/or (c) vary as to different areas (including depths) of such Lands covered by such Lease, a separate calculation shall be done for each such area.

“Net Revenue Interest” means the interest (expressed as a percentage or decimal fraction), in and to all the Hydrocarbons produced and saved or sold from or allocated to the relevant Well or Lease after giving effect to all Lease Burdens.

“New Lease Purchase Price” has the meaning set forth in Section 4.8(a)(iv).

“New Leases” has the meaning set forth in Section 4.8(a)(i).

“Offering Documents” has the meaning set forth in Section 4.11(a).

“Order” means any judgment, order, consent order, injunction, decree or writ of or with any Governmental Body.

“Ordinary Course” means the ownership or operation of the Properties as a reasonably prudent person, in a good and workmanlike manner, with all due diligence and dispatch, and in accordance with good oilfield practice.

“Outside Date” has the meaning set forth in Section 12.1(a).

“Party” and “Parties” have the meanings set forth in the introductory paragraph hereto.

“Permits” has the meaning set forth in the definition of “Properties”.

“Permitted Encumbrance” means:

(a)                                 all Lease Burdens affecting Sellers’ Net Revenue Interest in any Listed Interest, if the net cumulative effect of such burdens does not operate to (i) reduce the Net Revenue Interest of Sellers in any Well or Lease, with respect to the Target Depth for such Well or Lease, to less than the Net Revenue Interest for such Well or Lease as set forth in Exhibit C, (ii) increase the Working Interest of Sellers in any Well or Lease, with respect to the Target Depth for such Well or Lease, to greater than the Working Interest for such Well or Lease as set forth in Exhibit C (unless Sellers’ Net Revenue Interest with respect to such Well or Lease, with respect to the Target Depth for such Well or Lease, is greater than the Net Revenue Interest for such Well or Lease as set forth in Exhibit C, in the same or greater proportion as such increase in such Working Interest) or (iii) reduce the Net Mineral Acres in any Lease, with respect to the Target Depth for such Lease, to less than the Net Mineral Acres for such Lease as set forth on Exhibit C;

(b)                                 all rights to consent by, required notices to, approvals of, filings with, or other actions by Governmental Bodies in connection with the assignment of the Properties to Buyer that are customarily obtained subsequent to the assignment of properties similar to the Properties, including Customary Post-Closing Consents;

(c)                                  all non-consent penalties applied against the interest of Sellers in any Listed Interest arising prior to the Effective Time, which are identified and taken into account in the calculation of the Working Interest and Net Revenue Interest shown on Exhibit C with respect to such Listed Interest;

(d)                                 all easements, rights-of-way, covenants, restrictions, servitudes, permits, surface leases, sub-surface leases, grazing rights, logging rights, mining rights and other similar rights (including rights in respect of surface operations) in the Leases, and canals, ditches, reservoirs, pipelines, utility lines, power lines, railways, streets, roads, alleys, highways, and other structures on, over, through or under the Leases, that do not (i) materially detract from the value of or materially interfere with the uses or ownership of the Properties subject thereto or affected thereby (as currently used or owned) or (ii) operate to (A) reduce the Net Revenue Interest of Seller in any Well or Lease, throughout the productive life of such Well or Lease, with respect to the Target Depth for such Well or Lease, to less than the Net Revenue Interest for such Well or Lease as set forth in Exhibit C, (B) increase the Working Interest of Seller in any Well or Lease, throughout the productive life of such Well or Lease, with respect to the Target Depth for such Well or Lease, to greater than the Working Interest for such Well or Lease as set forth in Exhibit C (unless Sellers’ Net Revenue Interest with respect to such Well or Lease, with respect to the Target Depth for such Well or Lease, is greater than the Net Revenue Interest for such Well or Lease as set forth in Exhibit C, in the same or greater proportion as such increase in such Working Interest) or (C) reduce the Net Mineral Acres in any Lease, throughout the productive life of such Lease, with respect to the Target Depth for such Lease, to less than the Net Mineral Acres for such Lease as set forth on Exhibit C;

(e)                                  all terms and conditions of the Applicable Contracts, all Leases, and all Unit Interests, that, in each case, do not operate to (i) reduce the Net Revenue Interest of Sellers in any Well or Lease, with respect to the Target Depth for such Well or Lease, throughout the productive life of such Well or Lease, to less than the Net Revenue Interest for such Well or Lease as set forth in Exhibit C, (ii) increase the Working Interest of Sellers in any Well or Lease, throughout the productive life of such Well or Lease, with respect to the Target Depth for such Well or Lease, to greater than the Working Interest for such Well or Lease as set forth in Exhibit C (unless Sellers’ Net Revenue Interest with respect to such Well or Lease, with respect to the Target Depth for such Well or Lease, is greater than the Net Revenue Interest for such Well or Lease as set forth in Exhibit C, in the same or greater proportion as such increase in such

Working Interest) or (iii) reduce the Net Mineral Acres in any Lease, with respect to the Target Depth for such Lease, throughout the productive life of such Lease, to less than the Net Mineral Acres for such Lease as set forth on Exhibit C;

(f)                                   all rights of reassignment upon the surrender, expiration or abandonment of any Lease, excepting circumstances where such rights have already been triggered as of the Execution Date;

(g)                                  all liens for Taxes or assessments not yet due or not yet delinquent or, if delinquent, that are being contested in good faith;

(h)                                 all applicable Laws and rights reserved to or vested in any Governmental Body (i) to control or regulate any Property in any manner, (ii) by the terms of any right, power, grant or Permit, or by provision of Law, to terminate such right, power, grant or Permit or to purchase, condemn, expropriate or recapture or to designate a buyer of any of the Properties, (iii) to use the Properties in any manner or (iv) to enforce any obligations or duties owed to any Governmental Body with respect to any Permit;

(i)                                     liens, mortgages and other encumbrances, if any, to be released prior to or at the Closing;

(j)                                    any encumbrance or loss of title resulting from Sellers’ conduct of business after the Execution Date as specifically required by or otherwise in compliance with this Agreement;

(k)                                 zoning and planning ordinances and municipal regulations;

(l)                                     vendors, carriers, warehousemen’s, repairmen’s, mechanic’s, workmen’s, materialmen’s, construction or other like liens arising by operation of Law in the Ordinary Course or incident to the construction or improvement of any Property, in each case, in respect of obligations that are not yet due in the Ordinary Course or, if due, that are (i) being contested in good faith by appropriate proceedings by or on behalf of Sellers, and (ii) identified on Schedule 1.1(c);

(m)                             all liens created under any Leases or Applicable Contracts or by operation of Law not yet due or not yet delinquent or, if delinquent, that are being contested in good faith in the normal course of business;

(n)                                 all preferential purchase rights with respect to which notice has been properly served in accordance with the terms of the preferential right instrument and the time period for asserting such rights have expired without an exercise of such rights; and

(o)                                 liens and encumbrances created under deeds of trust, mortgages, and similar instruments by the lessor under a Lease covering the lessor’s surface and mineral interests in the land covered thereby provided that this clause shall not apply to any (i) (A) Well, (B) a Lease that covers more than five Net Mineral Acres, or (C) any Lease that covers lands which as of the Execution Date are being used by Sellers for surface operations or (ii) such lien or encumbrance perfected after the recordation of the affected Lease or otherwise contractually subordinated thereto.

“Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Body or any other entity.

“Phase I Activities” means a Phase I Environmental Site Assessment pursuant to ASTM Standard Practice E1527-13 for Environmental Site Assessments: Phase I Environmental Site Assessment Process, with modifications to expand the scope as agreed to by Sellers’ Representative, such consent not to be unreasonably withheld, conditioned, or delayed.

“Phase II Environmental Assessment” means an intrusive investigation which collects original samples of soil, groundwater, other environmental media, indoor air or building materials to analyze for quantitative values of contaminants of concern for purposes of identifying any Recognized Environmental Condition or any Historical Recognized Environmental Condition (as such terms are defined in ASTM Standard Practice E1527-13 for Environmental Site Assessments: Phase I Environmental Site Assessment Process).

“Pipeline Facilities” means all equipment, machinery, fixtures, and other tangible personal property and improvements located on or used or held for use in connection with the Tisdale Line, together with all surface leases, permits, rights-of-way, licenses, easements, rights to any interstate gas taps, and other surface rights agreements that are primarily related to the use, ownership, or operation of the Tisdale Line.

“Post-Effective Time Tax Period” means any Tax Period beginning at or after the Effective Time and the portion of any Straddle Period beginning at the Effective Time.

“PR Purchase Price Adjustment” has the meaning set forth in Section 5.9(b)(i).

“Pre-Effective Time Tax Period” means any Tax Period ending before the Effective Time and the portion of any Straddle Period ending immediately prior to the Effective Time.

“Preferential Purchase Right” means (a) preferential purchase rights, rights of first refusal or similar rights and (b) rights of first offer, tag-along rights, drag-along rights or other similar rights, in each case of clause (a) and (b) above, that are applicable to the transfer of the Properties in connection with the Transaction.

“Preliminary Settlement Statement” has the meaning set forth in Section 8.1(a).

“Pro Rata Portion” has the meaning set forth in Section 2.2(d).

“Production Taxes” means all Property Taxes and Severance Taxes.

“Properties” means all of Sellers’ right and title to, and interest in the following assets and properties (such right, title and interest being collectively referred to herein as the “Properties”, and each, individually, a “Property”), excluding any Excluded Properties:

(a)                                 (i) the oil, gas and/or mineral leases and fee interests described on Exhibit A-1, including any ratifications, extensions and amendments thereof (as so limited, the “Leases”) and (ii) the lands covered by the Leases (the “Lands”), including (A) all properties and rights incident to the Leases and Lands and (B) any fee mineral interest, fee royalty interests, oil, gas and/or mineral leases, royalties, overriding royalties, production payments and net profits interests covering or arising out of the Lands, in each case, together with any and all leasehold interests and other rights, titles and interests of Sellers in and to any pooled acreage, communitized acreage or units arising on account of the Leases or the Lands having been pooled, communitized or unitized into such units (the “Unit Interests”);

(b)                                 all oil wells and gas wells, water injection wells and other injection or disposal wells, temporarily abandoned and permanently plugged and abandoned wells, and all other wells of every nature and kind located on or attributable to the Leases, the Lands or the Unit Interests, including all of the wells described on Exhibit B (the “Wells”, and, together with the Lands, the Leases, and the Unit Interests, the “Subject Oil and Gas Interests”);

(c)                                  without limitation of the foregoing, any of Sellers’ interest in oil and gas leases covering lands in the area shown on Exhibit A-4;

(d)                                 the Conveyed Hydrocarbons and all Imbalances;

(e)                                  all agreements and contracts described on Exhibit A-2 (all such contracts and agreements, the “Applicable Contracts”);

(f)                                   all easements, rights-of-way, servitudes, surface use agreements, surface leases and similar rights, obligations and interests that are primarily related to the use, ownership or operation of any of the Subject Oil and Gas Interests or any of the Tangible Property (the “Rights of Way”), including those described on Exhibit A-3;

(g)                                  all permits, water rights (including water withdrawal, storage, discharge, treatment, injection and disposal rights), licenses, registrations, consents, Orders, approvals, variances, exemptions, waivers, franchises, rights and other authorizations issued by any Governmental Body that are primarily related to the use, ownership or operation of any of the Subject Oil and Gas Interests or any of the Tangible Property that may be transferred under applicable Law (the “Permits”);

(h)                                 all rolling stock, equipment, machinery, fixtures, and other real, immovable, personal, movable and mixed property that is located on the Leases or the Lands and primarily used (or held for use) in connection with the use, ownership or operation of the Subject Oil and Gas Interests, including flow lines, pipelines, gathering, treatment, processing and storage systems (including the Tisdale Line), produced and fresh water pipelines, salt water disposal wells, gas lift systems, well pads, caissons, tank batteries, compressors, equipment inventory (other than any equipment inventory consumed in the Ordinary Course prior to the Closing) (collectively, the “Tangible Property”);

(i)                                     all of the data, including any geophysical or other seismic or related technical data, files, records, maps and information, whether held in hard copy or electronic format, in Sellers’ possession or control that are primarily related to any of the assets and properties described in this definition, including all land, title and contract files and operations, accounting, environmental, production and Tax records with respect to such properties and assets but only to the extent not subject to legal privilege of an un-affiliated third-Person or contractual restrictions on disclosure or transfer (provided, however, that Sellers shall use commercially reasonable efforts to (A) provide such files, records and data to Buyer in a manner that preserves such legal privilege or (B) obtain a waiver of such contractual restriction) and only to the extent related to the Properties (the “Records”);

(j)                                    all cash (including rights with respect to restricted cash and escrows) held by or on behalf of Sellers (or their Affiliates) from third-Person working interest owners to the extent attributable to the Properties for work performed or to be performed after the Effective Time;

(k)                                 the fee surface rights in the lands described in Exhibit A-6;

(l)                                     the emission reduction credits, emission offsets or similar credits (whether under voluntary or mandatory programs) held by Sellers that are related to local, state or federal air quality Laws, regulations or plans, as described in Exhibit A-7;

(m)                             all rights, claims, and causes of action (including warranty and similar claims, indemnity claims, and defenses) whether arising before, on, or after the Effective Time to the extent such rights, claims, and causes of action relate to any of the Properties or the Assumed Liabilities;

(n)                                 all claims for refunds of, and any loss or credit carryovers or similar items with respect to, any Production Taxes attributable to any period from and after the Effective Time;

(o)                                 any asset, property or interest acquired by Sellers between the Effective Time and the Closing that would otherwise constitute a “Property” if owned by Sellers as of the Effective Time; and

(p)                                 all trade credits, accounts, receivables, instruments, general intangibles and other proceeds, benefits, income or revenues attributable to any of the Properties and properties described in this definition (including from the sale of any Conveyed Hydrocarbons) with respect to any period of time from and after the Effective Time.

“Property Expenses” means the following types of direct third-party expenses to the extent attributable to the Properties in the Ordinary Course consistent with past practices:  capital expenses, operating expenses, facilities and plant expenses, joint interest billings, any expense chargeable to the joint account under the applicable operating agreement including overhead costs charged to the Properties, lease operating expenses, lease rental and maintenance costs, Lease Burdens, drilling expenses, completion expenses, workover expenses, geological, geophysical and any other exploration, development, transportation, compression, processing or maintenance expenditures chargeable under applicable agreements; provided, however, that the term “Property Expenses” does not include, and the Base Purchase Price shall not be adjusted upward for, any costs, expenses, or billings arising out of or constituting (a) any overhead costs, fees or expenses that are paid or payable to Sellers, any Affiliates of Sellers, or Arris or its Affiliates, or charged or chargeable by Sellers, any Affiliate of Sellers, or Arris or its Affiliates, (b) the remediation or cure (or attempted remediation or cure) of any (i) asserted Title Defect or Environmental Defect, (ii) liens, encumbrances, defects, and irregularities affecting the Properties that are cured or removed outside of the Ordinary Course of business, or (iii) environmental condition or any contamination of groundwater, surface water, soil or equipment under, or non-compliance with, any applicable Environmental Laws, consents, Orders, decrees, judgments or other directives (including the conditions, contamination and matters described on Schedule 3.1(aa)) in each case to the extent not incurred in the Ordinary Course, (c) Casualty Losses, (d) any Income Taxes, Production Taxes or Transfer Taxes (provided that Production Taxes and Transfer Taxes will be allocated between the Parties under ARTICLE VI), and (e) any matter for which either Party is entitled to indemnity under this Agreement.

“Property Taxes” means all ad valorem, real property, personal property, and all other Taxes and similar obligations, and any penalties, additions to Tax, and interest levied or assessed thereon, assessed against the Properties or based upon or measured by the ownership of the Properties, but not including Income Taxes, Severance Taxes, or Transfer Taxes.

“Purchase Price” has the meaning set forth in Section 2.1(a).

“Purchase Price Allocation” has the meaning set forth in Section 6.1.

“RC Purchase Price Adjustment” has the meaning set forth in Section 5.10(b).

“RCRA” means the Resource Conservation and Recovery Act of 1976, as amended.

“Records” has the meaning set forth in the definition of “Properties”.

“Release” means to release, spill, leak, discharge, dispose of, pump, pour, emit, empty, inject, leach, dump or allow to escape into or through the environment.

“Representatives” means, with respect to any Person, such Person’s managers, directors, officers, employees, agents, accountants, landmen, engineers, legal or financial advisors, or any representatives of such accountants, legal, or financial advisors.

“Required Consent” means any Consent that, if not obtained by Closing, would, by the express terms of the applicable instrument, Lease, or Applicable Contract (a) invalidate or terminate or give the holder of such Consent right the right to invalidate or terminate the conveyance of a Property or (b) invalidate or terminate or give the holder of such Consent right the right to invalidate or terminate the underlying Property, including any such restriction that by its express terms includes words such as or with similar affect as “the failure to obtain such consent will void the assignment” or “the failure to obtain such consent will void this lease.”

“Required Information” means all customary financial and other pertinent information regarding Sellers and their Subsidiaries and assets as Buyer determines is reasonably necessary in order to consummate the Financing (provided, however, that Buyer shall use its commercially reasonably efforts to limit the need for, and/or scope of, historical financial statements that Sellers have not previously created), which information may include: (a)  any information reasonably necessary for the preparation of the Offering Documents being used for the Financing; (b) any information reasonably necessary for a shelf takedown from Buyer’s existing registration statement on Form S-3 under the Securities Act; and (c) to the extent Sellers retain or have retained auditors or independent reservoir engineers, drafts of customary comfort letters (including customary “negative assurances”) by such auditors and independent reservoir engineers that such auditors and independent reservoir engineers are prepared to issue upon completion of customary procedures in connection with any such syndication or offering of securities contemplated as part of the Financing; provided that in no event shall Sellers or their Subsidiaries be required to provide any pro forma adjustments or other information regarding Buyer’s capital structure or intended use of the Properties.

“Restricted Property” has the meaning set forth in Section 5.10(b).

“Retained Liabilities” has the meaning set forth in Section 10.1.

“Rights of Way” has the meaning set forth in the definition of “Properties”.

“Rules” has the meaning set forth in Section 11.1(b).

“Scheduled Closing Date” has the meaning set forth in Section 8.1(b).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

“Security Arrangements” has the meaning set forth in Section 3.1(w).

“Seller” and “Sellers” have the meanings set forth in the introductory paragraph hereto.

“Seller Confidentiality Agreement” has the meaning set forth in Section 12.4.

“Seller Deliverables” means all documents, certificates and other items required to be delivered by Sellers and Sellers’ Representative pursuant to Section 8.2(b) and Section 8.2(c).

“Seller Disclosure Schedule” has the meaning set forth in Section 3.1.

“Seller Fundamental Representations” has the meaning set forth in Section 3.3(a).

“Seller Indemnified Parties” has the meaning set forth in Section 10.3.

“Seller Material Adverse Effect” means a change, event, circumstance, development, state of facts, or condition that, individually or in the aggregate with any other event or events, (a) materially impairs, prevents or delays Sellers’ timely consummation of the Transactions or would reasonably be expected to do so or (b) has or would reasonably be expected to have a material adverse effect on the Properties or the ownership, use, operation or value thereof, taken as a whole, or the business, condition (financial or otherwise) or results of operations of Sellers; provided, however, that, for purposes of clause (b), Seller Material Adverse Effect shall not include changes, events, circumstances, developments, states of fact or conditions resulting from:  (i) general changes in the prices of Hydrocarbons; (ii) any declines in Well performance due to natural causes; (iii) general changes in the industry in which any member of Sellers participates or is engaged; (iv) general changes in economic or political conditions, or financial markets; (v) changes in conditions or developments generally applicable to the oil and gas industry in

Texas; (vi) failure alone to meet internal or analyst projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided, however, that the underlying reasons for such failure shall be taken into account in determining whether there has been a Seller Material Adverse Effect); (vii) acts of God, including hurricanes and storms, acts or failures to act of Governmental Bodies (where not caused by the willful or negligent acts of Sellers or any of their Affiliates); (viii) civil unrest or similar disorder or terrorist acts; (ix) changes in applicable Laws or interpretations thereof by any Governmental Body, including any changes in the deductibility of drilling, completion or operating costs or other taxes; or (x) performance of this Agreement and the Transactions in compliance with the express terms hereof, including compliance with express covenants set forth herein; provided, further, that in the case of sub-clauses (i), (ii), (iii), (iv), (v), (vii), (viii) and (ix) of clause (b), any such changes, events, circumstances, developments, states of fact or conditions may be taken into account in determining whether a Seller Material Adverse Effect has occurred if such change, event, circumstance, development, state of facts or condition has (A) affected any Seller and other similarly situated companies that participate or engage in the same industry and in the same locations as the Properties are situated and (B) had a disproportionately adverse effect on Sellers, taken as a whole, as compared to other similarly situated companies participating or engaged in the same industry and in the same locations as the Properties are situated.

“Seller Taxes” means any (a) Income Taxes imposed by any applicable Law on Sellers, any of their Affiliates or any consolidated, combined or unitary group of which Sellers are or were a member; (b) any Production Taxes allocable to Sellers pursuant to Section 6.1 (taking into account, and without duplication of, (i) such Production Taxes effectively borne by the Sellers as a result of adjustments to the Purchase Price made pursuant to Section 2.2 and/or Section 9.1, as applicable, and (ii) any payments made from one Party to the other in respect of Production Taxes pursuant to Section 6.3); (c) Sellers’ share of Transfer Taxes as determined pursuant to Section 6.4, and (d) any Taxes resulting from a breach of any representation or warranty set forth in Section 3.1(g) or a breach by any Seller of any covenant relating to Taxes set forth in this Agreement.

“Sellers’ Representative” has the meaning set forth in the introductory paragraph hereto.

“Severance Taxes” means all extraction, production, excise, net proceeds, severance, windfall profit and all other Taxes and similar obligations, and any penalties, additions to Tax, and interest levied or assessed thereon, with respect to the Properties that are based upon or measured by the production of Hydrocarbons or the receipt of proceeds therefrom, but not including Property Taxes, Income Taxes, and Transfer Taxes.

“SOL Survival Period” has the meaning set forth in Section 3.3(a).

“Stock Consideration” has the meaning set forth in Section 2.1(a).

“Straddle Period” means any taxable year or period beginning on or before and ending after the Effective Time.

“Subject Oil and Gas Interests” has the meaning set forth in the definition of “Properties”.

“Subsidiary” means, with respect to a specified entity, (a) in the case of a corporation or limited liability company, 50% or more of the capital stock or membership interests, as applicable, the holders of which are regularly entitled to vote for the election of directors or managers, is owned directly or indirectly by such entity, or (b) in the case of a trust, partnership or other entity, a trust, partnership or entity of which such specified entity owns directly or indirectly 50% or more of the beneficial interest or equity.

“Supporting Documentation” means for a particular Title Defect, (a) if the basis is derived from any document, a copy of such document (or pertinent part thereof) or (b) if the basis is derived from any gap in Sellers’ chain of title, the recorded documents preceding and following the gap or a run sheet or other evidence showing such gap, or (c) if the basis is not as described in clauses (a) and (b), then reasonable, written documentation.

“Survival Period” means, with respect to any representation and warranty, the SOL Survival Period or the 12-Month Survival Period, whichever is applicable to such representation and warranty.

“Suspense Funds” means proceeds of production from sales of Hydrocarbons relating to the Properties and payable to owners of working interests, royalties, overriding royalties (in each case) that are held in suspense by a Seller as operator of any of the Properties.

“Tangible Property” has the meaning set forth in the definition of “Properties”.

“Target Depth” (a) for each Well listed on Exhibit C, the depth or depths, as the case may be, from which such Well is completed as of the Execution Date, as described on Exhibit C for such Well and (b) for each Lease listed on Exhibit C, the depth or depths described on Exhibit C for such Lease.

“Tax” (and, with correlative meaning, “Taxes”) means (a) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer or stamp tax, or any other similar tax, custom, duty, governmental fee or other like assessment or charge imposed by any Governmental Body, including any interest, penalty or addition thereto, whether disputed or not, and any expenses incurred in connection with the determination, settlement or litigation of the Tax liability, (b) any obligations under any agreements or arrangements with respect to Taxes described in clause (a) above, other than any such agreements or arrangements entered in to in the Ordinary Course and the principal subject of which is not Taxes, and (c) any transferee liability in respect of Taxes described in clauses (a) and (b) above or payable by reason of assumption, transferee liability, operation of law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under law) or otherwise.

“Tax Period” means any period prescribed by any Governmental Body for which a Tax Return is required to be filed or a Tax is required to be paid.

“Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

“TD Purchase Price Adjustment Amounts” has the meaning set forth in Section 5.4(b).

“Third-Party Claim” has the meaning set forth in Section 10.6(a).

“Tisdale Line” means the gathering system shown on Exhibit A-5, including any compressor sites located along or used in connection with such system.

“Title Benefit” means any right, circumstance or condition that operates to (a) increase the Net Revenue Interest of Sellers in any Well or Lease, with respect to the Target Depth for such Well or Lease, to an amount above the Net Revenue Interest set forth on Exhibit C with respect to such Well or Lease, (b) obligate Sellers to bear a Working Interest in any Well, with respect to the Target Depth for such Well, that is less than the Working Interest set forth on Exhibit C with respect to such Well, or (c) increase the Net Mineral Acres in any Lease, with respect to the Target Depth for such Lease, to greater than the Net Mineral Acres for such Lease as set forth on Exhibit C; provided, however, that notwithstanding anything to the contrary herein, no Title Benefit shall be applicable to any New Lease.

“Title Benefit Amount” has the meaning set forth in Section 5.5(b).

“Title Deductible” has the meaning set forth in Section 5.4(c).

“Title Defect” means any Lease Burden or Encumbrance, other than a Permitted Encumbrance, that alone or in combination with other Lease Burdens or Encumbrances (other than Permitted Encumbrances) renders Sellers’ title to be less than Defensible Title; provided, however, that the following shall not constitute Title Defects:  (a) defects based solely on references to a recorded document(s) if such document(s) is not in Sellers’ files if such information is otherwise of public record or in Buyer’s possession, (b) defects arising out of lack of corporate or other entity authorization or defects in the execution, delivery, acknowledgment, or approval of any instrument, unless Buyer provides affirmative evidence that the action was not authorized and results in a third Person’s actual and superior claim of title, (c) defects based on the failure to record Leases issued by any Governmental Body in the real property, conveyance or other records of the county in which such Lease is located, as long as such Leases are properly recorded with the applicable Governmental Body, (d) defects or irregularities in the chain of title consisting of the failure to recite marital status in documents, unless Buyer provides affirmative evidence that such defects or irregularities have resulted in another Person’s actual and superior claim of title to the affected Listed Interest, (e) defects arising from any change in applicable Law after the Execution Date, (f) defects that have been cured by applicable Laws of limitation or prescription, including adverse possession and the doctrine of laches, (g) defects arising from prior oil and gas leases relating to the Leases that are not surrendered of record and are more than 10 years past the end of their primary terms, unless Buyer provides affirmative evidence that any such Lease is still valid, (h) defects based on alleged gaps in production that occurred prior to January 1, 1995, (i) defects arising solely out of a lack of survey, overlapping survey, or lack of metes and bounds descriptions, unless a survey is expressly required by applicable Law, (j) defects arising out of mortgages or liens that are unenforceable under applicable statutes of limitations, and (k) defects related to lack of pooling or unitization clauses in any lease or instrument, provided that any defect related to pooling without the requisite authority to do so shall constitute a Title Defect for all purposes hereunder.

“Title Defect Amount” has the meaning set forth in Section 5.5(a).

“Title Defect Property” has the meaning set forth in Section 5.4(b).

“Title Notice” means a written notice with respect to any Title Defect or Title Benefit, as applicable, that includes (a) a description and explanation of the Title Defect or Title Benefit, as applicable, and the Listed Interest affected thereby, (b) copies of Supporting Documentation and (c) the Allocated Value of the Listed Interest affected by such Title Defect or Title Benefit, as applicable, and Buyer’s or Sellers’, as applicable, estimate of, with respect to any Title Defect, the Title Defect Amount, and with respect to any Title Benefit, the Title Benefit Amount, and the computations upon which Buyer’s or Sellers’, as applicable, belief is based.

“Title Threshold” has the meaning set forth in Section 5.4(c).

“Transactions” means the transactions contemplated by this Agreement and the other documents and instruments to be delivered hereunder.

“Transfer Taxes” means all transfer, sales, use, real property transfer, documentary, stamp and other similar Taxes, and recording fees, but not including Income Taxes or Production Taxes.

“Treasury Regulations” has the meaning set forth in Section 6.1.

“Unit Interests” has the meaning set forth in the definition of “Properties”.

“Wells” has the meaning set forth in the definition of “Properties”.

“Working Interest” means the percentage of costs and expenses associated with the exploration, drilling, development, operation and abandonment of any Well or Lease required to be borne with respect thereto.

ARTICLE II
PURCHASE AND SALE

Section 2.1                                    Agreement to Sell and Purchase.

(a)                                 On the terms and subject to the conditions hereof, at the Closing, Sellers shall sell, transfer and deliver to Buyer, and Buyer shall purchase from Sellers, the Properties for (i) an aggregate cash purchase price of $389,410,757.00 (the “Cash Consideration”), payable as set forth in Section 8.2(a) and subject to adjustment as provided in Section 9.1, and (ii) 3,996,290 fully paid and nonassessable shares of Buyer Common Stock (subject to adjustment as provided in Section 2.1(b), the “Stock Consideration” and such Stock Consideration, together with the

Cash Consideration, the “Base Purchase Price,” and, as such price may be adjusted under this Agreement, the “Purchase Price”).

(b)                                 If, from the Execution Date until the Closing, the outstanding shares of Buyer Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Stock Consideration shall be appropriately adjusted.

(c)                                  Upon the execution and delivery hereof, Buyer and Sellers’ Representative shall provide joint written instructions to the Escrow Agent to release the Fund (as defined in the Escrow Agreement) to Sellers’ Representative (the “Escrowed Funds”).

(d)                                 Upon the execution and delivery hereof, Buyer shall deliver to Sellers’ Representative, as a deposit towards the Cash Consideration, immediately available funds in an amount equal to Forty-Two Million Five Hundred Seventy-Three Thousand Six Hundred Fifty-One and 27/100 Dollars ($42,573,651.27) less the amount of the Escrowed Funds (the “Deposit”).  The Deposit shall be credited towards the Cash Consideration at the Closing, as set forth in ARTICLE VIII, and may be used by Sellers during the Interim Period in connection with the acquisition of New Leases, as set forth in Section 4.8.  If this Agreement is terminated prior to the Closing, then Sellers’ Representative shall refund the Deposit to Buyer or retain the Deposit on behalf of Sellers in accordance with ARTICLE XII.

Section 2.2                                    Adjustments to Cash Consideration.  The Cash Consideration shall be adjusted as follows:

(a)                                 The Cash Consideration shall be adjusted upward by the following (without duplication of any amounts):

(i)                                     an amount equal to all proceeds actually received and retained by Buyer, net of Lease Burdens, from the production, transportation, gathering, processing, treating or sale of Hydrocarbons that have not been remitted to any Seller produced from the Properties prior to the Effective Time and an amount equal to the value of all condensate tank inventory as of the Effective Time, calculated based on $45.00 per barrel;

(ii)                                  except for any Property Expenses already deducted in the determination of proceeds in Section 2.2(a)(i), an amount equal to all direct and actual Property Expenses attributable to the Properties from and after the Effective Time that are actually paid by or on behalf of Sellers or their Affiliates;

(iii)                               to the extent that there are any Imbalances as of the Effective Time, if the net of such Imbalances is an overdelivery imbalance (that is, at the Effective Time, any Seller has delivered more gas to the pipeline than the pipeline has redelivered for such Seller and there is no corresponding set off under the terms of the gas purchase contracts and agency agreements related to the applicable pipeline), then the Cash Consideration shall be adjusted upward by (A) $1.50 times (B) the net overdelivery imbalance in Mmbtus (in the event such publication shall cease to be published, the Parties shall select a comparable publication);

(iv)                              the New Lease Purchase Price for any New Leases acquired by Sellers pursuant to Section 4.8(a) or as part of an exchange of oil and gas leases under Section 4.8(b); provided, however, that with respect to any New Leases for which a binding purchase agreement or assignment has been executed but for which the closing has not occurred as of the Closing Date, such adjustment shall be equal to the excess of the New Lease Purchase Price for such New Lease over the amount to be paid by Sellers (or any member thereof) to the seller or assignor at such subsequent closing;

(v)                                 the amount of all Production Taxes allocable to Buyer in accordance with Section 6.3 that are paid by Sellers on or before the Closing Date; and

(vi)                              any other amount provided for elsewhere in this Agreement or otherwise mutually agreed upon by Sellers’ Representative and Buyer.

(b)                                 The Cash Consideration shall be adjusted downward by the following (without duplication of any amounts):

(i)                                     an amount equal to all proceeds actually received and retained by any Seller, net of Lease Burdens, from the production, transportation, gathering, processing, treating, or sale of Hydrocarbons that have not been remitted to Buyer, including condensate tank inventory, produced from the Properties from and after the Effective Time;

(ii)                                  an amount equal to all direct and actual Property Expenses attributable to the Properties before the Effective Time that are actually paid by or on behalf of Buyer or its Affiliates;

(iii)                               to the extent that there are any Imbalances as of the Effective Time, if the net of such Imbalances is an underdelivery imbalance (that is, at the Effective Time, any Seller has delivered less gas to the pipeline than the pipeline has redelivered for Seller and there is no corresponding set off under the terms of the gas purchase contracts and agency agreements related to the applicable pipeline), then the Cash Consideration shall be adjusted downward by (A) $1.50 times (B) the net underdelivery imbalance in Mmbtus (in the event such publication shall cease to be published, the Parties shall select a comparable publication);

(iv)                              an amount equal to the aggregate of all TD Purchase Price Adjustment Amounts, ED Purchase Price Adjustment Amount, the RC Purchase Price Adjustment and PR Purchase Price Adjustments;

(v)                                 the aggregate amount of the Allocated Values of all (1) Environmental Review Excluded Properties, and (2) Properties excluded under Section 5.6(b)(ii);

(vi)                              the aggregate amount of cash expended by Sellers to acquire New Leases, including pursuant to Section 4.8(b); provided, however, that there shall be excluded from such decrease all of Sellers’ and Sellers’ reasonable and documented out-of-pocket acquisition costs associated therewith including lease broker costs and title examination costs;

(vii)                           an amount equal to all Suspense Funds as of the Closing Date;

(viii)                        the amount of all Production Taxes allocable to Sellers in accordance with Section 6.3 that are not paid on or before the Closing Date; and

(ix)                              any other amount provided for elsewhere in this Agreement or otherwise mutually agreed upon by Sellers’ Representative and Buyer.

(c)                                  Proration of Costs and Revenues.  Buyer is entitled to all production of Hydrocarbons from or attributable to the Properties at and after the Effective Time (and all products and proceeds attributable thereto), and to all other income, proceeds, receipts and credits earned with respect to the Properties at or after the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Property Expenses incurred at and after the Effective Time.  Sellers shall be entitled to all Hydrocarbon production from or attributable to the Properties prior to the Effective Time (and all products and proceeds attributable thereto), and to all other income, proceeds, receipts and credits earned with respect to the Properties prior to the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Property Expenses incurred prior to the Effective Time.  Determination of whether costs and/or expenses are attributable to the period before or after the Effective Time for purposes of the adjustments provided for in Section 2.2 is based on when services are rendered, when the goods are delivered or when the work is performed.  For clarification, the date an item or work is ordered is not the date of a transaction for settlement purposes hereunder, but rather the date on which the item ordered is delivered to the job site, or the date on which the work ordered is performed, is the relevant date.  For purposes of allocating Hydrocarbon production (and accounts receivable with respect thereto), (i) liquid Hydrocarbons are deemed to be “attributable to” the Subject Oil and Gas Interests when they pass through the wellhead into the storage facilities into which they are run and (ii) gaseous Hydrocarbons are deemed to be “attributable to” Subject Oil and Gas Interests when they pass through the delivery point sales meters on the pipelines through which they are transported.  Sellers may utilize reasonable interpolative procedures to arrive at an allocation of Hydrocarbon production when exact meter readings or gauging and strapping data is not available.

(d)                                 Sellers’ Pro Rata Allocation.  Buyer acknowledges that the ownership interests of each Seller are not uniform among the Properties.  Each Seller’s pro-rata share of the Base Purchase Price is set forth in Exhibit D.  Each Seller shall be entitled to and shall receive its pro rata portion of the Base Purchase Price (and each Seller shall be allocated a pro rata portion of, and be severally liable for, adjustments required to be made to the Base Purchase Price and costs to be borne by Sellers pursuant to this Section 2.2) based on (1) its relative interests in the Properties and (2) the extent to which any Title Defects, Environmental Defects, Title Benefits or other matters (in respect of which adjustments are required to be made to the Base Purchase Price) affect its interests in the Properties.  Sellers and Buyer agree and stipulate that the Allocated Values set forth on Exhibit C have been established solely for the purposes of ARTICLE V.  Any adjustments to the Base Purchase Price (other than those made pursuant to Section 2.2(a)(iv) and Section 2.2(a)(v), which shall be applied to the Listed Interests with respect to which such adjustments relate) shall be applied on a pro-rata basis to the amounts set forth on Exhibit C (such amounts are the “Pro Rata Portion”).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PARTIES

Section 3.1                                    Representations and Warranties of Sellers.  Except as set forth on the disclosure schedule dated as of the Execution Date and delivered by Sellers to Buyer on or prior to the Execution Date (the “Seller Disclosure Schedule”), Sellers, jointly and severally, hereby represent and warrant to Buyer, as of the Execution Date and as of the Closing Date, as follows:

(a)                                 Organization, Standing and Power.  Each Seller and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the State of Delaware.  Each Seller and each of its Subsidiaries has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in (i) Texas, and (ii) each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than, solely with respect to this clause (ii), in such jurisdictions where the failure so to qualify or be in good standing would not be reasonably expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

(b)                                 Authority; No Violations.

(i)                                     Each Seller has all requisite power and authority to execute and deliver this Agreement and each Seller Deliverable, and to consummate the Transactions and perform its obligations under this Agreement and the Seller Deliverables to which it is a party.  The execution and delivery of this Agreement by each Seller, any Seller Deliverable to which it is a party, and the consummation by each Seller of the Transactions have been duly authorized by all necessary action.  This Agreement and each Seller Deliverable to which each Seller is a party have been or will be duly executed and delivered by such Seller, and, assuming this Agreement constitutes the valid and binding obligation of Buyer, constitutes a valid and binding obligation of such Seller, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

(ii)                                  Except as set forth on Schedule 3.1(k), the execution and delivery of this Agreement and each Seller Deliverable to which it is a party does not and will not, and the consummation of the Transactions will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or acceleration of any material obligation or the loss, suspension, limitation or impairment of a material benefit under, or result in (or give rise to) the creation of any Encumbrance (other than Permitted Encumbrances) or any rights of termination, cancellation, first offer or first refusal, in each case, with respect to any of the Properties under any provision of (A) the organizational documents of any Seller or any of its Subsidiaries; (B) any Applicable Contract or any loan or credit contract, note, bond, indenture, security agreement, guarantee, pledge, mortgage, lease or other contract or agreement, permit, franchise or license to which any Seller or any of its Subsidiaries is a party or by which any Seller or any of its Subsidiaries or the Properties are bound or (C) subject to compliance with any filing required under the HSR Act, any Law applicable to any Seller or any of its Subsidiaries or any of its or the Properties.

(iii)                               No vote or consent of the holders of the equity interests of any Seller that has not been taken or obtained is necessary to approve this Agreement or the Transactions.

(c)                                  Governmental Consents.  No Governmental Consent is required to be obtained by any Seller or any of its Subsidiaries in connection with the execution and delivery of this Agreement, each Seller Deliverable to which it is a party, or the consummation of the Transactions, except for (i) any such Governmental Consents set forth on Schedule 3.1(c) or Schedule 3.1(k) of the Seller Disclosure Schedule, (ii) compliance with and filings under the HSR Act and (iii) Customary Post-Closing Consents.

(d)                                 Brokers’ Fees.  No Seller has made any agreement with respect to any broker’s or finder’s fees arising out of or in any way related to the Transactions for which Buyer will have any liability.

(e)                                  Litigation.  Except as set out on Schedule 3.1(e), (i) there is no Action pending against any Seller or any of its Subsidiaries or with respect to the Properties, (ii) no Seller nor any of Sellers’ Subsidiaries has received written notice of any Action that has been threatened with respect to the Properties and (iii) no Seller nor any of Sellers’ Subsidiaries nor any of the Properties is or are subject to any Order that would result in impairment or loss of Sellers’ interest in any part of the Properties.

(f)                                   Suspense Funds.  Schedule 3.1(f) sets forth all Suspense Funds as of the date set forth in such Schedule.

(g)                                  Taxes.  Except as set out on Schedule 3.1(g), (i) all material Tax Returns relating to the Properties that are required to be filed by Sellers have been timely filed, (ii) all Taxes shown as due on such Tax Returns have been paid or provided for, except those being contested in good faith, (iii) there are no material Tax liens (other than liens that are not yet due or are not yet delinquent) on any of the Properties, (iv) to Sellers’ knowledge there is no claim pending or threatened in writing by any taxing authority in connection with any Tax related to the Properties, (v) none of the Properties is “tax exempt use property” within the meaning of Section 168(h) of the Code or “tax exempt bond financed property” within the meaning of Section 168(g)(5) of the Code, (vi) with respect to any Tax that could result in a lien or other claim against any of the Properties or Buyer or its affiliates, (A) no Seller has entered into any agreement or arrangement with any Tax authority that requires such Seller to take any action or to refrain from taking any action, (B) no Seller is a party to any agreement with any Tax authority that would be terminated or adversely affected as a result of the transactions contemplated by this Agreement, (C) there is not in force any extension of time with respect to the due date for the filing of any Tax Return relating to the Properties (other than any Tax Return related to any Income Tax) of or with respect to any Seller or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to any Seller and no request for any such waiver is pending, and (D) no Seller is a party to or bound by any allocation, sharing or indemnity agreements or arrangements, and (vii) no Properties are subject to any partnership within the meaning of subchapter K of Chapter 1 of Subtitle A of the Code.

(h)                                 Permits.  Except as set out on Schedule 3.1(h), (i) Sellers have (and, with respect to non-operated Properties, to such Sellers’ Knowledge, the operator has) obtained all federal, state and local governmental Permits that are required for its ownership and operation of the Properties, (ii) no Seller has received any written notice of and to each Seller’s Knowledge there is no violation with respect to any of the Permits that has not been (or will not be prior to Closing) corrected or settled and (iii) no Seller has received written notice of any proceeding that has been threatened or is pending that might result in the modification, revocation, termination or suspension of any Permit.

(i)                                     No Bankruptcy.  There are no bankruptcy proceedings pending, being contemplated by, or threatened against any Seller or any of its Subsidiaries.

(j)                                    Compliance with Law.  Except as set out on Schedule 3.1(j), no Seller has received a written notice of a violation of any Law, in each case, that is applicable to the Properties or operations on the Properties and that has not been (or will not be prior to Closing) corrected or settled.  Except as set out on Schedule 3.1(j), each Seller’s and its Affiliates’ ownership of the Properties, each Seller’s and its Affiliates’ operation of the Properties operated by any Seller or its Affiliates, and to such Seller’s Knowledge, the operation of the Properties that are operated by a third Person are currently in compliance in all material respects with the provisions and requirements of all Laws.  This Section 3.1(j) does not relate in any way to (i) the existence or status of any Permits, it being understood and agreed that such matters are covered by and dealt with exclusively in Section 3.1(h) or (ii) matters arising under Environmental Laws, it being understood and agreed that such matters are covered by and dealt with exclusively in Section 3.1(aa).

(k)                                 Rights in Third Parties.

(i)                                     Except as set out on Schedule 3.1(k), there are no Preferential Purchase Rights.  Schedule 3.1(k) sets forth a description of the instrument giving rise to such Preferential Purchase Right.

(ii)                                  Except (x) as set out on Schedule 3.1(k) and (y) for consents from Governmental Bodies that customarily are obtained following the closing of transactions substantially similar to the Transactions (“Customary Post-Closing Consent”), there are no Consents.  Schedule 3.1(k) sets forth a description of the instrument giving rise to such Consents.

(l)                                     Imbalances.  To Sellers’ Knowledge, Schedule 3.1(l) sets out all Imbalances associated with the Properties as of the date set forth therein, and, if no date is set forth therein, as of the Execution Date and the Closing Date.

(m)                             Hydrocarbon Sales.  Except as set forth on Schedule 3.1(m) and to the extent cancelable without penalty or other material payment on not more than thirty (30) days prior written notice, neither such Seller nor its Subsidiaries is obligated by virtue of (i) any prepayment arrangement under any contract or agreement for the sale of Hydrocarbons that contains a “take or pay provision”, (ii) a production payment or (iii) any other arrangement, other than gas balancing arrangements, to deliver Hydrocarbons produced from the Properties at some future time without then or thereafter receiving full payment therefor.

(n)                                 Condemnation.  As of the Execution Date, no Seller nor any of its Subsidiaries has received any written notice of any pending or threatened taking and there is no actual taking

(whether permanent, temporary, whole or partial) of any portion of the Properties by reason of condemnation or the threat of condemnation.

(o)                                 Applicable Contracts.

(i)                                     Except (y) as set forth on Exhibit A-2, or (z) to the extent cancelable without penalty or other material payment on not more than thirty (30) days prior written notice, there are no (A) contracts for the purchase, sale or exchange of Hydrocarbons, (B) contracts for the gathering, treatment, processing, handling, storage or transportation of Hydrocarbons or any other contracts containing acreage dedications, (C) purchase agreements, farmin or farmout agreements, exploration agreements, participation agreements, contracts that constitute a non-competition agreement or any agreement that purports to restrict, limit or prohibit the manner in which, or the locations in which, any Seller conducts business (including area of mutual interest agreements), or similar agreements providing for the earning of any equity interest, (D) partnership agreements, joint venture agreements or similar agreements, (E) operating agreements, unit agreements or unit operating agreements, (F) contracts that could be reasonably expected to result in aggregate payments by or revenues to any Seller in excess of $500,000 per calendar year or in the aggregate over the term of such contract, (G) contracts that constitute a lease under which any Seller is the lessor or the lessee of any real property (other than a Lease), (H) contracts with any Affiliate of any Seller, or (I) contracts that constitute Hedge Contracts, in each case of subparts (A) through (I) that will be binding on the Buyer or encumber or bind any of the Properties after Closing.

(ii)                                  With respect to the Applicable Contracts: (A) each Seller is in compliance, in all material respects, with the terms and conditions of the Applicable Contracts and, to Sellers’ Knowledge, each counterparty to the Applicable Contracts is in compliance, in all material respects, with the terms and conditions of the Applicable Contracts; (B) no Seller has received a written notice of a default under such Applicable Contract; and (C) prior to the execution of this Agreement, Sellers have made available to Buyer true and complete copies of each Applicable Contract, including all amendments thereto.

(p)                                 Outstanding Capital Commitments.  As of the Execution Date, there are no outstanding contractual commitments to make capital expenditures that are binding on the Properties or any Seller and which any Seller reasonably anticipates will individually require expenditures by Buyer after Closing in excess of $50,000 (net to Sellers’ interest), other than those set forth in the Capital Budget or Schedule 3.1(p).

(q)                                 Regulatory Matters.  No Seller (i) is a “natural gas company” engaged in the transportation of natural gas in interstate commerce under the Natural Gas Act of 1938, as amended; and (ii) has operated, or provided services, using any of the Properties in a manner that subjects it, any third Person operator of the Properties or any future owner of the Properties to the jurisdiction of, or regulation by, the Federal Energy Regulatory Commission (A) as a natural gas company under the Natural Gas Act of 1938 (other than pursuant to a certificate of limited jurisdiction as described below), or (B) as a common carrier pipeline under the Interstate Commerce Act; or (iii) holds any general or limited jurisdiction certificate of public convenience and necessity issued by the Federal Energy Regulatory Commission other than a blanket sale for resale certificate issued by operation of Law or a blanket certificate issued to permit participation in capacity release transactions.

(r)                                    Personal Property and Equipment.  Each Seller has good title to the personal property, equipment, and fixtures included within the Properties, free and clear of all Encumbrances other than those to be released at Closing and Permitted Encumbrances.  To Sellers’ Knowledge, the equipment included within the Properties is adequate in type and in operable condition for the operation of the Properties consistent with Sellers’ past practices.

(s)                                   Pipeline Facilities.  Each Seller either has the contractual right to use or is the exclusive or non-exclusive legal and beneficial owner of the Pipeline Facilities.  Except as set forth on Schedule 3.1(s), to Sellers’ Knowledge, the surface on which each Pipeline Facility is located are contiguous, are in full force and effect and are sufficient to access, construct, operate, maintain, and repair the Pipeline Facilities in the Ordinary Course as currently conducted.  Except as set forth on Schedule 3.1(s), to Sellers’ Knowledge each Pipeline Facility is located on or beneath land covered by a surface lease, surface permit, surface right-of-way, surface license, surface easement, or other surface rights agreements.

(t)                                    Plugging and Abandonment Obligations.  Other than as set forth on Schedule 3.1(t), none of the Wells have been permanently plugged and abandoned and none of the Wells have been plugged and abandoned in a manner that does not comply in all material respects with Laws.

(u)                                 Wells.  (i) With respect to all Wells drilled and completed by the Sellers, and (ii) with respect to all Wells drilled and completed by any Person not the Sellers, to Sellers’ Knowledge, all such Wells, with respect to clauses (i) and (ii), have been drilled and completed within the limits permitted by all applicable Leases or Applicable Contracts.

(v)                                 Non-Consent Operation; Payout Balances.  No Seller has elected not to participate in any operation or activity proposed with respect to the Properties which could result in any Seller’s interest in any Properties becoming subject to a reduction, penalty or forfeiture as a result of such election not to participate in such operation or activity, except to the extent reflected in the Net Revenue Interest and Working Interest columns set forth in Exhibit C.  Schedule 3.1(v) sets forth, to Sellers’ Knowledge, the correct payout balances as of the dates set forth therein for each Well subject to payout.

(w)                               Security Arrangements.  Schedule 3.1(w) sets forth all various bonds, letters of credit, guarantees and/or cash deposits (collectively, “Security Arrangements”) posted or entered into by any Seller specifically in connection with the ownership or operation of the Properties, excluding state-wide operator bonds or other security posted with the Texas Railroad Commission.

(x)                                 Surface Restrictions.  Except as set forth on Schedule 3.1(x), to Sellers’ Knowledge, none of the Leases are subject to any restrictions that prohibit access to the surface of the lands covered by the Lease.

(y)                                 Payment of Royalties.  Except for such items that are not yet due or are being held in suspense as permitted pursuant to applicable Law, Sellers have paid in all material respects all Lease Burdens due by any Seller with respect to the Properties.

(z)                                  Drilling Obligations.  Except to the extent of those obligations previously fulfilled by any Seller or any of its predecessors or as set forth on Schedule 3.1(z), none of the Leases or Applicable Contracts contains any express provisions obligating any Seller to drill any wells on the Properties (other than provisions requiring optional drilling as a condition of maintaining or earning all or a portion of a presently non-producing Lease).

(aa)                          Environmental Matters.

(i)                                     Except as set forth on Schedule 3.1(aa):

(A)                               No Seller has entered into any Order, Permit, conditions, or other directives of or with any Governmental Bodies based on any prior violations of Environmental Laws that relate to the future use of any of the Properties or that require any remediation;

(B)                               the Properties and Sellers’ ownership and operation of the Properties are and, during the surviving periods of all applicable statutes of limitation, have been in compliance in all material respects with applicable Environmental Laws and Permits;

(C)                               no Seller has received any written notice of any claims, demands, suits, investigations, requests for information, orders, or proceedings pending or threatened under Environmental Law against any Seller with respect to the Properties or its ownership or operation thereof; and

(D)                               to Sellers’ Knowledge there has been no Release of Hazardous Substances on or from the Properties that could reasonably be expected to result in a material liability, Liability, or remediation obligation of Sellers (or Buyer following the Closing) under Environmental Laws.

(ii)                                  Except as permitted under applicable Laws (including Environmental Laws), no Seller has disposed of any produced water or Hazardous Substances generated on the Properties, or used on the Properties, at sites off of the Properties.

(bb)                          Investor Representations.  Each of the representations and warranties made by each Seller in Section 4.05 of the Investment Agreement, each of which is incorporated by reference herein, is true and correct.

(cc)                            Throughput Fees.  None of the Rights of Way contain any throughput fees payable by Sellers or their Affiliates to the grantors of such Rights of Way or such grantors’ successors or assigns.

Section 3.2                                    Representations and Warranties of Buyer.  Except as set forth on the disclosure schedule dated as of the Execution Date and delivered by Buyer to Sellers’

Representative on or prior to the Execution Date (the “Buyer Disclosure Schedule”), Buyer represents and warrants to Sellers as follows:

(a)                                 Organization, Standing and Power.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify or be in good standing would not be reasonably expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

(b)                                 Authority; No Violations.

(i)                                     Buyer has all requisite corporate power and authority to execute and deliver this Agreement and each Buyer Deliverable and to consummate the Transactions and perform its obligations under this Agreement and the Buyer Deliverables.  The execution and delivery of this Agreement and each Buyer Deliverable by Buyer and the consummation by Buyer of the Transactions have been duly authorized by all necessary corporate action.  This Agreement and each Buyer Deliverable has been or will be duly executed and delivered by Buyer, and, assuming this Agreement constitutes the valid and binding obligation of Sellers, constitutes a valid and binding obligation of Buyer enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

(ii)                                  The execution and delivery of this Agreement and each Buyer Deliverable does not and will not, and the consummation of the Transactions will not, result in any violation of, or default (with or without notice or lapse of time, or both) under (A) the organizational documents of Buyer or any of its Subsidiaries; (B) any loan or credit contract, note, bond, indenture, security agreement, guarantee, pledge, mortgage, lease  or other contract or agreement, permit, franchise or license to which Buyer or any of its Subsidiaries is a party or by which Buyer or any of its Subsidiaries or properties or assets are bound, including any documents pertaining to the Buyer Revolving Credit Facility or the Buyer Notes; or (C) subject to (1) the filing with the SEC of such reports under the Exchange Act and such other compliance with the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the Transactions, (2) filings with NASDAQ as may be required in connection with this Agreement and the Transactions, (3) filings that may be required by any applicable state securities or “blue sky” Laws, and (4) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), any Law applicable to Buyer or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (B) and (C), any such violations or defaults (excluding in respect of the Buyer Revolving Credit Facility or indenture under which the Buyer Notes were issued) that are set forth on Schedule 3.2(b)(ii) of the Buyer Disclosure Schedule or that would not be reasonably expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

(iii)                               No vote or consent of the holders of any class or series of capital stock of Buyer is necessary to approve this Agreement, the Investment Agreement, the issuance of the Stock Consideration under this Agreement or the other Transactions.

(c)                                  Governmental Consents.  No Governmental Consent is required to be obtained by Buyer in connection with the execution and delivery of this Agreement or the consummation of the Transactions, except for (i) the filing with the SEC of such reports under the Exchange Act and such other compliance with the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the Transactions; (ii) filings with NASDAQ; (iii) any such Governmental Consents as may be required by any applicable state securities or “blue sky” Laws; (iv) compliance with and filings under the HSR Act; (v) any such Consents set forth on Schedule 3.2(c) of the Buyer Disclosure Schedule; and (vi) any such Consent the failure to obtain of which would not be reasonably expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

(d)                                 Available Funds.  Buyer will have available at the Closing, cash in an aggregate amount sufficient to (i) pay the aggregate Cash Consideration and (ii) perform all of its obligations hereunder and effect the Closing on the terms contemplated by this Agreement.

(e)                                  Other Buyer Representations.  Each of the representations and warranties made by Buyer in Section 3.02 (Company SEC Documents), Section 3.04 (Capitalization), Section 3.05 (Stock Options), Section 3.06 (The Purchased Securities), Section 3.07 (No Material Change), Section 3.11 (Legal Proceedings), Section 3.27 (Certain Fees), Section 3.28 (Forward-Looking Statements), Section 3.29 (Statistical Market Data) and Section 3.35 (No Other Registration Rights) of the Investment Agreement, each of which is incorporated by reference herein, is true and correct.

Section 3.3                                    Survival of Representations, Warranties, Covenants and Agreements.

(a)                                 Other than (i) the representations and warranties made by each Seller in Section 3.1(a) (Organization, Standing and Power), Section 3.1(b) (Authority; No Violations), Section 3.1(d) (Brokers’ Fees), Section 3.1(g) (Taxes) and Section 3.1(i) (No Bankruptcy) (collectively, the “Seller Fundamental Representations”), and (ii) the special warranty of title delivered under the Assignment each of which, in the case of clauses (i) and (ii), shall survive the Closing until the end of the statute of limitations applicable thereto (the “SOL Survival Period”) and thereafter be of no force or effect, the representations and warranties made by Sellers shall survive the Closing for a period of twelve (12) months (the “12-Month Survival Period”) and thereafter shall be of no force or effect.  Any claim for any breach of any representation and warranty made by any Seller must be brought on or prior to the end of the applicable Survival Period under the procedures of Section 10.6.

(b)                                 Other than the representations and warranties made by Buyer in Section 3.2(a) (Organization, Standing and Power) and Section 3.2(b) (Authority; No Violations) and, from the Investment Agreement, Section 3.04 (Capitalization), Section 3.05 (Stock Options), Section 3.06 (The Purchased Securities) and Section 3.27 (Certain Fees) (the “Buyer Fundamental Representations”), each of which shall survive the Closing for the SOL Survival Period and thereafter be of no force or effect, the representations and warranties made by Buyer shall survive the Closing for the 12-Month Survival Period and thereafter shall be of no force or effect.  Any claim for any breach of any representation and warranty made by Buyer must be brought on or prior to the end of the applicable Survival Period under the procedures of Section 10.6.

(c)                                  The Parties have made no representations or warranties other than those expressly set forth in this Agreement.

(d)                                 Covenants.

(i)                                     Each of the covenants and performance obligations of Sellers, Sellers’ Representative and Buyer set forth in this Agreement that are to be performed prior to Closing and the corresponding indemnities set forth in Section 10.3(b) or Section 10.4(b), as applicable, with respect to such covenants and obligations shall survive the Closing for a period of 12 months and shall thereafter be of no force or effect; and

(ii)                                  Each of the other covenants and performance obligations of Sellers, Sellers’ Representative and Buyer set forth in this Agreement and the corresponding indemnities set forth in Section 10.3(b) or Section 10.4(b), as applicable, with respect to such covenants and obligations shall survive the Closing until fully performed in accordance with the terms and conditions of this Agreement.

(e)                                  All indemnities and, subject to Section 3.3(d), agreements contained in this Agreement shall survive the Closing until fully performed in accordance with the terms and conditions of this Agreement.

Section 3.4                                    Waiver of Representations and Warranties.  Except for (i) the special warranty of title contained in the Assignment, (ii) the Parties’ rights and obligations under ARTICLE V or ARTICLE X, (iii) actual, intentional fraud, or (iv) the express representations and warranties of each Party contained in this Agreement, the Investment Agreement and any other Buyer Deliverable or Seller Deliverable, no Party makes any other, and expressly disclaims and negates, and each Party hereby waives, any representation or warranty, express, statutory, implied, or otherwise, including with respect to:  (a) the quality, accuracy, completeness or materiality of the data, information and materials furnished (whether electronically, orally, by video, in writing, in any data room or by any other medium) at any time to it, its Affiliates and its and their respective Representatives in connection with such Party’s investigation of Sellers or the Properties, in the case of Buyer, or Buyer or the Buyer Common Stock, in the case of Sellers, or the Transactions (including with respect to title, costs, expenses, revenues, accounts receivable and accounts payable associated with the Properties or the properties of Buyer, the financial viability or productivity of the Properties or the properties of Buyer, the environmental or physical condition of the Properties or the properties of Buyer and federal, state, local or tribal income or other Tax consequences associated with the Properties or the properties of Buyer); (b) title; (c) the quality, quantity or volume of the reserves, if any, of the Hydrocarbons in or under the Properties or the properties of Buyer, both surface and subsurface; (d) compliance with contracts, including Applicable Contracts, and applicable Laws (including Environmental Laws); (e) the environmental condition of the Properties or the properties of Buyer; (f) absence of defects (latent or patent), safety and state of repair; (g) any warranty of freedom from patent, copyright or trademark infringement; (h) production rates, recompletion opportunities, decline rates and gas balancing information; and (i) merchantability, fitness for a particular purpose, or of conformity to models or samples of materials.  Except for (w) the special warranty of title contained in the Assignment, (x) the Parties’ rights and obligations under ARTICLE V or ARTICLE X, (y) actual, intentional fraud, or (z) the express representations and warranties of each Seller contained in this Agreement, the Investment Agreement and any other Buyer Deliverable or Seller Deliverable, at the Closing, the Properties are sold, and Buyer accepts the Properties in each case, “AS IS, WHERE IS AND WITH ALL FAULTS”.  Except for (w) the special warranty of title contained in the Assignment, (x) the Parties’ rights and obligations under ARTICLE V or ARTICLE X, (y) actual, intentional fraud, or (z) the express representations and warranties of each Seller contained in this Agreement or any Seller Deliverable there are no representations or warranties that extend beyond the face of this Agreement or the Investment Agreement as provided in (and subject to the terms and conditions of) ARTICLE X (Indemnification) and Article VI (Indemnification) of the Investment Agreement.

ARTICLE IV
COVENANTS

Section 4.1                                    Conduct of Business by Sellers.

(a)                                 From and after the Execution Date until the earlier of the Closing and the termination of this Agreement in accordance with ARTICLE XII (the “Interim Period”), except as consented to in writing by Buyer or provided for in this Agreement, Sellers shall:

(i)                                     cause the Properties to be maintained and operated in a good and workmanlike manner consistent with the manner of maintenance and operations prior to the Execution Date and operate the Properties in the Ordinary Course in compliance with applicable Laws; provided, however, that no Seller shall be obligated to complete, recomplete, or rework any of the Wells or drill any additional wells;

(ii)                                  pay or cause to be paid their proportionate share of all costs and expenses incurred in connection with such operations and Sellers will notify Buyer of ongoing activities and major capital expenditures in excess of $100,000 per activity on an 8/8ths basis, exclusive of the matters contemplated by the capital budget attached hereto as Exhibit J (such Exhibit J, with any changes or amendments as agreed to by Buyer and Sellers’ Representative in writing, is the “Capital Budget”), and shall consult with Buyer regarding all such matters and operations involving such expenditures;

(iii)                               pay, as they become due, all expenses related to the Properties, as would be paid by a reasonably prudent lessee or operator;

(iv)                              notify Buyer of any election that any Seller is required to make under any Applicable Contract, specifying the nature and time period associated with such election, and, if Buyer does not respond to the notifying Seller within sufficient time to enable such Seller to timely make such election, then such Seller shall make such election as would a reasonably prudent lessee or operator; provided, however, that no Seller nor any of Sellers’ Subsidiaries shall make any election to go non-consent or to not participate in any operation with respect to the Properties without Buyer’s prior written consent;

(v)                                 maintain insurance coverage on the Properties presently furnished by third parties that are not Affiliates of Sellers in the amounts and of the types presently in force;

(vi)                              use commercially reasonable efforts to keep Buyer reasonably apprised of any drilling, re-drilling or completion operations proposed or conducted by Sellers with respect to the Properties;

(vii)                           use commercially reasonable efforts to maintain in full force and effect all Leases that are presently producing in paying quantities;

(viii)                        pay any Production Taxes related to the Properties as such Production Taxes become due and payable, subject to Sellers’ rights under this Agreement to be reimbursed or indemnified by Buyer for the portion of such Production Taxes allocable to Buyer pursuant to Section 6.3; and

(ix)                              notify Buyer if any Lease terminates promptly upon learning of such termination.

(b)                                 During the Interim Period, except as (w) expressly provided in this Agreement, (x) contemplated by the Capital Budget, (y) required by Law or (z) consented to in writing by Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), Sellers shall not:

(i)                                     except for the transactions described on Schedule 4.1(b)(i) and Section 4.8(b), take any action to sell, transfer, farmout, dispose of, distribute, mortgage, encumber, pledge or enter into any agreement or arrangement for the sale, disposition, distribution, mortgage, encumbrance or pledge of, any of the Properties, other than dispositions of worn-out or obsolete equipment and other personal property in the Ordinary Course and of the Conveyed Hydrocarbons that are produced from the Properties in the Ordinary Course;

(ii)                                  except as otherwise permitted by this Agreement, enter into any transaction, the effect of which would be to cause Sellers’ Net Revenue Interest with respect to the production of Hydrocarbons from any Listed Interest to be less than, or Sellers’ Working Interest with respect to the production of Hydrocarbons from any Listed Interest to be more than, that shown in Exhibit C for such Listed Interest, unless, with respect to any such increase in Working Interest, there is a proportionate increase in the Net Revenue Interest with respect to such Listed Interest;

(iii)                               except for (A) emergencies, (B) lease operating expenses incurred in the Ordinary Course, or (C) operations described in Section 4.1(a)(iv) or contemplated in the Capital Budget or by Section 4.8, enter into any contract or commitment or assume or incur any obligation with respect to the Properties’ operations involving expenditures in excess of $100,000 in the aggregate;

(iv)                              relinquish voluntarily its position as operator with respect to any Property;

(v)                                 violate, breach or default under, in any material respect, any Applicable Contract or Lease;

(vi)                              except as set forth on Schedule 4.1(b)(vi), enter, or agree to enter, into any agreement that, if in existence as of the Execution Date, would be an Applicable Contract, or amend or modify any Applicable Contract;

(vii)                           waive, release, assign, settle or compromise any claim, action or proceeding relating to the Properties, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages not in excess of $100,000 individually or in the aggregate (excluding amounts to be paid under insurance policies); or

(viii)                        enter into any agreement to do any of the foregoing prohibited by this Section 4.1.

(c)                                  Notwithstanding the foregoing, (i) Buyer acknowledges and agrees that any acts or omissions of the other working interest owners (and operators) of the Properties that Sellers do not have any contractual right to control shall not constitute a breach of this Section 4.1 and (ii) Buyer’s consent shall not be required with respect to any action taken by Sellers or their Subsidiaries as required by Law or as specifically contemplated by other provisions of this Agreement.

Section 4.2                                    Conduct of Business by Buyer.  During the Interim Period, except as (i) expressly provided by this Agreement, (ii) required by Law or (iii) consented to in writing by Sellers’ Representative (which consent shall not be unreasonably withheld, conditioned or delayed), Buyer shall not, and shall cause its Subsidiaries not to:

(a)                                 except for transactions solely among Buyer and its wholly-owned Subsidiaries or among Buyer’s wholly-owned Subsidiaries (i) declare, set aside or pay dividends on, or make any other distribution with respect of, any outstanding capital stock or, or other equity interests in, Buyer or its Subsidiaries or (ii) split, combine or reclassify any capital stock of, or other equity interest in, Buyer;

(b)                                 enter into or conduct any recapitalizations of Buyer; provided, however, that in no event shall the Financing be considered a recapitalization; or

(c)                                  enter into any agreement to do any of the foregoing prohibited by this Section 4.2.

Section 4.3                                    Reports.  Subject to Section 4.10, Sellers and Buyer agree to cooperate with each other in connection with the preparation by such Parties of any report to any federal, state or local Governmental Bodies that are required of such Parties as the result of the execution and delivery of this Agreement or the consummation of the Transactions.

Section 4.4                                    Efforts.  Subject to Section 4.10, Each Party will use commercially reasonable efforts to take, or to cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the Transactions, including (a) cooperation in determining whether any action by or in respect of, or filing with, any Governmental Body is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the Transactions; (b) cooperation in seeking and obtaining any such actions, consents, approvals, or waivers; and (c) the execution of any additional instruments necessary to consummate the Transactions.  Promptly after the Closing, Buyer shall:  (i) actively pursue the approval of all Customary Post-Closing Consents from the applicable Governmental Bodies; (ii) subject to Sellers’ obligations pursuant to Section 5.10, actively pursue all other consents and approvals that may be required in connection with the assignment of the Properties to Buyer and the assumption of the rights, interests, obligations and liabilities assumed by Buyer hereunder that have not been obtained prior to Closing, at Buyer’s sole cost and expense; and (iii) except as otherwise set forth herein, deliver all notices that may be required in connection with the assignment of the Properties to Buyer and the assumption of the rights, interests, obligations and liabilities assumed by Buyer hereunder.

Section 4.5                                    Operatorship.  Buyer acknowledges and agrees that the co-working interest owners in the Properties may not allow Buyer to succeed any Seller as operator and that Sellers have made no representation, warranty or other guarantee that Buyer will succeed any Seller as operator.  However, Sellers will assist Buyer in Buyer’s efforts to succeed any Seller as operator of any Wells included in the Properties.  Buyer shall, promptly following Closing, file all appropriate forms and declarations or bonds with Governmental Bodies relative to its assumption of operatorship.  For all Properties operated by any Seller or any Affiliate of any Seller, or Arris or any of its Affiliates, such Seller shall, or shall cause such Affiliate to, execute and deliver to Buyer, and Buyer shall promptly file the appropriate forms with the applicable Governmental Body transferring operatorship of such Properties to Buyer.

Section 4.6                                    Return of Information.  In the event of termination of this Agreement, each Party shall promptly comply with its respective obligations under the Confidentiality Agreements regarding the return and destruction of Evaluation Material and Confidential Information (as such terms are defined in the Confidentiality Agreements).

Section 4.7                                    Amendment of Schedules.  Buyer agrees that, with respect to the representations and warranties of Sellers contained in this Agreement, Sellers’ Representative shall have the continuing right prior to the Closing to add, supplement or amend the Seller Disclosure Schedules to its representations and warranties in ARTICLE III with respect to any matter arising after the Execution Date which, if existing on the Execution Date, would have been required to be set forth or described in such Seller Disclosure Schedules.  For all purposes of this Agreement, including for purposes of determining whether Buyer’s closing conditions in Section 7.2 have been fulfilled and for purposes of determining Sellers’ indemnification obligations under Section 10.4(a), the Seller Disclosure Schedules to Sellers’ representations and warranties contained in this Agreement shall be deemed to include only that information contained therein on the Execution Date and shall be deemed to exclude all information contained in any addition, supplement or amendment thereto.

Section 4.8                                    New Leases and Exchange of Properties.

(a)                                 New Leases.

(i)                                     After the Execution Date, Sellers may acquire, directly or indirectly, any oil and gas leases or subleases (other than the Properties) that meet the criteria set forth on Schedule 4.8(a) (the “New Leases”) and may use all or any portion of the Deposit to fund such acquisitions.  Once acquired, the New Leases will be considered “Leases” for all purposes hereunder.

(ii)                                  Promptly, but no later than the Defect Deadline, Sellers’ Representative must provide written notice to Buyer of Sellers’ ownership or acquisition of any New Leases (including any New Leases for which a binding purchase agreement or assignment has been executed, even if closing has not occurred), with full and complete details and documentation, including title run sheets and field notes, the oil and gas or oil, gas and mineral lease(s) and other instruments comprising the offered New Leases and conveyance instruments, if any, as well as updated versions of Exhibit A-1 and Exhibit C including such New Leases (with the Allocated Value of each New Lease calculated using the New Lease Purchase Price).

(iii)                               Buyer shall have fifteen (15) days from receipt of any written notice delivered pursuant Section 4.8(a)(ii) to deliver any Title Notices or Environmental Notices with respect to any New Lease, which notices must meet the requirements set forth in the respective definitions thereof.  If Buyer delivers any Title Notices or Environmental Notices, then Sellers’ Representative shall elect either to (i) attempt to cure such Title Defect or Environmental Defect, as the case may be, for which Sellers shall have 15 days from receipt of the Title Notice or Environmental Notice, as applicable to take such curative actions; provided, however, that any attempt to cure shall not be a waiver of Sellers’ continuing right to dispute the alleged Title Defect and Title Defect Amount or the alleged Environmental Defect or Environmental Defect Amount, as the case may be, or (ii)(A) refund to Buyer, if such election is made after the Closing or (B) reduce the Purchase Price, if such election is made prior to the Closing, by an amount equal to the Title Defect Amount or the Environmental Defect Amount, as the case may be.  If the Parties disagree with respect to the alleged Title Defect or Environmental Defect or the alleged Title Defect Amount or Environmental Defect Amount, the validity of the Title Notice or Environmental Notice or any curative actions taken with respect thereto, then the Parties shall resolve such disagreement pursuant to the procedures set forth in ARTICLE XI.

(iv)                              At the Closing, as provided for in Section 2.2(a)(iv), Buyer shall pay Sellers, by wire transfer in immediately available funds, $20,000 per Net Mineral Acre for any New Leases (including any New Leases for which a binding purchase agreement or assignment has been executed, even if closing has not occurred) (the “New Lease Purchase Price”).  Notwithstanding the foregoing, in no event will Buyer be required to acquire from Sellers any New Leases that result in the acquisition by Buyer of Net Mineral Acres from Sellers or indirectly pursuant to the Arris SPSA in excess of 60,300 Net Mineral Acres, in the aggregate.

(b)                                 Exchange of Properties.  During the Interim Period, Sellers’ Representative may deliver to Buyer written proposals for the exchange of Sellers’ interest in the Leases for non-producing oil and gas leasehold interests owned by third Persons.  The written proposal will include the following: (i) a description of the Leases included in the exchange; (ii) a description of the third-Person oil and gas leasehold interests that includes the same categories of information as set forth on Exhibit A-1 for the Leases; (iii) any additional consideration being paid (i.e., “boot”); (iv) any diligence information related to the third-Person leasehold interests including any title or environmental reports; and (v) the material terms of the exchange agreement.  Within five Business Days after receipt of the written proposal, Buyer will advise Sellers’ Representative whether it approves the exchange.  If Buyer does not respond to Sellers’ Representative within five Business Days, the exchange will be deemed approved.  If Buyer approves the exchange or the exchange is deemed approved, then Sellers may take such actions as necessary to consummate the exchange transaction as reflected in the written proposal.  If Buyer does not approve the exchange transaction, then Sellers will take no further action to consummate the transaction.  There shall be no adjustment to the Base Purchase Price for Net Mineral Acres covered by Leases transferred by Sellers in an approved exchange transaction, to the extent exchanged for a like number of Net Mineral Acres acquired by Sellers in such exchange. Any incremental Net Mineral Acres acquired in such exchange would be considered New Leases, and exchange “boot” cash consideration paid by Sellers to the transferor in connection with such an exchange shall be considered cash expended by Sellers to acquire New Leases for the purposes of Section 2.2(b)(vi).

Section 4.9                                    Access to Required Information.

(a)                                 Following the Execution Date, and until the date that is one hundred eighty (180) days following the Closing Date, Sellers agree to make available to Buyer, during normal business hours, any and all existing Required Information in the possession of Sellers relating to Sellers or the Properties or, prior to the Closing only, in the possession of Sellers, for the periods from the respective date of formation of each Seller to the Closing Date that Buyer may reasonably require.

(b)                                 Following the Execution Date and until the first anniversary of the Closing Date, Sellers will use their commercially reasonable efforts to cooperate with the independent auditors chosen by Buyer (“Buyer’s Auditor”) in connection with their audit or review of any financial statements of Sellers or their assets that Buyer requires to comply with its tax and financial reporting requirements and audits that may be required by the SEC under the Securities Act and/or the Exchange Act, which cooperation will include reasonable access during normal business hours to Sellers’ employees, representatives and agents who were responsible for preparing the financial statements and work papers and other supporting documents used in the preparation of financial statements, as may be reasonably required by Buyer’s Auditor to perform an audit in accordance with generally accepted auditing standards; provided, however, that (i) Buyer must reimburse Sellers, within five (5) Business Days after demand therefor, for any reasonable documented out-of-pocket costs with respect to any costs incurred by Sellers in complying with this provisions of this Section 4.9, and (ii) such requested cooperation does not unreasonably interfere with the ongoing operations of Sellers or their Affiliates.

(c)                                  For the avoidance of doubt, prior to Closing, no Tax information shall be required to be provided to Buyer under this Section 4.9 if the provision of such information may result in a waiver of any legal privilege.

Section 4.10                             HSR Act Filings.  Each Party shall as promptly as practicable, but in no event later than 15 Business Days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”) the notification and report form, if any, required for the Transactions and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act.  All filing fees payable under the HSR Act shall be borne and paid 50% by Sellers and 50% by Buyer.  Each Party shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act. The Parties shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request.  Each Party shall use its commercially reasonable efforts to obtain any clearance required under the HSR Act for the consummation of the Transactions; provided, however, that Buyer and its Affiliates shall not be required to (i) divest or otherwise dispose of, or hold separate, all or any portion of any property or other asset or the operations of any such property or other asset or (ii) agree or become subject to any limitations on their rights to control, operate or exercise the full rights of ownership of such assets or operations, including, in each case, the assets purchased hereunder and the operations thereof from and after the Closing.

Section 4.11                             Financing Cooperation.

(a)                                 During the Interim Period, upon the request of Buyer, Sellers shall, and shall use commercially reasonable efforts to cause their Representatives to, cooperate reasonably in connection with the Financing (so long as such requested cooperation does not unreasonably interfere with the conduct of the business of the Sellers), including any offering of securities, requested repayment or refinancing of Indebtedness of Buyer and any SEC filing to be made by Buyer, including, as applicable, by: (i) providing Required Information reasonably requested by Buyer or its Financing Sources to the extent in Sellers’ possession, or obtainable by Sellers; (ii) assisting at Buyer’s sole expense in the preparation of SEC filings to be made by Buyer, offering memoranda, private placement memoranda, prospectuses, bank confidential information memoranda, rating agency presentations and similar documents, in each case, in connection with the Financing (“Offering Documents”); (iii) (A) using reasonable commercial efforts to cause any accountants retained by Sellers to cooperate with Buyer, including by participating in drafting sessions and accounting due diligence sessions, obtaining the consent of, and customary comfort letters from, such accountants (including by providing customary management letters and requesting legal letters to obtain such consent) in connection with any securities offering by Buyer if reasonably necessary or desirable for Buyer’s use of Sellers’ or its Subsidiaries’ financial statements, (B)  using reasonable commercial efforts to cause any independent reservoir engineers retained by Sellers to cooperate with Buyer, including by participating in drafting sessions and reservoir engineer due diligence sessions, obtaining the consent of, and customary comfort letters from, such engineers (including, if necessary, by providing customary management letters and requesting legal letters to obtain such consent) in connection with any securities offering by Buyer if reasonably necessary or desirable for Buyer’s use of Sellers’ or its Subsidiaries’ reserve reports, (C) cooperating with the Buyer’s or other relevant independent reservoir engineers in connection with the drafting of any customary comfort letters that such independent engineers may be required to deliver in connection with any securities offering and

(D) cooperating with Buyer’s legal counsel in connection with any legal opinions that such legal counsel may be required to deliver in connection with any securities offering as part of the Financing (the fees in respect of which shall be the responsibility of Buyer); (iv) cooperating reasonably with any due diligence requests of the Financing Sources, to the extent customary and reasonable; (v) in connection with any such Financing, provide customary authorization letters authorizing the distribution of information to prospective lenders and containing a customary representation that at the time of the delivery of such authorization letter all written factual information concerning the Properties (other than (A) any projections regarding their future performance, (B) other forward-looking information and (C) information of a general economic or industry nature), that has been made available to Buyer or any Financing Source by any Seller or any of its representatives on its behalf in connection with the Financing, when taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made; and (vi) furnishing promptly all documentation and other information reasonably requested by a Financing Source or required by any Governmental Body under applicable “know your customer,” anti-bribery and anti-money laundering rules and regulations, including the PATRIOT Act, the FCPA, and economic sanctions administered by the Office of Foreign Properties Control of the U.S. Treasury Department.

(b)                                 Notwithstanding the foregoing, (i) none of Sellers nor any of their Subsidiaries shall be required to incur any liability in connection with the Financing (including commitment, underwriting or similar fees), (ii) nothing shall require such cooperation to the extent it would require any Seller to waive or amend any terms of this Agreement and (iii) neither Sellers nor any of their Subsidiaries shall be required to take any action or provide access to or disclose information where such Person reasonably determines that such action, access or disclosure would (A) jeopardize attorney-client or other legal privilege or (B) result in the contravention of any applicable Laws.  Buyer shall promptly, upon request of Sellers, reimburse Sellers and their Subsidiaries, as applicable, for all reasonable out-of-pocket costs incurred by Sellers or their Subsidiaries in connection with this Section 4.11.

(c)                                  Buyer acknowledges and agrees that its obtaining Financing is not a condition to any of its obligations hereunder. For the avoidance of doubt, if any Financing referred to in this Section 4.11 is not obtained for any reason other than Sellers’ material breach of its obligations hereunder, Buyer shall continue to be obligated to consummate the transactions contemplated by this Agreement, subject to and on the terms contemplated by this Agreement.

Section 4.12                             Existence of 299 Resources.  Sellers’ Representative shall cause 299 Resources to remain duly organized, validly existing and in good standing under the laws of the State of Delaware for the 12-Month Survival Period.

Section 4.13                             Termination of Certain Applicable Contracts.  On or before Closing, (a) Sellers will terminate or cause their respective Affiliates to terminate, effective as of the Closing Date, any contracts or agreements between any Seller and any Affiliate of any Seller, and (b) Sellers will terminate or cause Arris to terminate, effective as of the Closing Date, any contracts or agreements between any Seller and Arris or any Affiliate of Arris, insofar and only insofar, with respect to clauses (a) and (b), as such contracts or agreements bind the Properties.

Section 4.14                             Transition Services Agreement.  Upon the written request of Buyer, the Parties will work in good faith to enter into a mutually-agreeable transition services agreement for the Sellers’ continued operation of the Properties at and after Closing.

ARTICLE V
EXAMINATION OF TITLE AND PROPERTIES

Section 5.1                                    Access.

(a)                                 From and after the Execution Date until 5:00 p.m., Central time, on November 7, 2016 (the “Defect Deadline”), Sellers shall, and shall cause their Subsidiaries to, give Buyer (and any of its Representatives) reasonable access to the Properties (including the Records in Sellers’ possession), as well as to Sellers’ personnel, if any, that work primarily on the Properties, solely for the purpose of Buyer’s due diligence investigation of the Properties, but only to the extent that Sellers may do so without violating any confidentiality or other obligations to any third Person and only to the extent that Sellers have the authority to grant such access without breaching any obligation or restriction binding on Sellers, or any of their respective Affiliates.  Such access by Buyer shall be limited to Sellers’ normal business hours, and Buyer’s investigation shall be conducted in a manner that minimizes interference with the operation of the Properties and at the sole cost and expense of Buyer.

(b)                                 Buyer acknowledges that the permission of the operator (if other than any Seller) or another third Person may be required before Buyer will be able to inspect portions of the Properties and that such permission must be obtained prior to the inspection of such portions.  Sellers shall use commercially reasonable efforts to, and shall cause Sellers’ Subsidiaries to use commercially reasonable efforts to, obtain such permission for Buyer upon Buyer’s written request.  All inspections pursuant to this Section 5.1 shall be conducted at Buyer’s sole cost, risk and expense, and any conclusions made from any such investigation done by Buyer or any of Buyer’s Representatives shall result from Buyer’s own independent review and judgment.  Buyer agrees to comply with (and to cause Buyer’s Representatives to comply with) the rules, regulations and instructions issued by Sellers or any third party operator of the Properties regarding the actions of Buyer (and Buyer’s Representatives) in conducting any inspection pursuant to this Section 5.1.

Section 5.2                                    Environmental Property Inspection.

(a)                                 From and after the Execution Date, Sellers shall permit Buyer and Buyer’s Representatives, at Buyer’s sole risk, cost and expense, reasonable access to the Properties operated by Sellers, and to Properties operated by any third-party operator (to the extent Sellers have obtained such operator’s approval for such access, which Sellers shall use reasonable efforts to obtain upon Buyer’s written request), to conduct field inspections for purposes of Buyer’s due diligence investigation of environmental matters relating to the Properties (“Buyer’s Environmental Review”).  In connection with the granting of such access, and except to the extent caused by the gross negligence or willful misconduct of any member of the Seller Indemnified Parties, Buyer agrees that Buyer shall be liable to Sellers for any and all damage to the Properties arising out of or relating to Buyer’s (or Buyer’s Representatives’) inspection and access to the Properties.  Buyer shall, and shall cause Buyer’s Representatives to, abide by

Sellers’ (or any of their respective Affiliates’) safety rules, regulations and operating policies of which they are informed in writing prior to conducting Buyer’s Environmental Review.  The scope of work comprising Buyer’s Environmental Review shall be limited to Phase I Activities; provided, however, in the event that Buyer’s environmental consultant conducting the Phase I Activities reasonably concludes, based upon the Phase I Activities, that it is necessary to conduct a Phase II Environmental Assessment on certain Properties in order for Buyer to fully assess the environmental condition of the Properties, ascertain the existence of an Environmental Defect, or the Environmental Defect Amount, Buyer may, with Sellers’ Representative’s prior written consent, such consent not to be unreasonably withheld, conditioned, or delayed, conduct such Phase II Environmental Assessment as to those specific Properties.  If Sellers’ Representative denies such consent for any reason, all Properties subject to such request, and all associated Properties, will be deemed Excluded Properties (such Properties are the “Environmental Review Excluded Properties”) and the Base Purchase Price will be reduced by the Allocated Values of all such Properties.  Buyer shall (i) consult with Sellers’ Representative before conducting any work comprising Buyer’s Environmental Review, (ii) perform its work in conducting Buyer’s Environmental Review in a safe and workmanlike manner and so as to not unreasonably interfere with Sellers’ or Sellers’ (or any of their respective Affiliates’) operations, (iii) comply with all applicable Laws, and (iv) reasonably promptly and completely restore the Properties to the condition such Properties existed in prior to the Buyer’s Environmental Review and repair any damage thereto resulting from Buyer’s Environmental Review.  Sellers shall have the right to have one or more representatives accompany Buyer at all times during Buyer’s Environmental Review, and Buyer shall give Sellers’ Representative at least forty-eight (48) hours’ notice prior to the start of its work on the Properties, unless Sellers’ Representative waives such requirement.  The Parties agree that all information discovered during Buyer’s Environmental Review shall be governed by the terms of the Seller Confidentiality Agreement (except to the extent such information is required to be provided under this Agreement (e.g., to an Arbitrator pursuant to ARTICLE XI)).

(b)                                 BUYER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE SELLER INDEMNIFIED PARTIES, FROM AND AGAINST ANY AND ALL LIABILITIES ARISING OUT OF, RESULTING FROM, BASED ON, ASSOCIATED WITH, OR RELATING TO, IN ANY WAY, THE ACCESS AFFORDED TO BUYER PURSUANT TO THIS ARTICLE V, REGARDLESS OF WHETHER SUCH LIABILITIES ARISE OUT OF OR RESULT FROM, SOLELY OR IN PART, THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY ANY OF THE SELLER INDEMNIFIED PARTIES, EXCEPTING ONLY LIABILITIES TO THE EXTENT RESULTING FROM THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF ANY OF THE SELLER INDEMNIFIED PARTIES.  THE FOREGOING INDEMNITY SHALL CONTINUE IN FULL FORCE AND EFFECT NOTWITHSTANDING ANY TERMINATION OF THIS AGREEMENT.

Section 5.3                                    Exclusive Remedy.  Except for (a)  the special warranty of title set forth in the Assignments and (b) Sellers’ representations and warranties in this Agreement as to matters that may affect title to the Properties or under Sections 3.1(h) and 3.1(aa) (clauses (a) and (b) are, collectively, the “Limited Representations”), the rights and remedies of Buyer set forth in this ARTICLE V shall be Buyer’s exclusive rights and remedies with respect to any defect of title (including any Title Defect), any Environmental Defect and any Environmental Liability with respect to the Properties, and the provisions of ARTICLE X shall not apply with respect to any defect in title (including any Title Defect), Environmental Defect or Environmental Liability.

Section 5.4                                    Notice of Title Defects and Title Benefits; Remedies.

(a)                                 If Sellers discover any Title Benefit, or Buyer discovers any Title Defect, then such Party may (but shall have no obligation to) deliver to the other Party, prior to the Defect Deadline, a Title Notice with respect to such Title Benefit or Title Defect, as applicable.  Except for the Limited Representations, Sellers and Buyer shall be deemed to have waived, and neither Buyer nor Sellers, respectively, shall have any liability for, any Title Benefit or Title Defect for which Buyer or Sellers, respectively, has not received a proper Title Notice on or before the Defect Deadline.  For the avoidance of doubt and except for the Limited Representations, if Buyer or Sellers fail to provide a Title Notice which satisfies the requirements set forth in the definition of Title Notice, then the relevant Title Defect(s) or Title Benefit(s), as the case may be, shall be deemed waived.

(b)                                 With respect to each Listed Interest for which Buyer has asserted a Title Defect pursuant to a Title Notice (each such Listed Interest, a “Title Defect Property”) that Sellers have not cured (and Buyer has not elected to waive in writing) on or before one (1) day prior to Closing (the “Defect Response Date”), unless a Party chooses to submit a Disputed Title Defect matter for arbitration pursuant to ARTICLE XI, the Base Purchase Price will be reduced by the aggregate Title Defect Amounts for all such Title Defect Properties (the aggregate amount is the “TD Purchase Price Adjustment Amounts”).

(c)                                  Notwithstanding anything to the contrary set forth herein, in no event shall there be any remedies provided by Sellers (other than with respect to the special warranty of title set forth in the Assignments), and Sellers shall not be responsible for, (i) any individual Title Defect for which the Title Defect Amount does not exceed $50,000 (the “Title Threshold”) and (ii) any Title Defect with respect to which the Title Defect Amount exceeds the Title Threshold, unless and until the aggregate of all such Title Defect Amounts that exceed the Title Threshold (excluding any Title Defect Amounts attributable to Title Defects that are cured by Sellers pursuant to Section 5.4(b)), exceeds an amount equal to $8,514,730.25 (the “Title Deductible”), and then only with respect to the amount of such Title Defect Amounts that exceed the Title Deductible; provided, however, the Title Threshold and Title Deductible will not apply to any Title Defects caused by or created by, through, or under Sellers.

(d)                                 With respect to each Lease or Well for which Sellers have asserted a Title Benefit pursuant to a Title Notice, the aggregate of the Title Benefit Amounts shall be offset against any Base Purchase Price reduction due to Title Defects and shall not cause any increase in the Base Purchase Price, it being understood the calculation of the aggregate TD Purchase Price Adjustment Amounts shall be net of such aggregate Title Benefit Amounts; provided, however, in no event shall there be any offset against the aggregate TD Purchase Price Adjustment Amounts provided by Sellers for any individual Title Benefit in a Lease or Well for which the aggregate Title Benefit Value of all Title Benefits with respect to such Leases or Wells does not exceed the Title Threshold or the Title Deductible.

Section 5.5                                    Title Defect Amount; Title Benefit Amount.

(a)                                 The amount by which the Allocated Value of any Listed Interest is reduced as a result of the existence of a Title Defect with respect thereto is the “Title Defect Amount”, which shall be determined in accordance with the following methodology, terms and conditions:

(i)                                     if Buyer and Sellers’ Representative agree on the Title Defect Amount, then such amount shall be the Title Defect Amount;

(ii)                                  if the Title Defect is a lien or encumbrance that is undisputed and liquidated in amount, then the Title Defect Amount shall be equal to the amount necessary to be paid to remove such encumbrance from the Listed Interest;

(iii)                               if the Title Defect represents a decrease in (A) the actual Net Revenue Interest for any Well or Lease, with respect to the Target Depth for such Well or Lease, below (B) the Net Revenue Interest stated on Exhibit C for such Well or Lease (and there is a corresponding decrease in the Working Interest for such Well or Lease below the Working Interest stated on Exhibit C with respect to the Target Depth for such Well or Lease), then the Title Defect Amount shall be the product of (y) the Allocated Value of such Well or Lease multiplied by (z) one (1), minus a fraction, the numerator of which is the actual Net Revenue Interest for such Well or Lease, with respect to the Target Depth for such Well or Lease, and the denominator of which is the Net Revenue Interest for such Well or Lease stated on Exhibit C;

(iv)                              if the Title Defect represents a decrease in (A) the actual Net Mineral Acres covered by a Lease (with respect to all of any Target Depth for such Lease) below (B) the Net Mineral Acres for such Target Depth for such Lease stated on Exhibit C, then the Title Defect Amount shall be the product of (x) the Allocated Value of such Lease for such Target Depth multiplied by (y) one (1), minus a fraction, the numerator of which is the actual Net Mineral Acres covered by such Lease (with respect to all of such Target Depth for such Lease) and the denominator of which is the Net Mineral Acres for such Target Depth for such Lease stated on Exhibit C;

(v)                                 if the Title Defect represents an obligation or encumbrance upon, or other defect in title to, the Listed Interest of a type not described above (including in the event a Title Defect affects some, but not all, of the associated Target Depth), the Title Defect Amount shall be determined by taking into account the Allocated Value of such Listed Interest, the portion of such Listed Interest affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of such Listed Interest, the values placed upon the Title Defect by Buyer and Sellers’ Representative and such other reasonable factors as are necessary to make a proper evaluation;

(vi)                              the Title Defect Amount with respect to any Listed Interest shall be determined without duplication of any costs or losses included in another Title Defect Amount hereunder; and

(vii)                           notwithstanding anything to the contrary set forth herein, the aggregate Title Defect Amounts attributable to the effects of all Title Defects upon any Listed Interest shall not exceed the Allocated Value of such Listed Interest.

(b)                                 The amount by which the Allocated Value of any Listed Interest is increased as a result of the existence of a Title Benefit with respect thereto is the “Title Benefit Amount”, which shall be determined in accordance with the following methodology, terms and conditions:

(i)                                     if Buyer and Sellers’ Representative agree on the Title Benefit Amount, then such amount shall be the Title Benefit Amount;

(ii)                                  if the Title Benefit represents an increase in (A) the actual Net Revenue Interest for any Well or Lease, with respect to the Target Depth for such Well or Lease, over (B) the Net Revenue Interest stated on Exhibit C for such Well or Lease (and there is a corresponding increase in the Working Interest for such Well or Lease above the Working Interest stated on Exhibit C with respect to the Target Depth for such Well or Lease), then the Title Benefit Amount shall be the product of (y) the Allocated Value of such Well or Lease multiplied by (z) the result obtained by subtracting one (1) from a fraction, the numerator of which is the actual Net Revenue Interest for such Well or Lease, with respect to the Target Depth for such Well or Lease, and the denominator of which is the Net Revenue Interest for such Well or Lease stated on Exhibit C;

(iii)                               if the Title Benefit represents an increase in (A) the actual Net Mineral Acres covered by a Lease (with respect all of any Target Depth for such Lease) above (B) the Net Mineral Acres for such Target Depth for such Lease stated on Exhibit C, then the Title Benefit Amount shall be the product of (x) the Allocated Value of such Lease for such Target Depth multiplied by (y) the result obtained by subtracting one (1) from a fraction, the numerator of which is the actual Net Mineral Acres covered by such Lease (with respect to all of such Target Depth for such Lease) and the denominator of which is the Net Mineral Acres for such Target Depth for such Lease stated on Exhibit C; and

(iv)                              if the Title Benefit Amount cannot be calculated pursuant to subsections (i), (ii) or (iii) (including in the event a Title Benefit affects some, but not all, of the associated Target Depth), then the Title Benefit Amount shall be determined by taking into account the Allocated Value of the Listed Interest, the legal effect of the Title Benefit, the potential economic effect of the Title Benefit over the life of the Listed Interest, the values placed upon the Title Benefit by Buyer and Sellers’ Representative and such other reasonable factors as are necessary to make a proper evaluation.

Section 5.6                                    Notice of Environmental Defects; Remedies.

(a)                                 If Buyer discovers any Environmental Defect, then Buyer may (but shall have no obligation to) deliver to Sellers’ Representative, prior to the Defect Deadline, an Environmental Notice with respect to such Environmental Defect.  Except for Sellers’ representations and warranties in Sections 3.1(h) and 3.1(aa) of this Agreement and the Retained Liabilities, Buyer shall be deemed to have waived, and Sellers shall have no liability for, any Environmental Defect for which Sellers’ Representative has not received an Environmental Notice on or before the Defect Deadline.  Except for Sellers’ representations and warranties in Sections 3.1(h) and 3.1(aa) of this Agreement and the Retained Liabilities, for the avoidance of doubt, if Buyer fails to provide an Environmental Notice which satisfies the requirements set forth in the definition of Environmental Notice, then the relevant Environmental Defect(s) shall be deemed waived.

(b)                                 With respect to each Property for which Buyer has asserted an Environmental Defect pursuant to an Environmental Notice (each such Property, an “Environmental Defect Property”) that Sellers have not cured (and Buyer has not elected to waive in writing) on or before the Defect Response Date, unless a Party chooses to submit a Disputed Environmental Matter to arbitration pursuant to ARTICLE XI, Sellers and Buyer shall elect by mutual agreement prior to Closing one of the following options with respect to such Environmental Defect:

(i)                                     reduce the Base Purchase Price by the Environmental Defect Amount attributable to such Environmental Defect Properties (the aggregate amount of all such reductions to the Base Purchase Price under this Section 5.6(b)(i), the “ED Purchase Price Adjustment Amount”);

(ii)                                  exclude the Environmental Defect Properties subject to such Environmental Defect and any related Properties from the Transactions and reduce the Base Purchase Price by the Allocated Value(s) of such excluded Properties; or

(iii)                               have Sellers indemnify Buyer against all Liabilities resulting from such Environmental Defect and associated remediation pursuant to an indemnity agreement mutually agreed by the Parties (each, an “Environmental Indemnity Agreement”);

provided, however, in the absence of mutual agreement, the Parties will be deemed to have elected (ii) above.

(c)                                  Notwithstanding anything to the contrary set forth herein, in no event shall there be any remedies provided by Sellers, and Sellers shall not be responsible for, (i) any individual Environmental Defect for which the Environmental Defect Amount does not exceed $50,000 (the “Environmental Threshold”) and (ii) any Environmental Defect with respect to which the Environmental Defect Amount exceeds the Environmental Threshold, unless and until the aggregate of all such Environmental Defect Amounts that exceed the Environmental Threshold (excluding the amount of Environmental Defect Amounts attributable to Environmental Defects that are cured by Sellers pursuant to Section 5.6(b)), exceeds an amount equal to $8,514,730.25 (the “Environmental Deductible”), and then only with respect to the amount of such Environmental Defect Amounts that exceed the Environmental Deductible.

Section 5.7                                    Title and Environmental Dispute Resolution.  If, as of the Closing Date, the Parties cannot agree upon (i) the existence of a Title Defect or Title Benefit, the adequacy of a Title Notice, the adequacy of any Title Defect curative materials submitted to Buyer, the Title Defect Amount with respect to any Title Defect or the Title Benefit Amount with respect to any Title Benefit (each, a “Disputed Title Matter”) or (ii) the existence of an Environmental Defect, the adequacy of an Environmental Notice, the adequacy of any Environmental Defect curative actions taken by Sellers, or the Environmental Defect Amount with respect to any Environmental Defect (each, a “Disputed Environmental Matter” and, together with any Disputed Title Matter, a “Disputed Matter”), then, in each case, the Disputed Matter shall be submitted to arbitration in accordance with the provisions of ARTICLE XI.  The affected Properties will be withheld from the Properties otherwise conveyed at the Closing and, subject to Sections 5.4(c) and 5.6(c), the aggregate Allocated Value thereof will be applied as a reduction to the Base Purchase Price for purpose of calculating the Closing Amount, but no such reduction shall be considered for purposes of Sections 7.1(f) and 7.2(f).  Upon resolution of the Disputed Matter, the affected Property will be conveyed to Buyer and Buyer will pay to Seller the Allocated Value thereof, subject to reduction in the Title Defect Amount or Environmental Defect Amount determined by the Arbitrator; provided, however, in the case of a Disputed Environmental Matter, if the Arbitrator determines that the Environmental Defect Amount exceeds the Allocated Value of the Environmental Defect Property, Sellers will retain the Property as an Excluded Property and Buyer shall make no payment therefor.

Section 5.8                                    Casualty Loss and Condemnation.  If, during the Interim Period, all or any portion of the Properties are destroyed or damaged by fire, flood, earthquake, windstorm, theft, vandalism, explosion, blowout, riot, sabotage, accident or other casualty of a similar nature or shall be taken by condemnation or under the right of eminent domain (each, a “Casualty Loss”; provided, however, that any such event that occurs in connection with any action taken pursuant to the Capital Budget or otherwise requested or approved by Buyer in accordance with this Agreement will not be considered a “Casualty Loss” for any purpose hereunder), and the value of such Casualty Losses, individually or in the aggregate, exceeds $200,000, then Buyer will be required to close, and Sellers’ Representative may elect (a) to cause the Properties affected by any casualty or taking to be repaired or restored to at least their condition prior to such casualty, at Sellers’ sole cost, as promptly as reasonably practicable (which work may extend beyond the Closing Date), or (b) reduce the Purchase Price by the “reduction in value” to the affected Properties caused by such Casualty Losses; provided, however, that such “reduction in value” shall not exceed the lesser of (i) the Allocated Value, if any, of the affected Properties and (ii) an amount mutually agreed upon by Buyer and Sellers’ Representative as the reasonable cost of repair of such Property, and in each such case, Sellers will retain all rights to insurance and other claims against third parties with respect to such Casualty Loss except to the extent Buyer and Sellers’ Representative otherwise agree in writing.

Section 5.9                                    Preferential Purchase Rights.

(a)                                 Delivery of Notice.  No later than 5:00 pm Central time on the date 10 Business Days after the Execution Date, Sellers’ Representative shall deliver notices to the applicable Persons required in connection with any applicable Preferential Purchase Right to purchase any Properties that are triggered by the execution of this Agreement or the consummation of the Transactions in accordance with the applicable agreements and contracts creating such Preferential Purchase Rights.  Prior to Closing, if Buyer discovers other Properties affected by Preferential Purchase Rights, Buyer shall notify Sellers’ Representative and Sellers’ Representative shall use commercially reasonable efforts to give the notices required in connection with the Preferential Purchase Rights prior to Closing.

(b)                                 Preferential Purchase Rights.

(i)                                     At Closing, (x) if the holder of any Preferential Purchase Right exercises such right, (y) if the time frame for the exercise of any Preferential Purchase Right has not expired and Sellers’s Representative has not received a written election or notice of an intent not to exercise or waive the Preferential Purchase Right, or (z) if a third Person exercises its Preferential Purchase Right, but fails to consummate the transaction prior to Closing, then (1)

that portion of the Properties affected by such Preferential Purchase Right shall be excluded from the Properties at Closing and deemed to constitute an Excluded Property and (2) the Base Purchase Price shall be adjusted downward by an amount equal to the Allocated Value of such affected Properties (the aggregate value of all such adjustments is the “PR Purchase Price Adjustment”).

(ii)                                  If a third Person exercises its preferential right to purchase, but does not consummate the transaction within the time frame specified in the Preferential Purchase Right (provided that the reason therefor is not Sellers’ default), then promptly (but in no event later than 15 Business Days) after such date (w) Sellers shall convey, effective as of the Effective Time, the affected Property to Buyer and the Parties shall execute and deliver all documents and take all such actions with respect to such Property required under Section 8.2, with any necessary conforming changes, (x) Buyer shall pay Seller the Allocated Value of the affected Property, (y) such Properties shall be deemed to constitute Properties hereunder for all purposes and shall not constitute Excluded Properties and (z) the “Closing Date” with respect to such Properties shall be deemed to be the date such Properties were conveyed from Seller to Buyer in accordance with this Section 5.9(b)(ii).

Section 5.10                             Consents.

(a)                                 Delivery of Notice.  No later than 5:00 pm Central time on the date 10 Business Days after the Execution Date, Sellers’ Representative shall deliver notices to the applicable Persons holding Consents requesting that the holders of such Consents (other than Customary Post-Closing Consents) grant their consent, in accordance with the applicable agreements and contracts creating such Consents.  Sellers shall use commercially reasonable efforts prior to the Closing, at Sellers’ expense, to procure all Consents (other than Customary Post-Closing Consents) necessary to transfer the Properties to Buyer.  Prior to Closing, if Buyer discovers other Properties affected by Consents, Buyer shall notify Sellers’ Representative and Sellers’ Representative shall use commercially reasonable efforts, at Sellers’ expense, to obtain such Consents prior to Closing.

(b)                                 Required Consents.  If (y) a Required Consent has not been obtained as of Closing or (z) any other Consent is denied in writing with respect to a Property (a “Restricted Property”), then (1) the Restricted Property shall not be conveyed at Closing and shall constitute an “Excluded Property”, (2) the Purchase Price shall be adjusted downward by the Allocated Value of such Restricted Property, (3) Sellers and Buyer shall use commercially reasonable efforts (and Buyer shall assist Sellers as reasonably requested) to obtain the Consent of the third Persons required thereunder, and (4) Sellers shall continue to comply with and be subject to the terms of Section 4.1 until the earlier to occur of the date such Restricted Properties are conveyed to Buyer in accordance with this Section 5.10(b) and the date 180 days following the Closing.  With respect to any such Restricted Property as to which the necessary approval or consent for the assignment or transfer to Buyer is obtained following Closing, then promptly (but in no event later than 15 Business Days) after such date (w) Sellers shall convey, effective as of the Effective Time, the affected Property to Buyer and the Parties shall execute and deliver all documents and take all such actions with respect to such Property required under Section 8.2, with any necessary conforming changes, (x) Buyer shall pay Seller the Allocated Value of the affected Property, (y) such Properties shall be deemed to constitute Properties hereunder for all purposes and shall not constitute Excluded Properties and (z) the “Closing Date” with respect to such Properties shall be deemed to be the date such Properties were conveyed from Seller to Buyer in accordance with this Section 5.10(b).  In the event that such Required Consent is not obtained within 180 days after Closing, then, after such date, such Restricted Property will permanently become an “Excluded Property” and neither Seller nor Buyer will have any further obligations hereunder with respect to such Restricted Properties.  Notwithstanding the foregoing, Seller shall not be required to renew or extend any Restricted Property at the end of its primary term.  The aggregate value of all adjustments to the Purchase Price made pursuant to this Section 5.10 shall be referred to as the “RC Purchase Price Adjustment.”

(c)                                  Exclusive Remedy.  Except for Sellers’ representations and warranties under Section 3.1(k), the rights and remedies of Buyer set forth in this Section 5.10 shall be Buyer’s exclusive rights and remedies with respect to any Consent applicable to the Properties.

(d)                                 Consents of Certain Rights-of-Way.  Sellers shall use their commercially reasonable efforts, at Sellers’ sole expense, to obtain the Consents associated with the rights-of-way described on Schedule 3.1(s) from the holders of such Consents on or before the Closing Date.  Such Consents must approve the transfer of such rights-of-way from both (i) Energen Resources Corporation to 299 Resources and (ii) 299 Resources to Buyer.  In lieu of obtaining such Consents, Sellers may obtain, at Sellers’ sole expense, new grants of rights-of-way conveying rights of access and use at least as favorable to Sellers as those provided for in the instruments affected by the Consents.

ARTICLE VI
TAX MATTERS

Section 6.1                                    Purchase Price Allocation.  Buyer and Sellers’ Representative shall use commercially reasonable efforts to agree on an allocation of the Base Purchase Price and any other items properly treated as consideration for U.S. federal income Tax purposes among the Properties within thirty (30) days after the date that the Final Settlement Statement is delivered (the “Purchase Price Allocation”).  The Purchase Price Allocation shall be made in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder by the United States Department of the Treasury (the “Treasury Regulations”).  If Sellers’ Representative and Buyer reach an agreement with respect to the Purchase Price Allocation, (i) Buyer and Sellers’ Representative shall use commercially reasonable efforts to update the Purchase Price Allocation in accordance with Section 1060 of the Code, following any adjustment to the Base Purchase Price under this Agreement, and (ii) Buyer and Sellers shall, and shall cause their Affiliates to, report consistently with the Purchase Price Allocation, as adjusted, on all Tax Returns and reports, including Internal Revenue Service Form 8594, and neither Party nor its Affiliates shall take any position on any Tax Return that is inconsistent with such Purchase Price Allocation, as adjusted, unless such position is mutually agreed by the Parties or required to be taken pursuant to a final determination, as defined in Section 1313 of the Code.

Section 6.2                                    Tax Returns.  Sellers’ Representative shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for Production Taxes required to be filed on or before the Closing Date.  Buyer shall timely file or cause to be filed all Tax Returns for

Production Taxes required to be filed after the Closing Date and shall timely pay or cause to be paid to the taxing authorities all Production Taxes that become due and payable after the Closing Date.  Any penalty, addition to Tax, or interest levied or assessed with respect to any Production Tax shall be allocated to, and shall be payable by, the Party to which the Tax to which such penalty, addition to Tax or interest relates is allocated, regardless of when such penalty, addition to Tax, or interest is levied or assessed; provided, however, that the liability for any penalty, addition to Tax, or interest levied or assessed with respect to any failure of Buyer to comply with the previous sentence shall be allocated to, and shall be payable by, Buyer; provided, further, that Buyer shall not be liable for any penalty, addition to Tax, or interest levied or assessed with respect to any Tax Return that was required to be filed on or before the Closing Date.

Section 6.3                                    Allocation of Production Taxes.

(a)                                 Severance Taxes shall be deemed attributable to the period during which the production of the Hydrocarbons with respect to such Production Taxes occurred, and liability therefor shall be allocated to Sellers for any Severance Taxes attributable to any Pre-Effective Time Tax Period, and to Buyer for any Severance Taxes attributable to any Post-Effective Time Tax Period.

(b)                                 Property Taxes shall be deemed attributable to the period during which ownership of the applicable Properties gives rise to liability for such Property Taxes, and liability therefor allocated to Sellers for (i) all taxable periods ending prior to the Effective Time and (ii) the portion of any Straddle Period ending immediately prior to the Effective Time, and to Buyer for (A) all taxable periods beginning at or after the Effective Time and (B) the portion of any Straddle Period beginning at the Effective Time.  For purposes of determining the allocations described in this Section 6.3(b), Property Taxes pertaining to a Straddle Period shall be allocated between the portion of such Straddle Period ending immediately prior to the Effective Time and the portion of such Straddle Period beginning at the Effective Time by prorating each such Property Tax based on the number of days in the applicable Straddle Period that occur before the date on which the Effective Time occurs, on the one hand, and the number of days in such Straddle Period that occur on or after the date on which the Effective Time occurs, on the other hand.

(c)                                  To the extent the actual amount of Production Tax is not determinable at the time an adjustment to the Base Purchase Price is to be made with respect to such Production Tax pursuant to Section 2.2 and/or Section 9.1, as applicable, (i) the Parties shall utilize the most recent information available in estimating the amount of such Production Tax for purposes of such adjustment, and (ii) upon the later determination of the actual amount of such Production Tax, timely payments will be made from one Party to the other to the extent necessary to cause each Party to bear the amount of such Production Tax that is allocable to such Party under Sections 6.3(a) and 6.3(b).

(d)                                 Buyer shall be entitled to all rights to any refunds of Production Taxes allocable to Buyer pursuant to Sections 6.3(a) and 6.3(b) regardless of when received.  Sellers shall be entitled to all rights to any refunds of Production Taxes allocable to Sellers pursuant to Sections 6.3(a) and 6.3(b).  If a Party or any of its Affiliates receives a refund of Production Taxes to which the other Party is entitled pursuant to this Section 6.3(d), such receiving Party shall forward to the other Party the amount of such refund within thirty (30) days after such refund is received, net of any reasonable costs or expenses incurred by such receiving Party in procuring such refund. If any payment pursuant to this Section 6.3(d) is subsequently reduced or disallowed, the Party receiving such payment shall indemnify and hold harmless the Party making such payment (and its Affiliates) from and against any Loss that is attributable to such reduction or disallowance.

Section 6.4                                    Transfer Taxes.  Notwithstanding any requirement of Law, and notwithstanding anything else to the contrary in this Agreement, all Transfer Taxes required to be paid in connection with the sale or transfer of the Properties under this Agreement shall be paid 50% by Sellers and 50% by Buyer.  Buyer shall prepare and timely file all Tax Returns required to be filed in respect of Transfer Taxes.  If required by applicable Law, the applicable Seller will join in the execution of any such Tax Return.  and to execute and deliver any certificates or forms reasonably needed (i) for the preparation and filing of Tax Returns and other documentation relating to Transfer Taxes as may be required by applicable Law and (ii) to mitigate, reduce or eliminate any Transfer Taxes required to be paid in connection with the sale or transfer of the Properties under this Agreement.

Section 6.5                                    Cooperation.  After the Closing Date, each of Sellers and Buyer shall (and shall cause their respective Affiliates to):

(a)                                 assist the other Party in preparing any Tax Returns which such other Party is responsible for preparing and filing in accordance with Section 6.2, and in connection therewith, provide the other Party with any necessary powers of attorney;

(b)                                 cooperate fully in preparing for and defending any audits of, or disputes with taxing authorities regarding, any Tax with respect to the Properties;

(c)                                  make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes with respect to the Properties; and

(d)                                 furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to the Properties.

ARTICLE VII
CONDITIONS PRECEDENT TO CLOSING

Section 7.1                                    Sellers’ Conditions.  The obligations of Sellers at the Closing are, at their option, subject to the satisfaction at or prior to the Closing of the following conditions:

(a)                                 (i) The Buyer Fundamental Representations shall be true and correct in all respects at and as of the Closing Date (other than (A) representations and warranties that refer to a specified date, which need only be true and correct in all respects as of such specified date and (B) representations and warranties from the Investment Agreement incorporated herein pursuant to Section 3.2(e) and included in the Buyer Fundamental Representations, which, to the extent directly affected by the occurrence of the Financing, only need to be true and correct after giving effect to the Financing, as applicable), and (ii) all other representations and warranties of Buyer set forth in Section 3.2 shall be true and correct in all respects (in each case, without giving effect to any materiality, material, or Buyer Material Adverse Effect standard or qualification) at and as of the Closing Date (other than (A) representations and warranties that refer to a specified date, which need only be true and correct in all respects as of such specified date and (B) representations and warranties from the Investment Agreement incorporated herein pursuant to Section 3.2(e), which, to the extent directly affected by the occurrence of the Financing, only need to be true and correct after giving effect to the Financing, as applicable), except, solely in the case of this clause (ii), to the extent that the failure of such representations and warranties to be true and correct in all respects have not had and would not reasonably be expected to have a Buyer Material Adverse Effect.

(b)                                 Buyer shall have performed, or complied with, in all material respects, the agreements and covenants required by this Agreement to be performed and satisfied by Buyer prior to or at the Closing.

(c)                                  No Order issued by any Governmental Body or arbitrator restraining or prohibiting the consummation, in whole or in part, of the Transactions shall be in effect.

(d)                                 Buyer shall have delivered (or shall be ready, willing and able to deliver) to Sellers’ Representative all of the Buyer Deliverables.

(e)                                  (i) The conditions to closing in the Arris SPSA shall have been satisfied or waived in accordance with their terms and the parties thereto shall have indicated that they are ready, willing and able to consummate the transactions contemplated thereby and (ii) (A) the representations and warranties set forth in Article III of the Investment Agreement shall be true and correct in all material respects at and as of the Closing Date (other than such representations and warranties that refer to a specified date, which need only be true and correct in all material respects as of such specified date), (B) the Company (as defined in the Investment Agreement) shall have performed, or complied with, in all material respects, the agreements, covenants and delivery obligations required by the Investment Agreement to be performed and satisfied by the Company (as defined in the Investment Agreement) prior to or at the Closing, and (C) the Company (as defined in the Investment Agreement) shall have executed and delivered to the Investors (as defined in the Investment Agreement) a counterpart of the Investment Agreement.

(f)                                   The sum (without duplication) of (i) the TD Purchase Price Adjustment Amount, (ii) the ED Purchase Price Adjustment Amount, (iii) the RC Purchase Price Adjustment, (iv) the PR Purchase Price Adjustment, (v) the sum of all uncured Casualty Losses under Section 5.8, (vi) the aggregate Allocated Values of all Environmental Review Excluded Properties and (vii) the sum of the TD Purchase Price Adjustment Amount, the ED Purchase Price Adjustment Amount, the sum of all uncured Casualty Losses under Section 5.8 and all Allocated Values of all Environmental Review Defect Properties (in each case of this clause (vii), as defined in the Arris SPSA), shall be less than twenty percent (20%) of the sum of (A) the Base Purchase Price and (B) the Base Purchase Price (as defined in the Arris SPSA).

(g)                                  Any waiting period (and any extension thereof) under the HSR Act applicable to Transactions shall have expired or been terminated, or clearance shall otherwise have been granted by the relevant Governmental Bodies.

Section 7.2                                    Buyer’s Conditions.  The obligations of Buyer at the Closing are, at its option, subject to the satisfaction at or prior to the Closing of the following conditions:

(a)                                 (i) The Seller Fundamental Representations shall be true and correct in all respects at and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct in all respects as of such specified date), and (ii) all other representations and warranties of Sellers set forth in Section 3.1 shall be true and correct in all respects (in each case, without giving effect to any materiality, material, or Seller Material Adverse Effect standard or qualification) at and as of the Closing (other than representations and warranties that refer to a specified date, which need only be true and correct in all respects as of such specified date), except, solely in the case of this clause (ii), to the extent that the failure of such representations and warranties to be true and correct in all respects have not had and would not reasonably be expected to have a Seller Material Adverse Effect.

(b)                                 Sellers shall have performed, or complied with, in all material respects, the agreements and covenants required by this Agreement to be performed and satisfied by Sellers prior to or at the Closing.

(c)                                  No Order issued by any Governmental Body or arbitrator restraining or prohibiting the consummation, in whole or in part, of the Transactions shall be in effect.

(d)                                 Sellers’ Representative shall have delivered (or shall be ready, willing and able to deliver) to Buyer all of the Seller Deliverables.

(e)                                  (i) The conditions to closing in the Arris SPSA shall have been satisfied or waived in accordance with their terms and the parties thereto shall have indicated that they are ready, willing and able to consummate the transactions contemplated thereby and (ii) (A) the representations and warranties set forth in Article IV of the Investment Agreement shall be true and correct in all material respects at and as of the Closing Date (other than such representations and warranties that refer to a specified date, which need only be true and correct in all material respects as of such specified date), (B) the Investors (as defined in the Investment Agreement) shall have performed, or complied with, in all material respects, the agreements, covenants and delivery obligations required by the Investment Agreement to be performed and satisfied by the Investors (as defined in the Investment Agreement) prior to or at the Closing, and (C) the Investors (as defined in the Investment Agreement) shall have executed and delivered to the Company (as defined in the Investment Agreement) a counterpart of the Investment Agreement.

(f)                                   The sum (without duplication) of (i) the TD Purchase Price Adjustment Amount, (ii) the ED Purchase Price Adjustment Amount, (iii) the RC Purchase Price Adjustment, (iv) the PR Purchase Price Adjustment, (v) the sum of all uncured Casualty Losses under Section 5.8, (vi) the aggregate Allocated Values of all Environmental Review Excluded Properties and (vii) the sum of the TD Purchase Price Adjustment Amount, the ED Purchase Price Adjustment Amount, the sum of all uncured Casualty Losses under Section 5.8 and all Allocated Values of all Environmental Review Defect Properties (in each case of this clause (vii), as defined in the Arris SPSA), shall be less than twenty percent (20%) of the sum of (A) the Base Purchase Price and (B) the Base Purchase Price (as defined in the Arris SPSA).

(g)                                  Since the Execution Date, there shall not have occurred and be continuing any Seller Material Adverse Effect within the meaning of clause (b) of the definition thereof.

(h)                                 Any waiting period (and any extension thereof) under the HSR Act applicable to Transactions shall have expired or been terminated, or clearance shall otherwise have been granted by the relevant Governmental Bodies.

ARTICLE VIII
CLOSING

Section 8.1                                    Preliminary Settlement Statement and Closing.

(a)                                 Preliminary Settlement Statement.  With respect to each of the items listed in Section 2.2, Sellers shall prepare (based on the best information then available to Sellers) and deliver to Buyer, on or before five Business Days before the Closing Date, a settlement statement (the “Preliminary Settlement Statement”) setting forth the Closing Amount, each adjustment used to determine the Closing Amount, and the calculation of each adjustment.

(b)                                 Closing.  The purchase by Buyer and the sale by Sellers of the Properties contemplated by this Agreement (the “Closing”) shall take place at the offices of Sidley Austin LLP, 1000 Louisiana Street, Suite 6000, Houston, TX 77002, at 10:00 a.m., local time, on the latter to occur of (i) December 6, 2016, (ii) such other date as Buyer and Sellers’ Representative may agree in writing, or (iii) if the conditions set forth in Sections 7.1(f) or 7.2(f) have not been satisfied as of December 6, 2016, then the earlier of (A) the date that is two (2) Business Days after the date upon which such conditions have been satisfied or waived or (B) the Outside Date (the date set forth in either (i), (ii), or (iii), as applicable, is the “Scheduled Closing Date”), or, if all conditions in ARTICLE VII to be satisfied prior to the Closing have not yet been satisfied or waived by such date, within two (2) Business Days of such conditions having been satisfied or waived (except for any conditions that by their nature can only be satisfied on the Closing Date, but subject to the satisfaction of such conditions or waiver by the Party entitled to waive such conditions).  The date on which the Closing occurs is the “Closing Date”.

Section 8.2                                    Closing Obligations.  At the Closing the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(a)                                 Buyer shall deliver (or cause to be delivered):

(i)                                     to Sellers’ Representative, by direct bank deposit or wire transfer in same day funds, in accordance with the written instructions of Sellers’ Representative (to be provided to Buyer in the Preliminary Settlement Statement), an amount equal to the sum of each Seller’s Pro Rata Portion of the Closing Amount less the Holdback Amount, together with any amounts payable pursuant to Section 8.3;

(ii)                                  subject to Section 8.3 and pursuant to the terms and conditions of the Investment Agreement, to each Seller a number of shares of Buyer Common Stock equal to such Seller’s Pro Rata Portion of the Stock Consideration as set forth on Exhibit D less such Seller’s Pro Rata Portion of the Holdback Shares; and

(iii)                               to the Escrow Agent the cash portion of the Holdback Amount;

(iv)                              instructions to Buyer’s transfer agent to deliver the Holdback Shares to the Escrow Agent within three (3) Business Days of the Closing;

(v)                                 the Preliminary Settlement Statement;

(vi)                              all required change of operator and similar notices required by Laws of any Governmental Bodies (and Buyer shall comply with all applicable Laws with respect to such notices);

(vii)                           such letters-in-lieu of transfer orders as Buyer shall have reasonably requested;

(viii)                        the following additional items, all of which shall be duly executed and acknowledged, where required, by an authorized signatory of Buyer or, if applicable, an Affiliate of Buyer:

(A)                               a certificate in the form set forth on Exhibit F;

(B)                               the Investment Agreement substantially in the form attached hereto as Exhibit E; and

(C)                               any other agreements, instruments and documents which are required by other terms of this Agreement to be executed and/or delivered by Buyer at Closing.

(b)                                 Each Seller shall deliver (or cause to be delivered) to Buyer the following items, all of which shall be duly executed and acknowledged, where required, by an authorized signatory of such Seller or, if applicable, an Affiliate of such Seller:

(i)                                     Assignments, Bills of Sale and Conveyances in the forms attached as Exhibit H-1 and Exhibit H-2 (collectively, the “Assignments”), and any applicable forms of any Governmental Bodies, conveying such Seller’s interests in the Properties to Buyer as of the Effective Time, with a special warranty of Defensible Title by, through and under such Seller but not otherwise, and subject to Permitted Encumbrances;

(ii)                                  the Preliminary Settlement Statement;

(iii)                               all required change of operator and similar notices required by Laws of any Governmental Bodies (and Seller shall comply with all applicable Laws with respect to such notices);

(iv)                              such letters-in-lieu of transfer orders as Buyer shall have reasonably requested;

(v)                                 the Investment Agreement in the form attached hereto as Exhibit E;

(vi)                              a certificate in the form set forth on Exhibit G;

(vii)                           certification of non-foreign status from such Seller, in accordance with Treasury Regulations § 1.1445-2(b), stating that such Seller is not a “foreign person” as defined in Section 1445(f)(3) of the Code; and

(viii)                        any other agreements, instruments and documents which are required by other terms of this Agreement to be executed and/or delivered by Seller at Closing.

(c)                                  Sellers’ Representative shall deliver (or cause to be delivered) to Buyer, which shall be duly executed and acknowledged, where required, by an authorized signatory of Sellers’ Representative:

(i)                                     a certificate in the form set forth on Exhibit I; and

(ii)                                  any other agreements, instruments and documents which are required by other terms of this Agreement to be executed and/or delivered by Sellers’ Representative at Closing.

Section 8.3                                    No Fractional Shares.  No certificates or scrip representing fractional shares of Buyer Common Stock shall be issued to any Seller pursuant to Section 8.2(a)(ii), and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Buyer Common Stock.  In lieu of any such fractional shares, each Seller that would otherwise be entitled to such fractional shares shall be entitled to an amount in cash, without interest, rounded to the nearest cent, equal to the product of (A) the amount of the fractional share interest in a share of Buyer Common Stock to which such holder is entitled under Section 8.2(a)(ii) (or would be entitled but for this Section 8.3) and (B) the Fair Market Value.  Such amount of cash, if any, to be paid to a Seller in lieu of any fractional share interests in Buyer Common Stock, shall be paid by Buyer to such Seller in accordance with Section 8.2(a).

ARTICLE IX
POST-CLOSING RIGHTS AND OBLIGATIONS

Section 9.1                                    Post-Closing Adjustments.  Within 60 days following the Closing Date, Sellers’ Representative shall prepare and deliver to Buyer, in accordance with this Agreement and generally accepted accounting principles, a statement (the “Final Settlement Statement”) setting forth any necessary revisions to the Base Purchase Price adjustments set forth in the Preliminary Settlement Statement and showing the calculation of such adjustments.  Within thirty (30) days of receipt of the Final Settlement Statement, Buyer shall deliver to Sellers’ Representative a written report containing any changes that Buyer proposes be made to the Final Settlement Statement.  Buyer and Sellers’ Representative shall negotiate in good faith and undertake to agree with respect to the amounts due pursuant to such Final Settlement Statement no later than thirty (30) days after Buyer’s submission of its written report hereunder to Sellers’ Representative (the date upon which such agreement is reached shall be herein called the “Final Settlement Date”).  Within seven (7) days after the Final Settlement Date Buyer shall pay to each Seller its Pro Rata Portion of the final settlement adjustment amount set forth in the Final Settlement Statement, or each Seller, severally and jointly, shall pay to Buyer its Pro Rata Portion of the final settlement adjustment amount set forth in the Final Settlement Statement, as the case may be, in each case immediately available funds in accordance with each the payee’s written instructions (to be provided at least two (2) Business Days prior to the date such payment is to be made).  Any disputed items that cannot be resolved by the mutual agreement of Sellers’ Representative and Buyer shall be removed from the Final Settlement Statement and submitted to arbitration to a mutually agreeable arbitrator selected by Sellers’ Representative and Buyer and resolved as if such disputed item was a Disputed Matter in accordance with the procedures set forth in ARTICLE XI.

Section 9.2                                    Revenue after the Final Settlement Date.  Any Hydrocarbons produced from or attributable to the Properties (and all products and proceeds attributable thereto) and any other income, proceeds, receipts and credits attributable to the Properties that are not reflected in the adjusted Base Purchase Price as of the Final Settlement Date will be treated as follows: (a) all Hydrocarbons produced from or attributable to the Properties (and all products and proceeds attributable thereto) and all other income, proceeds, receipts and credits earned with respect to the Properties to which Buyer is entitled under Section 2.2(c) shall be the sole property and entitlement of Buyer, and, to the extent received by any Seller (and not accounted for in the Final Settlement Statement), such Seller shall fully disclose, account for, and remit the same promptly to Buyer, and (b) all Hydrocarbons produced from or attributable to the Properties (and all products and proceeds attributable thereto) and all other income, proceeds, receipts and credits earned with respect to the Properties to which any Seller is entitled under Section 2.2(c) shall be the sole property and entitlement of such Seller and, to the extent received by Buyer (and not accounted for in the Final Settlement Statement), Buyer shall fully disclose, account for and remit the same promptly to Sellers.  Sellers shall have no further entitlement to income, proceeds, receipts and credits earned with respect to the Properties to the extent such amounts have not been received on or before the two-year anniversary of the Closing.

Section 9.3                                    Property Expenses after the Final Settlement Date.  Any Property Expenses incurred at and after the Effective Time that are not reflected in the adjusted Base Purchase Price as of the Final Settlement Date will be treated as follows: (a) all Property Expenses incurred prior to the Effective Time for which any Seller is responsible for under Section 2.2(c) shall be the sole responsibility of such Seller, and, to the extent paid by Buyer (and not accounted for in the Final Settlement Statement), Buyer shall promptly deliver information related to such Property Expense together with an invoice and supporting documentation evidencing the amount of such Property Expenses to Sellers, and Sellers will pay the invoice within thirty (30) days of receipt, and (b) all Property Expenses incurred at and after the Effective Time to which Buyer is responsible for under Section 2.2(c) shall be the sole responsibility of Buyer, and, to the extent paid by any Seller (and not accounted for in the Final Settlement Statement), such Seller shall promptly deliver information related to such Property Expense together with an invoice and supporting documentation evidencing the amount of such Property Expenses to Buyer, and Buyer will pay the invoice within thirty (30) days of receipt.  Sellers shall have no further responsibility for Property Expenses to the extent such amounts have not been paid, respectively, on or before the two-year anniversary of the Closing.

Section 9.4                                    Further Assurances.  From and after the Closing, at the request of Sellers’ Representative but without further consideration, Buyer will execute and deliver or use commercially reasonable efforts to cause to be executed and delivered such other instruments of conveyance and take such other actions as Sellers’ Representative reasonably may request to effect the Transactions.  From and after the Closing, at the request of Buyer but without further consideration, Sellers shall (a) execute and deliver or use commercially reasonable efforts to cause to be executed and delivered such other instruments of conveyance and take such other actions as Buyer reasonably may request to effect the Transactions, and (b) cause its Affiliates to convey to Buyer such interests in any assets or properties as are reasonably necessary for Buyer to own and operate the Properties.

Section 9.5                                    Obtaining Customary Post-Closing Consents.  Buyer shall be responsible for obtaining Customary Post-Closing Consents applicable to the Transactions and all costs and fees associated therewith.

ARTICLE X
INDEMNIFICATION

Section 10.1                             Retained Liabilities.  Sellers, jointly and severally, retain and shall pay, perform, fulfill, and discharge on a joint and several basis, all Liabilities resulting from, based upon, or resulting from (collectively, the “Retained Liabilities”):

(a)                                 the ownership, development, exploration, operation or maintenance of the Properties prior to the Effective Time or the production, transportation, processing and marketing of Hydrocarbons from the Properties prior to the Effective Time, including the payment of Property Expenses (which payment is excluding, however, any adjustments to the Base Purchase Price to be made under Section 2.2 and any post-Closing obligations to make such payments under Section 9.3), for which Buyer has made a claim for indemnification under Section 10.6 prior to the date that is 12 months after the Closing Date;

(b)                                 the Excluded Properties;

(c)                                  any Seller Taxes;

(d)                                 any payments owed from any Seller to any of such Seller’s Affiliates (other than Arris and its Subsidiaries) and relating to periods of time prior to Closing;

(e)                                  the willful misconduct of any Seller or such Seller’s Affiliates with respect to the operation of the Properties prior to Closing;

(f)                                   any personal injury or death occurring on or attributable to Sellers’ interest in the Properties prior to Closing;

(g)                                  those Actions relating to the Properties and for which any Seller has been served prior to the Execution Date, including any matters described on Schedule 3.1(e);

(h)                                 any civil fines or penalties or criminal sanctions imposed on Sellers as a result of any pre-Closing violation of Law in connection with the Properties;

(i)                                     any Liabilities that are the result of any off-site transport or disposal, or arrangement for transport or disposal, of any Hazardous Substances from Sellers’ interest in the Properties prior to Closing; and

(j)                                    the accounting for, failure to pay, or the incorrect payment to any Lease Burden owner or working interest owner or other interest holder under the Subject Oil and Gas Interests and escheat obligations insofar as the same are attributable to periods and Hydrocarbons produced and marketed with respect to the Properties prior to the Effective Time for which Buyer has made a claim for indemnification under Section 10.6 prior to the date that is four years from the Closing Date, but excluding any responsibility for the administration and payment of the Suspense Funds to the extent the Base Purchase Price is adjusted under Section 2.2(b)(vii).

By retaining any liabilities or obligations in this Section 10.1, Sellers and Buyer do not intend to, and are not deemed to have admitted to any third Person, any liability.

Section 10.2                             Assumed Liabilities.  Except for any Retained Liabilities (all of which Buyer is not assuming) Buyer shall pay, perform, fulfill, and discharge all Liabilities resulting from, based upon, or resulting from (collectively, the “Assumed Liabilities”):

(a)                                 the ownership, development, exploration, operation or maintenance of the Properties at and after the Effective Time or the production, transportation, processing and marketing of Hydrocarbons from the Properties at and after the Effective Time, including the payment of Property Expenses (which payment is excluding, however, any adjustments to the Base Purchase Price to be made under Section 2.2 and any post-Closing obligations to make such payments under Section 9.3);

(b)                                 any Retained Liabilities described in Section 10.1(a) for which Buyer has not delivered to Sellers’ Representative a claim for indemnification under Section 10.6 prior to the date that is 12 months after the Closing Date;

(c)                                  any Retained Liabilities described in Section 10.1(j) for which Buyer has not delivered to Sellers’ Representative a claim for indemnification under Section 10.6 prior to the date that is four years after the Closing Date;

(d)                                 the Environmental Liabilities whether arising before, on, or after the Effective Time; and

(e)                                  the administration and payment of the Suspense Funds to the extent the Base Purchase Price is adjusted under Section 2.2(b)(vii).

By assuming any liabilities or obligations in this Section 10.2, Sellers and Buyer do not intend to, and are not deemed to have admitted to any third Person, any liability.

Section 10.3                             Buyer’s Indemnity Obligation.  If the Closing shall occur, then effective from and after the Closing, subject to the limitations set forth in Section 3.3 (Survival of Representations, Warranties, Covenants and Agreements), this ARTICLE X and otherwise herein, Buyer and its successors and assigns shall be responsible for, shall pay, and will DEFEND, INDEMNIFY and HOLD HARMLESS, subject to the procedures under Section 10.6, each Seller and its Affiliates and all of its and their respective equity holders, partners, members, directors, officers, managers, employees, agents and other Representatives (collectively, the “Seller Indemnified Parties”) from and against any and all claims, Actions, causes of actions, payments, charges, interest assessments, judgments, assessments, liabilities, losses, damages, supplemental environmental projects, penalties, fines, interest, or costs and expenses (including expenses of investigating, preparing or defending the foregoing), including any reasonable fees of attorneys, experts, consultants, accountants and other professional representatives and legal or other expenses incurred in connection therewith and including liabilities, costs, losses and damages for personal injury, illness or death, property damage, contracts claims, torts or otherwise (collectively, “Liabilities”), arising out of, resulting from, based on, associated with, or relating to:

(a)                                 any breach by Buyer of Buyer’s representations or warranties set forth in this Agreement;

(b)                                 any breach by Buyer of Buyer’s covenants set forth in this Agreement; or

(c)                                  the Assumed Liabilities;

provided, however, that in no event shall Buyer have any obligation to provide indemnification for any matters to the extent already accounted for in the Preliminary Settlement Statement or the Final Settlement Statement as an upward adjustment to the Cash Consideration.

Section 10.4                             Sellers’ Indemnity Obligation.  If the Closing shall occur, then effective from and after the Closing, subject to the limitations set forth in Section 3.3 (Survival of Representations, Warranties, Covenants and Agreements), this ARTICLE X and otherwise herein, each Seller, jointly and severally, and their respective successors and assigns, shall be responsible for, shall pay, and will DEFEND, INDEMNIFY and HOLD HARMLESS, subject to the procedures under Section 10.6, Buyer and its Affiliates, and all of its and their respective equity holders, partners, members (excluding, in each case, such equity holders, partners or members that are equity holders, partners or members of Buyer or any of its Affiliates solely by virtue of their holding publicly traded shares, units or partnership interests), directors, officers, managers, employees, agents and other Representatives (collectively, the “Buyer Indemnified Parties”) from and against any and all Liabilities arising out of, resulting from, based on, associated with, or relating to:

(a)                                 any breach by any Seller of Sellers’ representations or warranties set forth in this Agreement;

(b)                                 any breach by any Seller or Sellers’ Representative of Sellers’ or Sellers’ Representative’s covenants set forth in this Agreement; or

(c)                                  the Retained Liabilities;

provided, however, that in no event shall Sellers have any obligation to provide indemnification for any matters to the extent already accounted for in the Preliminary Settlement Statement or the Final Settlement Statement as a downward adjustment to the Cash Consideration.

Section 10.5                             Deductible and Cap.  Sellers shall not have any obligation or liability for indemnification under Section 10.4(a) (except for breaches of the Seller Fundamental Representations) for any individual indemnity claim against Sellers, the amount of which does not exceed $100,000 unless and until the aggregate of all such individual indemnity claims exceeding such threshold against Sellers exceeds an amount equal to $4,257,365.13 (the “Indemnity Deductible”), and then only with respect to the amount of such indemnity claims against Sellers that exceed the Indemnity Deductible and that are less than an amount equal to $63,860,476.90 (the “Indemnity Cap”).

Section 10.6                             Procedures.

(a)                                 In order for a Person to be entitled to any indemnification provided for under this ARTICLE X in respect of, arising out of or involving a claim made by any Person against the indemnified party (a “Third-Party Claim”), such indemnified party must notify the indemnifying party (which in the case of Sellers, shall be Sellers’ Representative) in writing of the Third-Party Claim promptly after receipt by such indemnified party of written notice of the Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually and materially prejudiced as a result of such failure.

(b)                                 If a Third-Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party; provided, however, that the indemnifying party shall not be entitled to assume the defense of any Third-Party Claim if (i) the indemnified party shall have one or more legal or equitable defenses available to it which are different from or in addition to those available to the indemnifying party, and, in the reasonable opinion of the indemnified party, counsel for the indemnifying party could not adequately represent the interests of the indemnified party because such interests could be in conflict with those of the indemnifying party, (ii) such Third-Party Claim involves injunctive or other non-monetary relief (provided, however, that if such Third-Party Claim includes a request for injunctive or other non-monetary relief, the indemnifying party may assume the defense of such Third-Party Claim so long as the indemnified party has joint control of the defense of the portion of such Third-Party Claim relating to the request for injunctive or other non-monetary relief) or (iii) the indemnifying party shall not have assumed the defense of such Third-Party Claim in a timely fashion (but in any event within 30 days of written notice of such Third-Party Claim). If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof. If the indemnifying party chooses to defend or prosecute a Third-Party Claim, the indemnifying party shall keep the indemnified party reasonably apprised of the status of the Third-Party Claim and shall furnish the indemnified party with copies of all notices and documents (including court papers) received by the indemnifying party relating to the Third-Party Claim, and the indemnified party shall use its commercially reasonable efforts to cooperate (at the indemnifying party’s sole cost and expense) in the defense or prosecution thereof. If the indemnifying party assumes the defense of a Third-Party Claim, the indemnifying party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the indemnified party’s prior written consent; provided, however, that the indemnified party shall agree to any settlement, compromise or discharge of a Third-Party Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third-Party Claim, which releases the indemnified party completely and unconditionally from all liability in connection with such Third-Party Claim and that would not otherwise adversely affect the indemnified party.

(c)                                  In the event any indemnified party should have a claim against any indemnifying party under this ARTICLE X that does not involve a Third-Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party may make such claim directly against any indemnifying party by delivering written notice of such claim to the indemnifying party. If the indemnifying party does not notify the indemnified party within 10 Business Days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under this ARTICLE X, such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party under this ARTICLE X and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined.

(d)                                 No Person shall be entitled to indemnification under Section 10.3 or Section 10.4 unless it shall have given the Party from which indemnity is sought written notice of the Liabilities for which it seeks indemnification (which notice may be, in the case of Third-Party Claims, notice under Section 10.6(a), and in the case of direct claims, notice under Section 10.6(c)) within the applicable Survival Period.

Section 10.7                             Exclusive Remedy.  If the Closing occurs, except (a) as expressly provided in this Agreement with respect to Title Defects and Environmental Defects, (b) as set forth in the special warranty contained in the Assignment, (c) as contained in any Environmental Indemnity Agreement, (d) as contained in the Investment Agreement, or (e) in the case of actual, intentional fraud, the indemnity obligations set forth in this Agreement shall be the exclusive monetary remedies for the Parties for the breach of any representation, warranty or covenant set forth in this Agreement or any claim arising out of, resulting from or related to the Transactions.

Section 10.8                             Extent of Indemnification.  THE INDEMNIFICATION PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES IN QUESTION AROSE OUT OF OR RESULTED FROM, SOLELY OR IN PART, THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, GROSS NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY ANY SELLER INDEMNIFIED PARTY OR BUYER INDEMNIFIED PARTY, EXCEPTING ONLY LIABILITIES TO THE EXTENT RESULTING FROM THE WILLFUL MISCONDUCT OF ANY SELLER INDEMNIFIED PARTY OR BUYER INDEMNIFIED PARTY.

Section 10.9                             Losses.

(a)                                 In the event a Party is obligated to make payments to the Buyer Indemnified Parties or Seller Indemnified Parties, as the case may be, pursuant to this ARTICLE X, any such amounts shall be net of any (i) insurance proceeds realized by and paid to such indemnified party in respect of or related to the event, cause or condition giving rise to such indemnification obligation, and (ii) amounts actually recovered by such indemnified party from third Persons with respect to such event, cause or condition giving rise to such indemnification obligation, in any case, after giving effect to any expenditures to obtain such payments and any applicable deductible or retention and resulting retrospective premium adjustment.

(b)                                 Notwithstanding anything to the contrary in this ARTICLE X, for purposes of determining the amount of damages incurred or suffered with respect to a breach of representation or warranty and for purposes of determining whether or not a breach of a representation or warranty has occurred, any reference to “material,” “materiality,” “Seller Material Adverse Effect” or “Buyer Material Adverse Effect” in the applicable representation or warranty will be disregarded for purposes of this ARTICLE X only.

(c)                                  IN NO EVENT SHALL ANY PARTY HAVE ANY LIABILITY UNDER THIS ARTICLE X FOR ANY (I) EXEMPLARY OR PUNITIVE DAMAGES OR (II) SPECULATIVE OR REMOTE DAMAGES, UNLESS IN EACH CASE SUCH DAMAGES ARE REQUIRED TO BE PAID BY AN INDEMNIFIED PARTY TO A THIRD PARTY THAT IS NOT AN AFFILIATE OF THE INDEMNIFIED PARTY; PROVIDED, HOWEVER, BUYER SHALL NOT HAVE ANY LIABILITY UNDER THIS ARTICLE X FOR ANY SUCH DAMAGES THAT ARE REQUIRED TO BE PAID TO ARRIS.

(d)                                 Notwithstanding anything to the contrary contained in this Agreement, a claim for indemnity may be made by a Party under this ARTICLE X in respect of any breach of any representation, warranty or covenant set forth in this Agreement despite the fact that such Party had knowledge prior to the execution and delivery of this Agreement or prior to the Closing, as the case may be, of the breach of such representation, warranty or covenant.  In furtherance of the foregoing, each of Buyer and Sellers are entitled to rely upon, and shall be deemed to have relied upon, all representations, warranties and covenants of the other Party set forth in this Agreement which are made in favor of Buyer or Sellers, as applicable, and the rights of the Buyer Indemnified Parties and the Seller Indemnified Parties under this ARTICLE X shall not be affected, notwithstanding (i) the making of this Agreement, (ii) any investigation or examination conducted by or on behalf of a Party with respect thereto, or (iii) the Closing hereunder.

(e)                                  Buyer and Sellers agree to report each indemnification payment made in respect of a Liability as an adjustment to the Base Purchase Price for federal income Tax purposes.

(f)                                   Each of the Parties acknowledges that indemnification obligations under this Agreement and the Investment Agreement may overlap, and agree that any claim for indemnification may be made under this Agreement or the Investment Agreement; provided, however, that no Party may obtain duplicative indemnification or other recovery under such agreements.

Section 10.10                      Claimants.  Any claim for indemnity under this ARTICLE X by any current or former Affiliate, stockholder, member, officer, director, employee, agent, lender, advisor, Representative, accountant, attorney, or consultant of any Party must be brought and administered by the applicable Party to this Agreement.  No indemnified party other than Sellers and Buyer shall have any rights against either Sellers or Buyer under the terms of this ARTICLE X except as may be exercised on its behalf by Buyer or Sellers, as applicable, pursuant to this ARTICLE X. Sellers and Buyer may elect to exercise or not exercise indemnification rights under this ARTICLE X on behalf of the other Seller Indemnified Parties and Buyer Indemnified Parties, respectively, affiliated with it in its sole discretion and shall have no liability to any such other indemnified party for any action or inaction under this Section 10.10.

Section 10.11                      Holdback.

(a)                                 Any amounts due to Buyer Indemnified Parties for any obligation or liability for indemnification under Section 10.4(a) (except for breaches of the Seller Fundamental Representations) shall be satisfied solely from the Holdback Amount; provided, however, that, subject to Section 10.3, Buyer may seek payment for any other indemnifiable Losses in excess of the Holdback Amount directly from Sellers.

(b)                                 In the event Sellers’ Representative does not dispute any claim for indemnification made by Buyer, at Buyer’s written election, Sellers’ Representative and Buyer shall provide written instructions to the Escrow Agent in accordance with the Escrow Agreement to disburse to Buyer the amount of the undisputed claim.  In the event Sellers’ Representative does dispute any claim for indemnification made by Buyer, then upon final determination of liability (or a settlement between the applicable Parties) with respect to such claim, at Buyer’s written election, Sellers’ Representative and Buyer shall provide written instructions to the Escrow Agent to disburse to Buyer the amount determined by such final determination or settlement to be due and which amount is then remaining in the Escrow Account.

(c)                                  On the date that is six months from and after the Closing Date, Buyer and Sellers’ Representative shall instruct the Escrow Agent to release to Sellers’ Representative the lesser of (i) the difference between the then existing amount of the Holdback Amount and the aggregate amount of all unsatisfied claims for indemnification that Buyer has made in good faith on or before such date and which are to be satisfied (in whole or in part) from the Holdback Amount, and (ii) $10,643,412.82 and all of the Holdback Shares.  Any amount remaining in the Escrow Account for such unsatisfied claims described in clause (i) of the previous sentence shall remain in escrow until a final determination of liability (or a settlement between the Parties) with respect to such claims is made under this Agreement.

(d)                                 On the date that is 12 months from and after the Closing Date, Buyer and Sellers’ Representative shall instruct the Escrow Agent to release to Sellers’ Representative the difference between the then existing amount of the Holdback Amount and the aggregate amount of all unsatisfied claims for indemnification that Buyer has made in good faith on or before such date and which are to be satisfied (in whole or in part) from the Holdback Amount.  Any amount remaining in the Escrow Account for such unsatisfied claims described in the previous sentence shall remain in escrow until a final determination of liability (or a settlement between the Parties) with respect to such claims is made under this Agreement.

ARTICLE XI
ARBITRATION OF DISPUTED MATTERS

Section 11.1                             Arbitration.

(a)                                 All Disputed Matters shall be determined by arbitration and governed by this ARTICLE XI.

(b)                                 With respect to any Disputed Title Matter, Buyer and Sellers’ Representative shall select a mutually agreeable single arbitrator, who shall be a title attorney with at least ten (10) years’ experience in oil and gas titles involving properties in the regional area in which the Properties are located, within fifteen (15) days following the Closing Date.  With respect to any Disputed Environmental Matter, Buyer and Sellers’ Representative shall select a mutually agreeable single arbitrator, who shall be an environmental consultant with at least ten (10) years’ experience, within fifteen (15) days following the Closing Date.  If Buyer and Sellers’ Representative have not selected a mutually agreeable arbitrator in accordance with the provisions and deadlines set forth in this Section 11.1(b), then such arbitrator shall be chosen in accordance with the Commercial Arbitration Rules (“Rules”) of the American Arbitration Association (“AAA”) (the arbitrator selected in accordance with this Section 11.1(b), the “Arbitrator”).

(c)                                  The Arbitrator’s determination shall be made within twenty (20) days after submission of the Disputed Matters to the Arbitrator and shall be binding on and non-appealable by the Parties.

(d)                                 In making his determination with respect to any Disputed Matter, the Arbitrator shall be bound by the rules set forth in ARTICLE V and, subject to the foregoing, may consider such other matters as in the opinion of the Arbitrator are necessary to make a proper determination; provided, however, that with respect to any Disputed Matter related to any Title Defect Amount, Title Benefit Amount or Environmental Defect Amount, the Arbitrator shall not award Buyer (or Sellers, if applicable) a greater amount than the amount claimed by Buyer (or Sellers, if applicable) in its Title Notice or Environmental Notice, as applicable.

(e)                                  With respect to any Disputed Matter, the Arbitrator shall act as an expert for the limited purpose of determining such specific Disputed Matter, and, unless the Disputed Matter relates to a Title Defect Amount, a Title Benefit Amount or an Environmental Defect Amount, may not award damages, interest or penalties to either Party with respect to any Disputed Matter.  Notwithstanding the immediately preceding sentence, the Arbitrator may, however, award reasonable costs, including attorney fees and fees and expenses associated with the Arbitrator, to the Party determined by the Arbitrator to be the prevailing Party in the arbitration of any Disputed Matter.  Within ten (10) days after the Arbitrator delivers written notice to Buyer and Sellers’ Representative of such award, (A) Buyer shall pay to each Seller its Pro Rata Portion of the amount, if any, so awarded by the Arbitrator to Sellers and (B) each Seller, severally and jointly, shall pay to Buyer its Pro Rata Portion of the amount, if any, so awarded by the Arbitrator to Buyer.

Section 11.2                             Location.  Any arbitration hearing, legal proceeding or action to enforce arbitration or otherwise shall be held in Houston, Texas, unless another place is determined to be mutually acceptable to the Arbitrator and the Parties.

Section 11.3                             Rules.  The Arbitrator shall settle all Disputed Matters in accordance with the Rules to the extent such Rules do not conflict with the terms of this Agreement.

Section 11.4                             Jurisdiction of Provisions.  The Arbitrator shall not have jurisdiction or authority to add to, detract from or alter in any way the provisions of this Agreement.  Pending the final decision of the Arbitrator of any Disputed Matter, all Parties will proceed diligently with performance of all contractual obligations, including the payment of all sums not in dispute, required by this Agreement.  Notwithstanding the foregoing, the Parties reserve the right to apply to any court of competent jurisdiction for the purpose of obtaining security or other provisional relief to satisfy or effectuate an eventual arbitration award, including attachment and injunctive relief.  The commencement of any action for such relief in aid of arbitration shall not constitute a waiver of the right to arbitration nor shall it prejudice in any way the right to proceed to arbitration.

Section 11.5                             Written Decision or Award.  The written decision or award of the Arbitrator shall be final and binding upon the Parties and the Parties shall abide by and comply with such decision and a judgment may be rendered upon such decision or award in a court of competent jurisdiction.  Unless apportioned otherwise by the Arbitrator under Section 11.1 or 11.6, Buyer, on the one hand, and Sellers, on the other hand, shall equally bear the cost of the services and expenses of the Arbitrator and all other costs of the arbitration proceedings.

Section 11.6                             Authority of Arbitrator.  The Arbitrator shall be authorized to consider only issues that this Agreement expressly requires to be submitted to arbitration.  The Arbitrator shall have the authority to determine whether the Arbitrator is authorized by this Agreement to consider a matter submitted for arbitration.  If the Arbitrator concludes that he has no such authority, he shall cease consideration of that matter and so notify both Parties.  The Arbitrator shall have the authority to equitably apportion the costs and expenses of any arbitration between Buyer, on the one hand, and Sellers, on the other hand.  The Arbitrator shall have no authority to award incidental, indirect, special, consequential (including lost profits or other consequential or business interruption damages or any other damages not measured by actual damages), multiple, statutory, punitive or exemplary damages with respect to any Disputed Matters.  This limitation of losses and damages shall apply to any arbitration no matter when the proceeding is initiated and shall survive the termination of this Agreement without limit.

ARTICLE XII
TERMINATION

Section 12.1                             Termination.  This Agreement and the Transactions may only be terminated on or before the Closing and only:

(a)                                 by either Buyer or Sellers’ Representative if the Closing has not occurred on or before December 31, 2016, or such later date as shall be mutually agreed to in writing by Buyer and Sellers’ Representative (“Outside Date”);

(b)                                 by Sellers’ Representative, if (i) any condition set forth in Section 7.1(a), (b), (d), or (e)(ii) is not satisfied (or waived in writing by Sellers’ Representative) as of the Scheduled Closing Date;

(c)                                  by Buyer, if any condition set forth in Section 7.2(a), (b), (d) or (e)(ii) is not satisfied (or waived in writing by Buyer) as of the Scheduled Closing Date; or

(d)                                 by the mutual written agreement of Buyer and Seller;

provided, however, that neither Sellers’ Representative nor Buyer shall be entitled to terminate this Agreement under Sections 12.1(a), 12.1(b), or 12.1(c), as applicable, if either Sellers (in the event of Sellers’ Representative’s attempted termination) or Buyer are in breach of this Agreement and such breach results (or would result if Closing were then scheduled to occur) in a failure of a condition set forth in Section 7.1 or Section 7.2, as applicable.

Section 12.2                             Effect of Termination.  Without limiting Sellers’ and Buyer’s respective remedies and rights in regard to the Deposit under Section 12.3, in the event of termination of this Agreement by Sellers’ Representative, on the one hand, or Buyer, on the other hand, pursuant to Section 12.1, written notice thereof shall forthwith be given by the terminating Party to the other Party, and this Agreement shall thereupon terminate; provided, however, Section 2.1, Section 3.4, Section 5.2(b), Section 10.8, this ARTICLE XII and ARTICLE XIII will survive the termination of this Agreement and will remain in full force and effect.  If this Agreement is terminated as provided herein all filings, applications and other submissions made to any Governmental Body shall, to the extent practicable, be withdrawn from the Governmental Body to which they were made.

Section 12.3                             Remedies.

(a)                                 Sellers’ Remedies.  Notwithstanding anything to the contrary set forth herein, upon Buyer’s breach of any representation, warranty, covenant or agreement contained in this Agreement such that Sellers’ Representative would be entitled to terminate this Agreement pursuant to Section 12.1(b), Sellers’ Representative may terminate this Agreement and retain the Deposit as Sellers’ and Sellers’ Representatives sole and exclusive remedy, including against the Financing Sources, as liquidated damages and Sellers shall retain all New Leases previously acquired by Sellers with proceeds of the Deposit (it being understood and agreed that such remaining funds and such New Leases shall be deemed to constitute the entirety of the Deposit for purposes of Sellers’ entitlement to the Deposit as liquidated damages hereunder).  It is expressly stipulated by the Parties that the actual amount of damages resulting from any such termination would be difficult, if not impossible, to determine accurately because of the unique nature of this Agreement, the unique nature of the Properties, the uncertainties of applicable commodity markets and differences of opinion with respect to such matters, and that the liquidated damages provided for herein are a reasonable estimate by the Parties of such damages.

(b)                                 Buyer’s Remedies.  Notwithstanding anything to the contrary set forth herein, upon Sellers’ breach of any representation, warranty, covenant or agreement contained in this Agreement such that Buyer would be entitled to terminate this Agreement pursuant to Section 12.1(c), Buyer, at its sole option, may either (i) enforce specific performance of this Agreement or (ii) (A) terminate this Agreement, (B) receive back the entirety of the Deposit, in which case Sellers’ Representative and Sellers will pay to Buyer the full Deposit within 10 Business Days following termination of this Agreement, and (C) then, subject to Section 13.8, pursue whatever legal rights and remedies may be available to Buyer (it being understood and agreed that, subject to Section 13.8, the termination of this Agreement pursuant to Section 12.1 shall not limit or impair any legal rights or remedies that Buyer may have with respect to a breach by Sellers of this Agreement).

(c)                                  Termination Without Breach.  In the event that this Agreement is terminated under Section 12.1 under circumstances other than those described in Section 12.3(a) or (b), Buyer shall be entitled to receive back the entirety of the Deposit, in which case the Sellers’ Representative and Sellers will pay to Buyer the full Deposit within 15 Business Days following termination of this Agreement, and the Parties will have no obligation or liability to one another hereunder other than as set forth in Section 12.2, this Section 12.3 and the Confidentiality Agreements.

Section 12.4                             Confidentiality Agreements.  The Parties acknowledge and agree that that certain Confidentiality Agreement dated as of July 22, 2016, by and between Buyer, Arris, Kimmeridge Energy Management LLC, and 299 Resources covering Buyer’s confidential information (the “Buyer Confidentiality Agreement”) and that certain Confidentiality Agreement dated as of May 20, 2016, by and between Buyer and Kimmeridge Energy Management Company, LLC covering Sellers’ confidential information (the “Seller Confidentiality Agreement,” together with the Buyer Confidentiality Agreement, the “Confidentiality Agreements”) shall remain in effect following the Execution Date and any termination of this Agreement in accordance with this ARTICLE XII; provided, however, that if the Closing shall occur, then the Seller Confidentiality Agreement shall terminate as of the Closing and be of no further force and effect thereafter; provided further, however, that nothing contained in this Section 12.4 or in the Seller Confidentiality Agreement shall prevent Buyer from sharing confidential information with a Financing Source.  Each of Sellers and Sellers’ Representative hereby ratifies, confirms, and adopts the Confidentiality Agreements as though they were a party to the Confidentiality Agreements.

ARTICLE XIII
MISCELLANEOUS

Section 13.1                             Notices.  All notices and communications required or permitted under this Agreement shall be in writing and shall be sufficiently given, effective upon receipt, if (a) personally delivered in writing, (b) mailed by registered or certified mail, postage prepaid, or bonded overnight carrier, or (c) sent by electronic mail with a PDF of the notice or other communication attached (with the original sent by U.S. mail or an overnight carrier the same day such electronic mail is sent):

Buyer:                                                                                                           PDC Energy, Inc.
1775 Sherman St, Suite 3000
Denver, CO 80203
Email:                                    Lance.Lauck@pdce.com
Attn:                                            Lance Lauck

with a copy (which shall not constitute notice) to:

PDC Energy, Inc.
1775 Sherman St, Suite 3000
Denver, CO 80203
Email:                                    Nicole.Martinet@pdce.com

Andrew.Fiske@pdce.com

Attn:                                            Nicole Martinet

Andrew Fiske

with a copy (which shall not constitute notice) to:

Davis Graham & Stubbs LLP
1550 17th Street, Suite 500
Denver, CO 80202

Email:                                    Kristin.Lentz@dgslaw.com

Greg.Danielson@dgslaw.com

Sam.Niebrugge@dgslaw.com

Attn:                                            Kristin Lentz

Greg Danielson

Sam Niebrugge

Sellers:                                                                                                          Kimmeridge Energy Exploration Fund III, LP
c/o Kimmeridge Energy Management Company LLC
400 Madison Avenue, Suite 14C
New York, New York 10017
Email:                                    henry.makansi@kimmeridgeenergy.com
Attn:                                            Henry Makansi

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
1000 Louisiana St., Suite 6000
Houston, Texas 77002
Email:                                    irotter@sidley.com
Attn:                                            Irving Rotter

Any Party may, by written notice so delivered to the other Party in accordance with this Section 13.1, change the address or individual to which delivery of any communication or notice under this Agreement shall be made to such Party.

Section 13.2                             Amendments and Severability.  Except with respect to the addresses under Section 13.1, this Agreement may not be amended, modified or waived, except by an instrument in writing executed by Buyer and Sellers’ Representative in the case of amendment or modification, or, in the case of a waiver, by the Party to whom the obligation waived was owed.  The invalidity of any one or more provisions of this Agreement shall not affect the validity of this Agreement as a whole, and in case of any such invalidity, this Agreement shall be construed as if the invalid provision had not been included herein.

Section 13.3                             Assignment.  No Party may assign this Agreement or any of its rights or interests under this Agreement, or delegate any of its obligations or liabilities under this Agreement, without the prior written consent of the other Parties, which consent may be withheld in each such Party’s sole and absolute discretion and may be conditioned on the receipt of a written assumption of such obligations from the delegate; provided, however, Buyer may assign this Agreement to any Affiliate of Buyer without the prior written consent of Sellers or Sellers’ Representative so long as Buyer continues to remain liable for the performance of its obligations under this Agreement.  Any purported assignment or delegation in violation of this Section 13.3 is void.

Section 13.4                             Interpretation.

(a)                                 Headings.  The headings of the Articles and Sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect the interpretation of any of the terms or provisions of this Agreement.

(b)                                 Construction.  Unless the context requires otherwise:  (i) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (ii) references to Articles, Sections, Exhibits and Schedules refer to Articles, Sections, Exhibits and the Seller Disclosure Schedule or Buyer Disclosure Schedule, as applicable, of this Agreement; (iii) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law; (iv) references to money refer to legal currency of the United States of America; (v) the word “including” shall mean “including, without limitation”; and (vi) all capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

(c)                                  Exhibits and Schedules.  All Exhibits and Schedules attached to or referred to in this Agreement are incorporated into and made a part of this Agreement.  Any matter disclosed on any Schedule shall be deemed disclosed on all Schedules where such information is relevant to the extent that the relevance of such disclosure to other sections of this Agreement is reasonably apparent on its face.

(d)                                 Not to be Construed Against Drafter.  The Parties acknowledge that they have had an adequate opportunity to review each and every provision contained in this Agreement and to submit the same to legal counsel for review and comment, including the waivers and indemnities contained herein.  Based on such review and consultation, the Parties agree with each and every term contained in this Agreement.  Based on the foregoing, the Parties agree that the rule of construction that a contract be construed against the drafter, if any, shall not be applied in the interpretation and construction of this Agreement.

(e)                                  Time for Performance.  If any time period hereunder expires on, or the date for or deadline for performance of any obligations or delivery of any notice hereunder falls on, a day which is not a Business Day, unless otherwise provided for herein, then the date of expiration of any such time period, or the date for or deadline for performance of any such obligation or delivery of any such notice hereunder, shall be extended to the next Business Day.

Section 13.5                             Governing Law.  This Agreement shall be governed by and construed under the Laws of the State of Texas, excluding any choice of law rules which may direct the application of the Laws of another jurisdiction.

Section 13.6                             Announcements.  Notwithstanding anything to the contrary in the Confidentiality Agreements, upon the execution and delivery of this Agreement, Buyer may not issue any press release or other public announcement announcing the Transactions without the prior consent of Sellers’ Representative, which consent will not be unreasonably withheld, conditioned, or delayed (provided, however, Buyer may make such disclosures of this Agreement as may be required by applicable Laws or the applicable rules or regulations of any Governmental Body or stock exchange; provided, further, in each case, before making any such disclosure, Buyer shall reasonably consult with Sellers’ Representative).

Section 13.7                             Entire Agreement.  This Agreement, the Investment Agreement and the Confidentiality Agreements shall constitute the entire understanding among the Parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter, whether oral or written.

Section 13.8                             Parties in Interest.  This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns.  Except with respect to Section 5.2(b), Section 13.12 (with respect to the Financing Sources), and ARTICLE X, nothing contained in this Agreement, express or implied, is intended to confer upon any other Person (other than the Parties, and their respective successors and permitted assigns) any benefits, rights or remedies.

Section 13.9                             Waiver.  Except as set forth in Section 13.2, the failure of a Party to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach thereof shall not constitute a waiver of any provisions of this Agreement or limit such Party’s right thereafter to enforce any provision or exercise any right.

Section 13.10                      Conspicuousness of Provisions.  The Parties acknowledge and agree that the provisions contained in this Agreement that are set out in “bold” and/or all CAPITAL LETTERS or SMALL CAPITAL LETTERS satisfy the requirement of the “express negligence rule” and any other requirement at law or in equity that provisions contained in a contract be conspicuously marked or highlighted.

Section 13.11                      Counterparts.  This Agreement may be executed by the Parties in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument.  Facsimile and electronic (i.e., pdf transmission) signature pages shall constitute original signature pages hereunder.

Section 13.12                      Waiver of Jury Trial; Submission to Jurisdiction.

(a)                                 SUBJECT TO THE PROVISIONS OF ARTICLE XI, THE PARTIES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION BASED ON, RELATED TO, OR ARISING OUT OF (IN WHOLE OR IN ANY PART IN ANY WAY) THIS AGREEMENT.

(b)                                 SUBJECT TO THE PROVISIONS OF ARTICLE XI, WITH RESPECT TO ANY ACTION, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE DISTRICT COURT FOR HARRIS COUNTY, TEXAS OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION, AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION SHALL BE HEARD AND DETERMINED IN SUCH TEXAS STATE OR FEDERAL COURT.  EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSES OF LACK OF JURISDICTION, IMPROPER VENUE OR AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION.  THE PARTIES FURTHER AGREE, TO THE EXTENT PERMITTED BY LAW, THAT A FINAL AND UNAPPEALABLE JUDGMENT AGAINST ANY OF THEM IN ANY ACTION CONTEMPLATED ABOVE SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT, A CERTIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND AMOUNT OF SUCH JUDGMENT.  EACH OF THE PARTIES HERETO HEREBY AGREES IT WILL NOT BRING OR SUPPORT ANY ACTION AGAINST ANY FINANCING SOURCE, OR ANY OF ITS REPRESENTATIVES, IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY DISPUTE ARISING OUT OF OR RELATING IN ANY WAY TO THE FINANCING OR THE PERFORMANCE THEREOF, IN ANY FORUM OTHER THAN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR, IF UNDER APPLICABLE LAW EXCLUSIVE JURISDICTION IS VESTED IN THE FEDERAL COURTS, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (AND APPELLATE COURTS THEREOF), AND THAT THE PROVISIONS OF SECTION 13.12(A) RELATING TO THE WAIVER OF JURY TRIAL SHALL APPLY TO ANY SUCH ACTION.

Section 13.13                      Relationship Among Sellers.

(a)                                 Each Seller hereby appoints the Sellers’ Representative as the sole representative of such Seller to act as the agent and on behalf of such Seller for all purposes under this Agreement, including for the purposes of:  (i) acceptance of any payments hereunder or under any agreement or instrument to be delivered under this Agreement and delivery of wire instructions to Buyer in connection therewith; (ii) preparation and review of the Preliminary Settlement Statement and Final Settlement Statement; (iii) delivering any funds hereunder or under any agreement or instrument to be delivered to Sellers under this Agreement; provided, however, that Sellers’ Representative may withhold from distribution of the Closing Amount such amount determined by Sellers’ Representative in its reasonable judgment as a reserve to cover potential payment obligations of Sellers as may be reflected in the Final Settlement Statement; (iv) determining whether the conditions to closing in ARTICLE VII (Conditions Precedent to Closing) have been satisfied and supervising the Closing, including waiving any such condition if Sellers’ Representative, in its sole discretion, determines that such waiver is appropriate; (v) taking any action that may be necessary or desirable, as determined by Sellers’ Representative in its sole discretion, in connection with the termination hereof in accordance with ARTICLE XII (Termination) or in connection with any matters related to Tax under ARTICLE VI (Tax Matters); (vi) taking any and all actions that may be necessary or desirable, as determined by Sellers’ Representative in its sole discretion, in connection with the amendment hereof in accordance with Section 13.2 (Amendments and Severability); (vii) accepting notices on behalf of such Seller in accordance with Section 13.1 (Notices); (viii) taking any and all actions that may be necessary or desirable, as determined by Sellers’ Representative in its sole discretion, in connection with the payment of the costs and expenses incurred with respect to such Seller in accordance with this Agreement; (ix) delivering or causing to be delivered to Buyer at the Closing any Seller Deliverables; (x) executing and delivering, in Sellers’ Representative’s capacity as the representative of such Seller, any and all notices, documents or certificates to be executed by Sellers’ Representative, on behalf of such Seller, in connection with this Agreement, agreement or instrument to be delivered under this Agreement and the Transactions; (xi) granting any consent or approval on behalf of such Seller under this Agreement; and (xii) taking any and all other actions and doing any and all other things provided in or contemplated by this Agreement or any agreement or instrument to be delivered under this Agreement and performed by such Seller or by Sellers’ Representative on behalf of such Seller.  As the representative of Sellers, Sellers’ Representative shall act as the agent for all Sellers and shall have authority to bind each Seller in accordance with this Agreement, and Buyer may rely on such appointment and authority until the receipt of notice of the appointment of a successor upon five Business Days’ prior written notice to Buyer.

(b)                                 Each Seller hereby appoints Sellers’ Representative as such Seller’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in such Seller’s name, place and stead, in any and all capacities, in connection with the Transactions and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the sale of the Properties and the other Transactions as fully to all intents and purposes as such Seller might or could do in person.

(c)                                  Sellers’ Representative shall not have any liability to Buyer for any breach of this Agreement by any Seller, and Buyer shall not have any liability to Sellers’ Representative or any Seller for any actions taken by Sellers’ Representative or any Seller.  Buyer and its Affiliates and their respective Representatives shall be entitled to deal exclusively with the Sellers’ Representative on all matters relating to this Agreement, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed, and on any other action taken or purported to be taken, on behalf of any Seller by Sellers’ Representative, as fully binding upon such Seller.

(d)                                 Sellers’ Representative’s costs and expenses reasonably incurred in connection with acting as Sellers’ Representative hereunder shall be reimbursed to Sellers’ Representative by Sellers.

Section 13.14                      Specific Enforcement.  Sellers acknowledge that if any of the provisions of this Agreement were not performed by it in accordance with their specific terms, irreparable damage to Buyer would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and Buyer shall be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy available at law or in equity.  Buyer acknowledges that if any of the provisions of this Agreement required to be performed by it from and after the Closing were not performed by it in accordance with their specific terms, irreparable damage to Sellers would occur, no adequate remedy at law would exist and damages would be difficult to determine, and Sellers shall be entitled to specific performance of such terms and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy available at law or in equity.

Section 13.15                      Relationship of the Parties.  This Agreement shall not create and it is not the purpose or intention of the Parties to create any partnership, mining partnership, joint venture, general partnership, or other partnership relationship and none shall be inferred, and nothing in this Agreement shall be construed to establish a fiduciary relationship between the Parties for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, Buyer has executed this Agreement as of the Execution Date.

BUYER:

PDC ENERGY, INC.

By:	/s/ Barton R. Brookman, Jr.
Name:	Barton R. Brookman, Jr.
Title:	President and Chief Executive Officer

[Signature Page to Asset Purchase and Sale Agreement]

SELLERS:

299 RESOURCES, LLC

By:	/s/ Benjamin Dell
Benjamin Dell
President and Treasurer

299 PRODUCTION, LLC

By:	/s/ Benjamin Dell
Benjamin Dell
President and Treasurer

299 PIPELINE, LLC

By:	/s/ Benjamin Dell
Benjamin Dell
President and Treasurer

[Signature Page to Asset Purchase and Sale Agreement]

SELLERS’ REPRESENTATIVE:

KIMMERIDGE ENERGY MANAGEMENT COMPANY GP, LLC

By:	/s/ Benjamin Dell
Benjamin Dell
Manager

[Signature Page to Asset Purchase and Sale Agreement]

EXHIBIT E

FORM OF INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (this “Agreement”), is entered into as of [  ], 2016 (the “Closing Date”) by and between PDC Energy, Inc., a Delaware corporation (the “Company”), and each of the Investors identified on Schedule 2.01 of this Agreement (collectively, the “Investors” and each individually, an “Investor”).  This Agreement shall be deemed to have been entered into simultaneously with the closings of the transactions contemplated by that certain Asset Purchase and Sale Agreement by and among 299 Resources, LLC, 299 Production, LLC, 299 Pipeline, LLC, Kimmeridge Energy Management Company GP, LLC (“Kimmeridge Energy”), and the Company (the “Acquisition Agreement”).  The Acquisition Agreement was entered into on August 23, 2016 (the “Acquisition Agreement Date”).

RECITALS

WHEREAS, pursuant to the Acquisition Agreement, the sellers party thereto have agreed to sell and assign to the Company, and the Company has agreed to purchase and assume from such sellers, certain specified assets and liabilities, subject to the terms and conditions set forth therein (the “Acquisition”);

WHEREAS, pursuant to that certain Stock Purchase and Sale Agreement, by and among the sellers party thereto, Arris Petroleum Corporation (“Arris”), Kimmeridge Energy and the Company, dated August 23, 2016 (the “Arris Stock Purchase Agreement”), the sellers party thereto have agreed to sell to the Company, and the Company has agreed to purchase from such sellers, all of the outstanding capital stock of Arris, subject to the terms and conditions set forth therein (the “Arris Stock Acquisition”);

WHEREAS, as part of the consideration payable by the Company in the Acquisition, the Company has agreed to sell to the Investors, and the Investors have agreed to purchase from the Company, the Purchased Securities (as defined below) on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, as part of the consideration payable by the Company in the Arris Stock Acquisition, the Company has agreed to sell to the sellers party thereto, and the sellers party thereto have agreed to purchase from the Company, shares of Common Stock on the terms and subject to the conditions set forth in the Arris Investment Agreement;

WHEREAS, the Company has agreed to provide to each Investor the registration and other rights set forth in this Agreement with respect to the Purchased Securities; and

WHEREAS, the Company and each Investor desire to set forth certain agreements herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01          Definitions.  As used in this Agreement, the following terms have the following meanings:

“Acquisition” has the meaning set forth in the Recitals of this Agreement.

“Acquisition Agreement” has the meaning set forth in the preamble to this Agreement.

“Acquisition Agreement Date” has the meaning set forth in the preamble to this Agreement.

“Actions” has the meaning set forth in Section 3.11 of this Agreement.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, “controlling”, “controlled by” and “under common control with”) shall mean the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Arris” has the meaning set forth in the Recitals of this Agreement.

“Arris Investment Agreement” means that certain Investment Agreement, by and among the stockholders of Arris and the Company, dated the date hereof.

“Arris Stock Acquisition” has the meaning set forth in the Recitals of this Agreement.

“Arris Stock Purchase Agreement” has the meaning set forth in the Recitals of this Agreement.

“Beneficially Own” means, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 under the Exchange Act (or any successor statute or regulation).

“Blackout and Delay Events” has the meaning set forth in Section 8.04 of this Agreement.

“Board of Directors” means the board of directors of the Company.

2

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Denver, Colorado or New York, New York are authorized or required by Law or executive order to close.

“Bylaws” means the bylaws of the Company, as amended from time to time prior to the date hereof.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as amended from time to time prior to the date hereof.

“Closing” has the meaning set forth in Section 2.02 of this Agreement.

“Closing Date” has the meaning set forth in the preamble to this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means shares of the Company’s common stock, par value $.01 per share, and any shares of Common Stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Financial Statements” has the meaning set forth in Section 3.03 of this Agreement.

“Company Organizational Documents” means the Certificate of Incorporation and the Bylaws.

“Company Related Parties” has the meaning set forth in Section 6.02 of this Agreement.

“Company SEC Documents” has the meaning set forth in Section 3.03 of this Agreement.

“Company Stock Plans” has the meaning set forth in Section 3.04 of this Agreement.

“Confidentiality Agreements” has the meaning set forth in the Acquisition Agreement.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“Controlled Group” has the meaning set forth in Section 3.20 of this Agreement.

“Credit Facility” has the meaning set forth in Section 3.04 of this Agreement.

“Director” means any member of the Board of Directors.

“Drilling Partnership” has the meaning set forth in Section 3.01 of this Agreement.

3

“Environmental Law” has the meaning set forth in Section 3.19(a) of this Agreement.

“Effectiveness Period” has the meaning set forth in Section 8.02 of this Agreement.

“Equity Compensation Plans” has the meaning set forth in Section 3.07 of this Agreement.

“ERISA” has the meaning set forth in Section 3.20 of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Expected Effectiveness Date” has the meaning set forth in Section 8.02 of this Agreement.

“Expected Filing Date” has the meaning set forth in Section 8.02 of this Agreement.

“Fundamental Representations” means (a) with respect to the Company, the representations and warranties set forth in Section 3.01 (Organization and Good Standing), Section 3.02 (Due Authorization; Valid Execution and Delivery; Enforceability), Section 3.04 (Capitalization), Section 3.06 (The Purchased Securities), Section 3.08 (No Violation or Default) with respect to charter or bylaws or similar organizational documents and any Law or judgment or order of any arbitrator, Section 3.09 (No Conflicts) with respect to charter or bylaws or similar organizational documents and any Law or judgment or order of any arbitrator and Section 3.27 (Certain Fees) and (b) with respect to an Investor, the representations and warranties set forth in Section 4.01 (Existence), Section 4.02 (Authorization; Enforceability), Section 4.03 (No Conflicts) with respect to charter or bylaws or similar organizational documents and any Law or judgment or order of any arbitrator and Section 4.05(a) and 4.05(d) (Unregistered Securities).

“GAAP” means generally accepted accounting principles in the United States of America as of the date hereof.

“Governmental Authority” means, with respect to a particular Person, any state, county, city and political subdivision of the United States in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them that exercises valid jurisdiction over any such Person or such Person’s Property.  Unless otherwise specified, all references to Governmental Authority herein with respect to the Company shall mean a Governmental Authority having jurisdiction over the Company, its Subsidiaries or any of their respective Properties.

“Grant Date” has the meaning set forth in Section 3.05 of this Agreement.

“Holder” means the record holder of any Transfer Restricted Securities.

“Holders’ Representative” has the meaning set forth in Section 8.05(b) of this Agreement.

4

“Initiating Holder” has the meaning set forth in Section 8.05(k) of this Agreement.

“Investor” has the meaning set forth in the preamble to this Agreement.

“Investor Related Parties” has the meaning set forth in Section 6.01 of this Agreement.

“IRS” means the United States Internal Revenue Service.

“Kimmeridge Energy” has the meaning set forth in the preamble to this Agreement.

“Law” means any applicable federal, state or local order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule or regulation.

“Lock-Up Period” has the meaning set forth in Section 7.02 of this Agreement.

“Losses” means actual losses, claims, damages, liabilities, taxes, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties and amounts paid in settlement.

“Material Adverse Effect” has the meaning set forth in Section 3.01 of this Agreement.

“Minimum Underwritten Offering Amount” has the meaning set forth in Section 8.05(k) of this Agreement.

“Money Laundering Laws” has the meaning set forth in Section 3.24 of this Agreement.

“Nasdaq” means the Nasdaq Global Select Market or any other principal stock exchange or market upon which the Common Stock may trade.

“Person” means any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or Governmental Authority.

“Piggyback Notice” has the meaning set forth in Section 8.03(a) of this Agreement.

“Piggyback Registration” has the meaning set forth in Section 8.03(a) of this Agreement.

“Piggyback Request” has the meaning set forth in Section 8.03(a) of this Agreement.

“Plan” has the meaning set forth in Section 3.20 of this Agreement.

“Property” or “Properties” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including intellectual property rights).

“Purchased Securities” means an aggregate of 3,996,290 shares of Common Stock.

“Registration Statement” has the meaning set forth in Section 8.02 of this Agreement.

5

“Representatives” means, with respect to a specified Person, the officers, directors, managers, employees, agents, counsel, accountants, investment bankers, and other representatives of such Person and, when used with respect to each  Investor, also includes each Investor’s direct and indirect stockholders, partners, members, subsidiaries, parent companies and other Affiliates.

“Sanctions” has the meaning set forth in Section 3.25 of this Agreement.

“Sanctioned Country” has the meaning set forth in Section 3.25 of this Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Secondary Securities” has the meaning set forth in Section 8.05(k) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Selling Holder” means a Holder who is selling Transfer Restricted Securities pursuant to a Registration Statement.

“Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale Contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Stock Options” has the meaning set forth in Section 3.05 of this Agreement.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which: (a) such Person or a Subsidiary of such Person is a general partner or manager; (b) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (c) any corporation or other entity as to which such Person consolidates for accounting purposes.

“Threshold Amount” has the meaning set forth in Section 6.03 of this Agreement.

“Transaction Documents” means collectively, this Agreement and the Acquisition Agreement.

“Transfer Restricted Securities” has the meaning set forth in Section 8.01 of this Agreement.

“Underwritten Offering” has the meaning set forth in Section 8.05(k) of this Agreement.

6

“Underwritten Offering Notice” has the meaning set forth in Section 8.05(k) of this Agreement.

ARTICLE II
AGREEMENT TO SELL AND PURCHASE

Section 2.01          Sale and Purchase.  Subject to the terms and conditions of this Agreement and the Acquisition Agreement, at the Closing, the Company hereby agrees to issue to each Investor the number of Purchased Securities set forth opposite such Investor’s name on Schedule 2.01 of this Agreement.

(a)           Consideration. The Purchased Securities shall be issued to each Investor as Stock Consideration (as defined in the Acquisition Agreement) to pay a portion of the Purchase Price (as defined in the Acquisition Agreement) for the assets described in the Acquisition Agreement.

Section 2.02          Closing.  Pursuant to the terms of this Agreement, the consummation of the issuance of the Purchased Securities hereunder shall occur simultaneously with both (a) the execution of this Agreement and (b) the closing of the transactions contemplated by the Acquisition Agreement (the “Closing”). The parties to this Agreement agree that the Closing may occur via delivery of electronic copies of the Transaction Documents and the closing deliverables contemplated hereby and thereby. Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all parties to this Agreement at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken.

Section 2.03          Company Closing Deliverables.  Upon the terms and subject to the conditions of this Agreement, at or prior to the Closing, the Company shall deliver (or cause to be delivered) to each Investor each of the following:

(a)           a certificate or certificates representing such Investor’s Purchased Securities and the Common Stock shall be delivered using customary book-entry procedures, and meeting the requirements of the Company Organizational Documents, registered in such name(s) as such Investor has designated (which shall be limited to such Investor and its Affiliates), free and clear of any liens, security interests, pledges, charges, encumbrances, mortgages and restrictions other than transfer restrictions under applicable federal and state securities Laws and this Agreement;

(b)           a certificate of the Secretary or Assistant Secretary of the Company dated as of the Closing Date, certifying as to and attaching: (i) the Certificate of Incorporation, as filed with the Delaware Secretary of State, which shall be in full force and effect, (ii) the Bylaws, (iii) resolutions of the Board of Directors authorizing and approving the Transaction Documents and the transactions contemplated thereby, including the issuance of the Purchased Securities to each Investor, and (iv) the incumbency of the officers executing the Transaction Documents;

(c)           a certificate of the Secretary of State of the State of Delaware evidencing the good standing of the Company as of that date;

7

(d)           an Officer’s Certificate substantially in the form attached to this Agreement as Exhibit A; and

(e)           evidence the Company has filed a notification of listing of the Common Stock included in the Purchased Securities with Nasdaq and an e-mail from a representative of Nasdaq confirming that Nasdaq’s review of the Listing of Additional Shares form has been completed.

Section 2.04          Investor Closing Deliverables.  Upon the terms and subject to the conditions of this Agreement, at Closing, each such Investor shall deliver (or cause to be delivered) to the Company a duly completed and executed IRS Form W-9 (or, in the case of an Investor that is a non-U.S. person, a duly completed and executed IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8IMY or W-8EXP, as applicable).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investors, as of the Closing Date, as follows:

Section 3.01          Organization and Good Standing.  Each Subsidiary of the Company is listed on Exhibit B hereto and each drilling partnership of the Company is listed on Exhibit C hereto (each, a “Drilling Partnership” and collectively, the “Drilling Partnerships”); provided that none of the Drilling Partnerships shall, for purposes of this Agreement, constitute a Subsidiary of the Company. The Company, its Subsidiaries and the Drilling Partnerships have been duly organized or formed and are validly existing and in good standing under the laws of their respective jurisdictions of organization or formation, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all organizational power and authority necessary to own or hold their respective Properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company, its Subsidiaries and the Drilling Partnerships taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any Person other than its Subsidiaries listed in Exhibit B hereto and the Drilling Partnerships listed on Exhibit C hereto.

Section 3.02          Due Authorization; Valid Execution and Delivery; Enforceability.  The Company has full corporate right, power and authority to execute and deliver this Agreement and each other Transaction Document and to perform its obligations hereunder and thereunder, and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each other Transaction Document and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.  This Agreement has been duly authorized, executed and delivered by the Company.  When duly executed and delivered by the parties thereto in accordance with their terms, each of the Transaction Documents will constitute the legal, valid and binding obligations of the Company, enforceable

8

in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity.

Section 3.03          Company SEC Documents.  The Company has filed or furnished with the SEC all reports, schedules, forms, statements and other documents (including exhibits) required to be filed or furnished by it under the Exchange Act or the Securities Act since the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (all such documents collectively, the “Company SEC Documents”).  The Company SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Company Financial Statements”), at the time filed or furnished (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iv) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and (v) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the business of Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.  The pro forma financial information and the related notes thereto included in the Company SEC Documents have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Company SEC Documents.

Section 3.04          Capitalization.  The authorized capital stock of the Company is as set forth in the Company SEC Documents.  As of the Acquisition Agreement Date, (i) 47,169,690 shares of Common Stock were issued and outstanding, (ii) no shares of preferred stock of the Company were issued and outstanding, and (iii) 830,264 shares of Common Stock were authorized and available for issuance under the stock-based compensation plans of the Company (the “Company Stock Plans”). All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Company SEC Documents, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any Contract, commitment, agreement, understanding or arrangement of any kind relating to

9

the issuance of any capital stock of the Company, or any of its Subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options, except for awards granted from time to time in the ordinary course of business under the Equity Compensation Plans (as defined below); to the best knowledge of the Company and after due inquiry, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any equity interest in any Drilling Partnership, or any Contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any equity interest in the Drilling Partnerships, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Company SEC Documents; and all the outstanding shares of capital stock or other equity interests of each of its Subsidiaries and, to the best knowledge of the Company after due inquiry, each Drilling Partnership owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for liens, charges, encumbrances, security interests, restrictions on voting or transfer or other claims disclosed in the Company SEC Documents, including pursuant to the Third Amended and Restated Credit Agreement dated as of May 21, 2013, as amended, among the Company, the guarantor parties thereto, the lender parties thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Facility”).

Section 3.05          Stock Options.  With respect to the stock options (the “Stock Options”) granted pursuant to the  Company Stock Plans, (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board of Directors (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the SEC in accordance with the Exchange Act and all other applicable Laws.  The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their results of operations or prospects.

Section 3.06          The Purchased Securities.  The Purchased Securities to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered against receipt of the consideration therefor as provided herein and contemplated by Section 2.01(a), will be duly and validly issued, will be fully paid and nonassessable.  The Common Stock included in the Purchased Securities will conform to the descriptions thereof in the Company SEC Documents as filed on or prior to the Acquisition Agreement Date.  The issuance of the Purchased Securities is not, and will not be, subject to any preemptive or similar rights.

Section 3.07          No Material Change.  Since the date of the most recent audited financial statements of the Company included or incorporated by reference in the Company SEC Documents, (i) there has not been any change in the capital stock or other equity interest (other than the issuance of shares of Common Stock upon exercise of options described as outstanding in, and grants, exercises, forfeitures, withholdings and similar ordinary course changes relating to awards under existing equity incentive plans described in the Company SEC Documents (the

10

“Equity Compensation Plans”)), change in short-term debt or long-term indebtedness for borrowed money of the Company (other than under the Credit Facility), any of its Subsidiaries or any Drilling Partnership, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in or affecting the business, Properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries taken as a whole; (ii) none of the Company, any of its Subsidiaries, or, to the best knowledge of the Company after due inquiry, any Drilling Partnership, has entered into any transaction or agreement (whether or not in the ordinary course of business), other than any agreement contemplated by the Acquisition, that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business that is material to the Company and its Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or Governmental Authority, except in each case of the foregoing clauses (i), (ii) and (iii), as otherwise disclosed in the Company SEC Documents (and in the case of (iii), as filed on or prior to the Acquisition Agreement Date).

Section 3.08          No Violation or Default.  None of the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, any of the  Drilling Partnerships is (i) in violation of its charter or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, the Credit Facility or other loan agreement or other Contract or instrument to which the Company, any of its Subsidiaries or any of the Drilling Partnerships is a party or by which the Company, any of its Subsidiaries or any of the Drilling Partnerships is bound or to which any of the property, right or assets of the Company, any of its Subsidiaries or any of the Drilling Partnerships is subject; or (iii) in violation of any Law or any judgment or order of any arbitrator, except, in the case of clauses (ii) and (iii) above, as disclosed in the Company SEC Documents as filed on or prior to the Acquisition Agreement Date or for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.09          No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the issuance and sale of the Purchased Securities  will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of its Subsidiaries or, the best knowledge of the Company after due inquiry, any Drilling Partnership, pursuant to any indenture, mortgage, deed of trust, the Credit Facility or other loan agreement or other Contract or instrument to which the Company, any of its Subsidiaries or any Drilling Partnership is a party or by which the Company, any of its Subsidiaries or any Drilling Partnership is bound or to which any of the Properties of the Company, any of its Subsidiaries or any Drilling Partnership is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company, any of its Subsidiaries or any

11

Drilling Partnership or (iii) result in the violation of any Law or any judgment or order of any arbitrator, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.10          No Consents Required.  No consent, approval, authorization, order, license, registration or qualification of or with any Person, including any Governmental Authority, is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Purchased Securities and the consummation of the transactions contemplated by this Agreement, except for the registration under the Securities Act of the Common Stock included in the Purchased Securities pursuant to Article VIII, the listing of such shares on Nasdaq, and as may be required under applicable state securities Laws.

Section 3.11          Legal Proceedings.  Except as described in the Company SEC Documents filed on or prior to the Acquisition Agreement Date, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending (“Actions”) to which the Company or any of its Subsidiaries is a party or to which any Property of the Company or any of its Subsidiaries is the subject and, to the best knowledge of the Company after due inquiry, there are no Actions pending to which any Drilling Partnership is a party or to which any property of any Drilling Partnership is the subject, in each case that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and no such Actions are threatened or, to the best knowledge of the Company after due inquiry, contemplated by any Governmental Authority or threatened by others; and there are no current or pending Actions that are required under the Securities Act to be described in the Company SEC Documents that are not so described in the Company SEC Documents.

Section 3.12          Independent Accountants.  PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and its Subsidiaries, is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

Section 3.13          Title to Real and Personal Property.  The Company, each of its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, have (i) valid and defensible title to substantially all their respective interests in their natural gas and oil properties leased or owned by them, (ii) good and marketable title to all real property owned by them (other than the oil and gas properties referred to in clause (i) above) and (iii) good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except as encumbered by the Credit Facility and as described in the Company SEC Documents or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property in the aggregate by the Company, its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships; and all assets held under lease by the Company, its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made of such

12

properties and proposed to be made of such properties by the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships.

Section 3.14          Title to Intellectual Property.  The Company, each of its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Company, each of its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.

Section 3.15          Investment Company Act.  The Company is not and, immediately after giving effect to the offering and sale of the Purchased Securities will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

Section 3.16          Taxes.  The Company, its Subsidiaries and the Drilling Partnerships have paid all material federal, state, local and foreign taxes and filed all material tax returns required to be paid or filed through the date hereof; and, except as otherwise disclosed in the Company SEC Documents filed on or prior to the Acquisition Agreement Date, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company, its Subsidiaries and the Drilling Partnerships or any of their respective properties or assets.

Section 3.17          Licenses and Permits. The Company, its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate Governmental Authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Company SEC Documents (other than drilling and similar operational permits reasonably expected to be granted in the ordinary course with respect to exploration and development activities), except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Company SEC Documents as filed on or prior to the Acquisition Agreement Date, none of the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, any of the Drilling Partnerships, has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except as would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.18          No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries or, to the best knowledge of the Company after due

13

inquiry, the Drilling Partnerships exists or, to the best knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s, its Subsidiaries’ or the Drilling Partnerships’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries or the Drilling Partnerships have received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

Section 3.19          Compliance with and Liability under Environmental Laws.

(a)           The Company, its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships (i) are in compliance with any and all applicable foreign, federal, state and local Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or other wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses (other than permits reasonably expected to be granted in the ordinary course with respect to exploration and development activities) and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Company SEC Documents as filed on or prior to the Acquisition Agreement Date, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(b)           Except as disclosed in the Company SEC Documents as filed on or prior to the Acquisition Agreement Date, (i) there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances by the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, or any of their predecessors in interest, at, upon or from any of the property now or previously owned, leased or operated by the Company, its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, or any of their predecessors in interest, in violation of any applicable Law, or which would require remedial action under any applicable Law, except for any violation or remedial action which would not have, or would not be reasonably likely to have, individually or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; and (ii) there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances for which the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, would be liable, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, individually or in the aggregate with all such spills, discharges,

14

leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes”, “toxic wastes”, “solid wastes”, “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws, including Environmental Laws.

Section 3.20          Compliance with ERISA.  (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Sections 414(b), (c) (m) or (o) of the Code would have any liability) (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable Laws, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company, its Subsidiaries or the Drilling Partnerships;  (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption, that could reasonably be expected to result in a material liability to the Company, its Subsidiaries or the Drilling Partnerships; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) with respect to each Plan, either the fair market value of the assets of such Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) or such Plan is unfunded, as defined under Section 2520.104-44 of the Department of Labor Regulations; (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company, its Subsidiaries or the Drilling Partnerships; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) to the best knowledge of the Company, there is no pending audit or investigation by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Authority with respect to any Plan that could reasonably be expected to result in material liability to the Company, its Subsidiaries or the Drilling Partnerships.  None of the following events has occurred during the most recent fiscal year immediately prior to the date of this Agreement or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Subsidiaries in the current fiscal year of the Company and its Subsidiaries compared to the amount of such contributions made in the Company and its Subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company’s and its Subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company’s and its Subsidiaries’ most recently completed fiscal year.

15

Section 3.21          Internal Controls.  The Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.  The Company and its Subsidiaries also maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in Extensible Business Reporting Language in the Company SEC Documents fairly presents the information called for in all material respects and is prepared in accordance with the SEC’s rules and guidelines applicable thereto.  Except as disclosed in the Company SEC Documents, there are no material weaknesses in the Company’s internal controls.  The Company’s auditors and the Audit Committee of the Board of Directors have been advised of:  (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

Section 3.22          Insurance.  The Company, its Subsidiaries, and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company, its Subsidiaries, the Drilling Partnerships and their respective businesses with respect to matters covered by such insurance consistent with customary industry standards; and none of the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, any Drilling Partnership has (i) received notice from any insurer or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

16

Section 3.23          No Unlawful Payments.  None of the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, any Drilling Partnership or, to the best knowledge of the Company, any director, officer, agent, employee, Affiliate or other Representative of the Company or any of its Subsidiaries has while acting on behalf of the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.

Section 3.24          Compliance with Money Laundering Laws.  The operations of the Company, its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering Laws of all jurisdictions to which the Company is subject and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority with jurisdiction over the Company (collectively, the “Money Laundering Laws”) and no Action by or before any Governmental Authority or any arbitrator involving the Company, any of its Subsidiaries or any Drilling Partnership with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

Section 3.25          No Conflicts with Sanctions Laws.  None of the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, any Drilling Partnership, or, to the best knowledge of the Company, any director, officer, agent, employee, Affiliate or Representative of the Company, any of its Subsidiaries or any Drilling Partnership is a Person currently subject to or the target of any  sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each a “Sanctioned Country”).  For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

Section 3.26          No Restrictions on Subsidiaries.  No Subsidiary of the Company is prohibited as of the Acquisition Agreement Date, directly or indirectly, under any Contract or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the

17

Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

Section 3.27          Certain Fees. No fees or commissions are or will be payable by the Company to brokers, finders or investment bankers with respect to the sale of any of the Purchased Securities or the consummation of the transactions contemplated by the Transaction Documents for which any Investor will be directly liable.  The Company agrees that it will indemnify and hold harmless the Investors from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by the Company or alleged to have been incurred by the Company in connection with the sale of the Purchased Securities or the consummation of the transactions contemplated by the Transaction Documents.

Section 3.28          Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Company SEC Documents has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Section 3.29          Statistical Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Company SEC Documents is not based on or derived from sources that are reliable and accurate in all material respects.

Section 3.30          Independent Petroleum Engineers.  Ryder Scott Company, L.P., the petroleum engineer who has consented to being named as having reviewed certain reserve data included in the Company SEC Documents, is an independent engineering firm with respect to the Company and its Subsidiaries.  The information underlying the estimates of oil and natural gas reserves of the Company, its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, which the Company prepared and supplied to Ryder Scott Company, L.P. for the purpose of preparing the reports referred to in the Company SEC Documents was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices.

Section 3.31          Reserve Report Data.  The information underlying the estimates of the oil and gas reserves of the Company, its Subsidiaries and, to the best of the knowledge of the Company after due inquiry, the Drilling Partnerships as described in the Company SEC Documents as filed on or prior to the Acquisition Agreement Date is complete and accurate in all material respects (or, with regard to any information underlying the estimates prepared by any petroleum engineers retained by the seller of such oil and gas reserves, is, to the best knowledge of the Company after reasonable investigation, complete and accurate in all material respects); other than production of the Company’s reserves and intervening product price fluctuations described in the Company SEC Documents, the Company is not aware of any facts or circumstances that would result in a Material Adverse Effect in such reserves or the present value of future net cash flows therefrom as described in the Company SEC Documents.

18

Estimates of such reserves and present values comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K.

Section 3.32          Sarbanes Oxley Act.  There is and has been no failure on the part of the Company or, to the best knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

Section 3.33          Form S-3 Eligibility.  The Company is eligible to use Form S-3 promulgated under the Securities Act for secondary offerings.

Section 3.34          Private Placement.  Assuming the accuracy of the representations and warranties set forth in Article IV, the offer and sale of the Purchased Securities to the Investors as contemplated herein is exempt from the registration requirements of the Securities Act. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Purchased Securities sold pursuant to this Agreement.

Section 3.35          No Other Registration Rights.  As of the Acquisition Agreement Date, no Person has any registration rights with respect to any securities of the Company or its Subsidiaries and no registration rights will be granted to any Person that will materially interfere with or otherwise have an adverse effect in any material respect on the rights of the Investors under Article VIII.

Section 3.36          Listing Requirements.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company is in material compliance with the listing and maintenance requirements and any other applicable rules and regulations of Nasdaq.

Section 3.37          Exclusivity of Representations.  The representations and warranties made by the Company herein are the exclusive representations and warranties made by the Company.  The Company hereby disclaims any other express or implied representations or warranties.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR

Each Investor, severally and not jointly, hereby represents and warrants to the Company with respect to itself, as of the Acquisition Agreement Date and the Closing Date, as follows:

Section 4.01          Existence.  Such Investor (i) is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and (ii) has all requisite power and authority to own its Properties and carry on its business as currently conducted.

19

Section 4.02          Authorization; Enforceability.  Such Investor has all necessary legal power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby. The execution, delivery and performance by such Investor of each of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all legal action on its part and, when duly executed and delivered by the parties thereto in accordance with their terms, each of the Transaction Documents to which such Investor is a party, will constitute the legal, valid and binding obligations of such Investor, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity.

Section 4.03          No Conflicts.  The execution, delivery and performance by such Investor of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any Properties of such Investor or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Investor or any of its Subsidiaries is a party or by which such Investor or any of its Subsidiaries is bound or to which any of the Properties of such Investor or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of such Investor or any of its Subsidiaries or (iii) result in the violation of any Law, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

Section 4.04          Certain Fees.  No fees or commissions are or will be payable by such Investor to brokers, finders or investment bankers with respect to the purchase of any of the Purchased Securities or the consummation of the transactions contemplated by the Transaction Documents for which the Company will have any liability.  Such Investor agrees that it will indemnify and hold harmless the Company from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by such Investor or alleged to have been incurred by such Investor in connection with the purchase of the Purchased Securities or the consummation of the transactions contemplated by the Transaction Documents.

Section 4.05          Unregistered Securities.

(a)           Accredited Investor Status; Sophisticated Investor.  Such Investor is an “accredited investor” as that term is defined in Rule 501 of the Securities Act and is able to bear the risk of its investment in the Purchased Securities and, at the present time would be able to afford a complete loss of such investments.  Such Investor has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Purchased Securities.

(b)           Information.  Such Investor has been furnished with and has had full access to all materials relating to the business, finances and operations of the Company and relating to the

20

offer and sale of the Purchased Securities that have been requested by such Investor.  Such Investor has been afforded the opportunity to ask questions of the Company and received answers thereto, as such Investor deemed necessary in connection with the decision to purchase the Purchased Securities.  Neither such inquiries nor any other due diligence investigations conducted at any time by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in Article III.  Such Investor understands and acknowledges that its purchase of the Purchased Securities involves a high degree of risk and uncertainty.  Such Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Purchased Securities, and has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Purchased Securities.

(c)           Cooperation.  Such Investor shall cooperate reasonably with the Company to provide any information required to be included in the Company’s securities filings.

(d)           Investor Representation.  Such Investor is purchasing the Purchased Securities for its own account, solely for the purpose of investment and not with a view to distribution thereof. Such Investor has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Purchased Securities. Such Investor understands and acknowledges that the Purchased Securities it is purchasing are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering. Such Investor has been advised and understands and acknowledges that the Purchased Securities have not been registered under the Securities Act or under the “blue sky” Laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act).

(e)           General Solicitation. Such Investor is not purchasing the Purchased Securities as a result of any advertisement, article, notice or other communication regarding the Purchased Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)            Legends.  Such Investor understands and acknowledges that, until such time as the Purchased Securities have been registered pursuant to the provisions of the Securities Act, or the Purchased Securities are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Securities will bear the following restrictive legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS

21

SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.”

(g)           Reliance Upon Investor’s Representations and Warranties.  Such Investor understands and acknowledges that the Purchased Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities Laws, and that the Company is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth in this Agreement in (i) concluding that the issuance and sale of the Purchased Securities is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) determining the applicability of such exemptions with respect to such Investor’s purchase of the Purchased Securities.

Section 4.06          Short Selling.  Such Investor represents and warrants that it has not entered into any Short Sales of any Common Stock owned by it between the time it first began discussions with the Company or any of its Affiliates about the transactions contemplated by this Agreement and the date hereof.

Section 4.07          Exclusivity of Representations.  The representations and warranties made by such Investor in the Transaction Documents are the exclusive representations and warranties made by such Investor. Such Investor hereby disclaims any other express or implied representations or warranties.

ARTICLE V
COVENANTS

Section 5.01          Taking of Necessary Action.  Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all necessary action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement.

ARTICLE VI
INDEMNIFICATION

Section 6.01          Indemnification by the Company.  The Company agrees to indemnify each Investor and its Representatives (collectively, “Investor Related Parties”) from all Losses, and hold each of them harmless against, any and all Actions (including any inquiries), demands, and causes of action, as a result of the breach of any of the representations, warranties or covenants of the Company contained in this Agreement; provided, however, that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties to the extent applicable, and in any event no later than twelve (12) months after the Closing Date, except that (a) a claim for indemnification relating to a breach of a Fundamental Representation may be made indefinitely and (b) a claim for indemnification relating to a breach of the representations set forth in Section 3.16 (Taxes) may be made until the expiration of the applicable statute of limitations; and provided further,

22

that no Investor Related Party shall be entitled to recover its own special, consequential or punitive damages under this Section 6.01.

Section 6.02          Indemnification by Investors.  Each Investor agrees to indemnify the Company and its Representatives (collectively, “Company Related Parties”) from all Losses, and hold each of them harmless against, any and all Actions (including any inquiries), demands, and causes of action, as a result of the breach of any of the representations, warranties or covenants of such Investor contained in this Agreement; provided, however, that such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties, and in any event no later than 12 months after the Closing Date, except that a claim for indemnification relating to a breach of a Fundamental Representation may be made indefinitely; and provided further, that no Company Related Party shall be entitled to recover its own special, consequential or punitive damages under this Section 6.02.

Section 6.03          Additional Limitations on Indemnification. With respect to indemnification by the Company or the Investors, (a) the Company and each Investor shall not be liable, as applicable, under this Article VI until the aggregate amount of all claims against the Company or such Investor, as applicable, in respect of indemnification under this Article VI, other than with respect to indemnification for breach of any Fundamental Representation or a breach of the representations set forth in Section 3.16 (Taxes), exceeds $4,257,365.13 (the “Threshold Amount”), in which event the Company or such Investor, as applicable, shall only be liable for claims in excess of the Threshold Amount, (b) the Company and each Investor shall not be liable, as applicable, under this Article VI, except with respect to indemnification for breach of any Fundamental Representation or a breach of the representations set forth in Section 3.16 (Taxes), for any individual or series of related costs, losses, liabilities, damages or expenses which do not exceed $100,000 (which costs, losses, liabilities, damages or expenses shall not be counted toward the Threshold Amount) and (c) the Company’s and the Investors’ maximum aggregate liability, as applicable, under this Article VI, other than with respect to indemnification for breach of any Fundamental Representation, shall be limited to $42,573,651.27; provided, however, each Investor will be entitled to its pro rata portion of any indemnification provided by the Company under this Article VI, based on the percentage of Purchased Securities purchased by such Investor and provided further that in no event will any Investor ever be liable for more than the amount of net proceeds received by such Investor under the Acquisition Agreement.  Notwithstanding anything to the contrary contained herein, any damages otherwise indemnifiable under this Article VI shall be reduced by the amount of insurance proceeds actually recovered by a Company Related Party or Investor Related Party, as applicable, in respect of such damages (net of costs of collection, deductibles and retro-premium adjustments).  Damages shall be determined without duplication of recovery by reason of the state of facts giving rise to such damages constituting a breach of more than one representation, warranty, covenant or agreement.  Each of the parties acknowledges that indemnification obligations under this Agreement and the Acquisition Agreement may overlap, and agree that any such overlapping claim for indemnification may be made under this Agreement or the Acquisition Agreement; provided, however, that any claim for indemnity made against an indemnifying party which may be brought under Article VIII shall be brought under Section 8.07. No party may obtain duplicative indemnification or other recovery under this Agreement and the Acquisition Agreement.

23

Section 6.04          Exclusivity of Remedy.  Except with respect to Section 8.07 and Article X of the Acquisition Agreement, indemnification pursuant to the provisions of this Article VI shall be the exclusive remedy of the parties for any misrepresentation or breach of any warranty or covenant contained in this Agreement or in any closing document executed and delivered pursuant to the provisions hereof.  Notwithstanding the foregoing, the provisions of Section 8.07(c) shall apply, mutatis mutandis, to indemnification claims referred to in Section 6.01, Section 6.02, Section 8.07(a) or Section 8.07(b).

ARTICLE VII
STANDSTILL; LOCK-UP

Section 7.01          Standstill. Each Investor agrees that, for a period of the shorter of: (A) twelve (12) months from the Closing Date and (B) a date that is at least six (6) months from the Closing Date when any Investor ceases to Beneficially Own at least ten percent (10%) of the then outstanding shares of Common Stock, neither it nor any of its controlled Affiliates will, without the prior written consent of the Company: (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any debt or equity securities or direct or indirect rights to acquire any debt or equity securities of the Company or any Subsidiary thereof, or any assets of the Company or any Subsidiary or division thereof, (ii) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the SEC) to vote, or seek to advise or influence any person or entity with respect to the voting of, any debt or equity securities of the Company, (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or its debt, equity securities or assets, (iv) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) in connection with any of the foregoing or (v) request the Company or any of its representatives, directly or indirectly, to amend or waive any provision of this Section 7.01; provided, however, that the restrictions set forth in clause (v) shall terminate and be of no further force and effect if the Company enters into a definitive agreement with respect to, or publicly announces that it plans to enter into, a transaction involving all or a controlling portion of the Company’s equity securities or all or substantially all of the Company’s assets (whether by merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance or otherwise).  During the time period during which this provision is applicable to an Investor, such Investor agrees to promptly advise the Company of any inquiry or proposal made to such Investor or its Representatives with respect to any of the foregoing.  Notwithstanding the foregoing, nothing in this paragraph shall be construed to prohibit investments made by Representatives of Investors in the ordinary course of business in connection with 401(k) plans, mutual funds, pension plans, or similar arrangements, or customary cash management policies, in each case only if not specifically targeted to an investment in the Company.

Section 7.02          Lock-Up.  Each Investor agrees that, for a period of one hundred and eighty (180) days from the Closing (the “Lock-Up Period”), it will not, without the prior written consent of the Company:  (i) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, or otherwise dispose of, directly or indirectly, any shares of the Purchased Securities or any securities convertible into, exercisable for, or exchangeable for shares of Purchased Securities or (ii) enter into any swap or other arrangement

24

that transfers to another, in whole or in part, any of the economic consequences of ownership of the Purchased Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Purchased Securities or such other securities, in cash or otherwise.

ARTICLE VIII
REGISTRATION RIGHTS

Section 8.01          Transfer Restricted Securities. For purposes of this Article VIII and the registration rights granted to the Investors by the Company hereunder, the Purchased Securities and any type of interest issued to a Holder pursuant to Section 8.10 shall be “Transfer Restricted Securities”.  Any Transfer Restricted Security will cease to be a Transfer Restricted Security (i) when a registration statement covering such Transfer Restricted Security becomes or has been declared effective by the SEC and such Transfer Restricted Security has been sold or disposed of pursuant to such effective registration statement; (ii) when such Transfer Restricted Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act; (iii) when such Transfer Restricted Security is held by the Company or one of its Subsidiaries; (iv) when such Transfer Restricted Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 8.09 or (v) when such Transfer Restricted Security becomes eligible for resale without restriction and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act, but only if the Holder of such Transfer Restricted Security is not an Affiliate (as defined in Rule 144(a)(1)) of the Company.

25

Section 8.02          Mandatory Registration. Within thirty (30) days following the Closing, (the “Expected Filing Date”) the Company shall file a registration statement with the SEC providing for registration and resale, on a continuous or delayed basis pursuant to Rule 415, of all of the Transfer Restricted Securities then outstanding (the “Registration Statement”). The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act by the SEC as soon as reasonably practicable, but in no event later than thirty (30) days following the filing of the Registration Statement, or one hundred and twenty (120) days in the event the Registration Statement is reviewed by the SEC (such effectiveness date, the “Expected Effectiveness Date”). The Company shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (A) the date when all the Transfer Restricted Securities covered by such Registration Statement have been sold and (B) the date on which all of the shares of Common Stock purchased pursuant to this Agreement cease to be Transfer Restricted Securities hereunder (such period, the “Effectiveness Period”). The Registration Statement when effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made).  As soon as practicable following the date that the Registration Statement becomes effective, but in any event within two (2) Business Days of such date, the Company shall provide the Holders with written notice of the effectiveness of such Registration Statement.

Section 8.03          Piggyback Registration. (a)      If the Company shall at any time propose to register the offer and sale of any shares of Common Stock under the Securities Act (excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or Form S-8), the Company shall promptly notify any Holders with Transfer Restricted Securities not already registered under a Registration Statement of such proposal reasonably in advance of (and in any event at least five (5) Business Days before) the filing of the relevant registration statement, as applicable (the “Piggyback Notice”).  The Piggyback Notice shall offer such Holders the opportunity to include in such registration the number of Transfer Restricted Securities not already registered under a Registration Statement as they may request (a “Piggyback Registration”).  The Company shall use commercially reasonable efforts to include in each such Piggyback Registration such Transfer Restricted Securities for which the Company has received written requests within three (3) Business Days after sending the Piggyback Notice (“Piggyback Request”) for inclusion therein.  If a Holder decides not to include all of its Transfer Restricted Securities in any Piggyback Registration, such Holder shall nevertheless continue to have the right to include any Transfer Restricted Securities not already registered under a Registration Statement in any subsequent registration statement as may be filed by the Company with respect to offerings of Common Stock, all upon the terms and conditions set forth herein.  The Holders’ right to Piggyback Registrations shall not encompass a right to participate in an underwritten offering initiated by the Company or by another Person; provided, that if the Company initiates an underwritten offering of Common Stock on behalf of another Person, the Company will use its commercially reasonable efforts to provide Holders of Transfer Restricted Securities an opportunity to participate in such offering subject to customary underwriters’

26

cutback provisions giving priority to the inclusion of the stock of such other Person and other customary terms; and

(b)           The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 8.03 at any time in its sole discretion whether or not any Holder has elected to include Transfer Restricted Securities in such Piggyback Registration.  The registration expenses of such withdrawn registration shall be borne by the Company in accordance with Section 8.06.

Section 8.04          Blackout and Delay Rights.

Notwithstanding anything to the contrary contained herein, the Company’s obligation to file and maintain the effectiveness of the Registration Statement shall not apply in the following circumstances (collectively, “Blackout and Delay Events”):

(a)           the Company shall not be required to file a Registration Statement (or any amendment thereto) or, if a Registration Statement has been filed but not declared effective by the SEC, request effectiveness of such Registration Statement, for a period of up to forty-five (45) days, if (i) the Company determines in good faith that a postponement is in the best interest of the Company and its stockholders generally due to a pending transaction involving the Company (including a pending securities offering by the Company, or any proposed financing, acquisition, merger, tender offer, business combination, corporate reorganization, consolidation or other significant transaction involving the Company), (ii) the Company determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or (iii) audited financial statements as of a date other than the fiscal year end of the Company would be required to be prepared; provided, however, that in no event shall any such period exceed an aggregate of ninety (90) days in any 365-day period; and

(b)           the Company may, upon written notice to any Selling Holder whose Transfer Restricted Securities  are included in the Registration Statement or other registration statement contemplated by this Agreement, suspend such Selling Holder’s use of any prospectus which is a part of the Registration Statement or other registration statement (in which event the Selling Holder shall discontinue sales of the Transfer Restricted Securities pursuant to the Registration Statement or other registration statement contemplated by this Agreement but may settle any previously made sales of Transfer Restricted Securities) if (i) the Company determines that it would be required to make disclosure of material information in the Registration Statement  that the Company has a bona fide business purpose for preserving as confidential or (ii) the Company has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would adversely affect the Company; provided, however, in no event shall the Selling Holders be suspended from selling Transfer Restricted Securities  pursuant to the Registration Statement or other registration statement for a period that exceeds an aggregate of forty-five (45) days in any 180-day period or ninety (90) days in any 365-day period; provided further that the period during which such Registration Statement must remain effective shall be extended by a period equal to such suspension period.  Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Selling Holders whose Transfer Restricted Securities are included in the

27

Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Transfer Restricted Securities as contemplated in this Agreement.

Section 8.05          Sale Procedures.  In connection with its obligations under this Article VIII, the Company will, as expeditiously as possible (it being understood and agreed that, notwithstanding any other provision hereof, the Company shall not be required to provide any non-public information to any Person hereunder unless such Person agrees to maintain the confidentiality of such information):

(a)           prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Transfer Restricted Securities covered by the Registration Statement;

(b)           make available to one counsel selected by Holders of a majority of Transfer Restricted Securities (the “Holders’ Representative”) (i) at least three (3) Business Days prior to the anticipated filing of the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto (except for any filing made under the Exchange Act that is incorporated by reference into the Registration Statement), upon request, copies of reasonably complete drafts of all such documents proposed to be filed (other than any filing made under the Exchange Act that is incorporated by reference into the Registration Statement), and use commercially reasonable efforts to address in each such document when so filed with the SEC such comments as the Holder Representative reasonably shall propose prior to the filing thereof, and (ii) such number of copies of the Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as any Selling Holder may reasonably request in writing to the Company in order to facilitate the public sale or other disposition of the Transfer Restricted Securities covered by such Registration Statement or other registration statement;

(c)           if applicable, use its commercially reasonable efforts to register or qualify the Transfer Restricted Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky Laws of such U.S. states as the Selling Holders shall reasonably request in writing by the time the Registration Statement is declared effective by the SEC; provided, however, that no such registration or qualification shall be required in any jurisdiction where, as a result thereof, the Company would become subject to general service of process or to taxation or qualification to do business in such jurisdiction solely as a result of registration or qualification;

(d)           promptly notify the Holders’ Representative, at any time when a prospectus relating thereto is required to be delivered by any of the Holders under the Securities Act, of (i) the filing of the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto (except for any filing made under the Exchange Act that is incorporated by reference into the Registration Statement), and, with respect to such Registration Statement or any other registration statement or any post-effective amendment

28

thereto, when the same has become effective; and (ii) the receipt of any written comments from the SEC with respect to any filing referred to in clause (i) and any written request by the SEC for amendments or supplements to the Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto, in each case that pertains to the Selling Holders;

(e)           immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Transfer Restricted Securities for sale under the applicable securities or blue sky Laws of any jurisdiction.  Following the occurrence of any of the events set forth in clauses (i) through (iii) above, the Company agrees to as promptly as practicable, subject to any Blackout and Delay Event, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(f)            upon request, furnish to the Holders’ Representative copies of any and all transmittal letters or other correspondence with the SEC or any other Governmental Authority or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating expressly to the Registration Statement that pertains to the Selling Holders;

(g)           otherwise comply with all applicable rules and regulations of the SEC;

(h)           if requested by a Selling Holder, (i) incorporate in a prospectus supplement such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Transfer Restricted Securities, including information with respect to the number of Transfer Restricted Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering and (ii) make all required filings of such prospectus supplement after being notified of the matters to be incorporated in such prospectus supplement;

(i)            use commercially reasonable efforts to cause all Transfer Restricted Securities which are registered to be listed on the securities exchange on which similar securities issued by the Company are then listed;

29

(j)            if applicable, cooperate with each underwriter participating in the disposition of Transfer Restricted Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority;

(k)           any of the Selling Holders may distribute the Transfer Restricted Securities by means of an underwritten offering; provided that (i) such Selling Holders provide written notice to the Company of their intention (collectively, in such capacity the “Initiating Holder”) to distribute Transfer Restricted Securities by means of an underwritten offering (the “Underwritten Offering Notice” and such Underwritten Offering being referred to herein as an “Underwritten Offering”), and Selling Holders having an aggregate value of at least $50 million based on the closing trading price of the Common Stock as of the date of such Underwritten Offering Notice (“Minimum Underwritten Offering Amount”) desire to include at least that amount in such Underwritten Offering, (ii) the right of any Holder to include such Holder’s Transfer Restricted Securities in an Underwritten Offering shall be conditioned upon the reasonable cooperation of the Holder with the Company in effecting such offering, (iii) the managing underwriter or managing underwriters thereof shall be designated by the Selling Holders participating in such Underwritten Offering (provided, however, that such designated managing underwriter or managing underwriters shall be reasonably acceptable to the Company), (iv) each Selling Holder participating in such Underwritten Offering agrees to enter into an underwriting agreement in customary form and sell such Selling Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Initiating Holder, (v) each Selling Holder participating in such Underwritten Offering completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (vi) the Company shall not be required to effect an Underwritten Offering when doing so would be prohibited by the terms of a customary “lock-up” or “market stand-off” provision included in an underwriting agreement relating to a prior underwritten offering of the Company’s securities, or when the Company would not be required to file a Registration Statement pursuant to Section 8.04.  Upon receipt of an Underwritten Offering Notice, the Company will provide prompt notice of such Underwritten Offering to all Holders of Transfer Restricted Securities, and each Holder of Transfer Restricted Securities shall have the right to sell Transfer Restricted Securities in such Underwritten Offering on a pro-rata basis based on the number of Transfer Restricted Securities held by all such Selling Holders (including the Initiating Holder) (or in such other proportion as they shall otherwise agree).  The Company hereby agrees with each Selling Holder that, in connection with any Underwritten Offering in accordance with the terms hereof, it will negotiate in good faith and execute (and as applicable perform its obligations under) all customary indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all commercially reasonable efforts to procure customary legal opinions and auditor “comfort” letters.  The Company shall have no obligation to include in the Underwritten Offering Transfer Restricted Securities of a Holder who has failed to timely furnish such information which, in the opinion of counsel to the Company, is reasonably required to be furnished or confirmed in order for the registration statement to comply with the Securities Act.  Notwithstanding the foregoing, (x) the Company is not obligated to effect more than, in combination with any Underwritten Offerings (as defined in the Arris Investment Agreement) pursuant to the Arris Investment Agreement, (A) two (2) Underwritten Offerings (as defined in this Agreement and the Arris Investment Agreement) in

30

any 12-month period and (B) a total of six (6) Underwritten Offerings (as defined in this Agreement and the Arris Investment Agreement) pursuant to this Agreement and the Arris Investment Agreement, and is not obligated to effect any Underwritten Offering that is less than the Minimum Underwritten Offering Amount and (y) no Holder that Beneficially Owns less than five percent (5%) of the then-outstanding shares of Common Stock may initiate more than one Underwritten Offering.

If, in the case of an Underwritten Offering, the managing underwriter advises the Company that the inclusion of all of the Transfer Restricted Securities of the Selling Holders in the subject Underwritten Offering would likely have an adverse effect in any material respect on the price, timing or distribution of Transfer Restricted Securities proposed to be included in such Underwritten Offering, then the Company shall so advise all Selling Holders of Transfer Restricted Securities that would otherwise be included in such Underwritten Offering, and the number of Transfer Restricted Securities that may be included in the Underwritten Offering shall be allocated to such Selling Holders on a pro-rata basis based on the number of Transfer Restricted Securities held by all such Selling Holders (including the Initiating Holder).  If such Underwritten Offering includes any other securities (“Secondary Securities”) in addition to Transfer Restricted Securities, then the number of Secondary Securities and Transfer Restricted Securities proposed to be included in such Underwritten Offering shall be included in the following order: (i) first, Transfer Restricted Securities held by Selling Holders on a pro-rata basis based on the number of Transfer Restricted Securities held by all such Selling Holders (including the Initiating Holder); and (ii) second, Secondary Securities. In the event that the managing underwriter or managing underwriters limit the number of Transfer Restricted Securities to be included in the Underwritten Offering pursuant to this Section 8.05(k) such that more than 50% of the aggregate Transfer Restricted Securities set forth in the Underwritten Offering Notice are excluded from the Underwritten Offering, such Underwritten Offering shall not be considered to be an Underwritten Offering for purposes of the limitations set forth in this Section 8.05(k).

After receiving an Underwritten Offering Notice, for a reasonable period prior to such Underwritten Offering, the Company will make available upon reasonable notice at the Company’s principal place of business or such other reasonable place for inspection during normal business hours by the managing underwriter or managing underwriters and their counsel, such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries and provide all information reasonably requested, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act.

In connection with any Underwritten Offering, the Company will use commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors in presentations, meetings and a road show (not to exceed two (2) Business Days in length).

The Company will not name a Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act in any Registration Statement without such Holder’s consent.  If the staff of

31

the SEC requires the Company to name any Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act, and such Holder does not consent thereto, then such Holder’s Transfer Restricted Securities shall not be included on the Registration Statement and the Company shall have no further obligations hereunder with respect to Transfer Restricted Securities held by such Holder.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (e) of this Section 8.05, shall forthwith discontinue offers and sales of the Transfer Restricted Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 8.05 or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will deliver to the Company (at the Company’s expense) all copies in its possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Transfer Restricted Securities current at the time of receipt of such notice.

Section 8.06          Expenses.  Each party shall be responsible for its own fees and expenses in connection with this Article VIII, except that the Company shall pay:  (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the national stock exchange on which the Transfer Restricted Securities are submitted for listing, (B) in compliance with applicable state securities or “Blue Sky” Laws and (C) any fees of the Financial Industry Regulatory Authority, Inc.), (ii) printing expenses (including expenses of printing certificates for Company securities and of printing prospectuses if the printing of prospectuses is necessary), (iii) fees and disbursements of counsel, auditors and accountants for the Company, (iv) Securities Act liability insurance, if the Company so desires such insurance, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  Each Selling Holder participating in an Underwritten Offering will bear its pro rata share of the applicable underwriting discounts or similar fees based on the number of such Selling Holder’s Transfer Restricted Securities to be registered in such offering relative to the aggregate number of securities to be registered in such offering.

Section 8.07          Indemnification.

(a)           Indemnification by the Company.  In the event of any registration of any securities of the Company under the Securities Act pursuant to this Article VIII, the Company will, and hereby does, indemnify and hold harmless the seller of any Transfer Restricted Securities covered by such registration statement, its Representatives, each other Person who participates in the offering or sale of such securities and each other Person, if any, who controls such seller or participant, within the meaning of the Securities Act, against any Losses, joint or several, to which such seller, participant or any such Representative or controlling Person may become subject, under the Securities Act or otherwise, as incurred, insofar as such Losses (or Actions, whether commenced or threatened, in respect thereof) arise out of, are caused by, result from or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act,

32

any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller or participant and each such Representative, and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss or Action; provided, however, that the Company shall not be liable in any such case to the extent that any such Loss (or Action in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information pertaining to the seller or participant furnished to the Company by the seller of such securities in writing or electronically specifically for use in the preparation thereof.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or participant or any such Representative or controlling Person and shall survive the transfer of such securities by such seller.

(b)           Indemnification by the Sellers.  The Company may require, as a condition to including any Transfer Restricted Securities in any registration statement filed pursuant to Section 8.02, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8.07(a)) the Company, each Representative of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information pertaining to the seller or participant furnished to the Company by the seller of such securities in writing or electronically specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  The maximum liability of each seller for any such indemnification shall not exceed the amount of net proceeds received by such seller from the sale of its Transfer Restricted Securities.  Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such Representative or controlling Person and shall survive the transfer of such securities by such seller. All liability for any seller under this Section 8.07(b) shall be several and not joint with any other seller.

(c)           Notices of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 8.07(a) or Section 8.07(b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 8.07(a) or Section 8.07(b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party

33

similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, (i) the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; and (ii) the indemnified party shall not, without the consent of the indemnifying party (which shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnifying party of a release from all liability in respect to such claim or litigation.  No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and contains no injunction or similar relief binding upon the indemnified party.  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim.  The provisions of this Section 8.07(c) shall also apply to indemnification claims made pursuant to Article VI, mutatis mutandis. For the avoidance of doubt, notwithstanding any assumption by an indemnifying party of the defense of a claim hereunder, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided above.

(d)           Contribution.       If, other than for the reason set forth in the proviso to the first sentence in Section 8.07(c), the indemnification provided for in this Section 8.07 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each Selling Holder of Transfer Restricted Securities, to an amount equal to the net proceeds actually received by such Selling Holder from the sale of Transfer Restricted Securities effected pursuant to such registration.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Further, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

34

Section 8.08          Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Transfer Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a)           make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b)           file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)           so long as a Holder owns any Transfer Restricted Securities, furnish, unless otherwise available via EDGAR, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

Section 8.09          Transfer or Assignment of Registration Rights.  The rights to cause the Company to register Transfer Restricted Securities granted to the Investors by the Company under this Article VIII may be transferred or assigned by any Investor to one or more transferees or assignees of Transfer Restricted Securities; provided, however, that (a) unless the transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Investor, the amount of Transfer Restricted Securities transferred or assigned to such transferee or assignee shall represent at least $25,000,000 of Transfer Restricted Securities (based on the market price of the Common Stock on the trading day prior to such transfer), (b) the Company is given prior written notice prior of any such transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Investor under this Agreement.

Section 8.10          Recapitalization, Exchanges, Etc. Affecting the Shares.  The provisions of this Article VIII shall apply to the full extent set forth herein with respect to any and all shares of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Transfer Restricted Securities, and shall be appropriately adjusted for combinations, share splits, recapitalizations, pro rata distributions of shares and the like occurring after the date of this Agreement.

ARTICLE IX
MISCELLANEOUS

Section 9.01          Notices.  All notices and communications required or permitted under this Agreement shall be in writing and shall be sufficiently given, effective upon receipt, if (a) personally delivered in writing, (b) mailed by registered or certified mail, postage prepaid, or

35

bonded overnight carrier, or (c) sent by electronic mail with a PDF of the notice or other communication attached (with the original sent by U.S. mail or an overnight carrier the same day such electronic mail is sent):

The Company:	PDC Energy, Inc.
1775 Sherman St, Suite 3000
Denver, CO 80203
	Email:	Nicole.Martinet@pdce.com
Andrew.Fiske@pdce.com
	Attn:	Nicole Martinet
Andrew Fiske
with a copy (which shall not constitute notice) to:

Davis Graham & Stubbs LLP
1550 17th Street, Suite 500
Denver, CO 80202
	Email:	John.Elofson@dgslaw.com
	Attn:	John Elofson

Investors:	Kimmeridge Energy Exploration Fund III, LP
c/o Kimmeridge Energy Management Company LLC
400 Madison Avenue, Suite 14C
New York, New York 10017
Email: henry.makansi@kimmeridgeenergy.com
Attn: Henry Makansi

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
1000 Louisiana St., Suite 6000
Houston, Texas 77002
Email: irotter@sidley.com
Attn: Irving Rotter

Any party may, by written notice so delivered to the other party in accordance with this Section 9.01, change the address or individual to which delivery of any communication or notice under this Agreement shall be made to such party.

Section 9.02          Amendments and Severability.  Except with respect to the addresses under Section 9.01 and as described below, this Agreement may not be amended, modified or waived, except by an instrument in writing executed, by the Company and the Investors in the case of amendment or modification, or, in the case of a waiver, by the party to whom the obligation waived was owed.  The invalidity of any one or more provisions of this Agreement shall not affect the validity of this Agreement as a whole, and in case of any such invalidity, this Agreement shall be construed as if the invalid provision had not been included herein. Notwithstanding the foregoing, Article VIII may not be amended, modified or waived, except by

36

an instrument in writing executed by the Company and the Holders of a majority of the then outstanding Transfer Restricted Securities.

Section 9.03          Assignment.  Subject to Section 8.09, no party may assign this Agreement or any of its rights or interests under this Agreement, or delegate any of its obligations or liabilities under this Agreement, without the prior written consent of the other parties, which consent may be withheld in each such party’s sole and absolute discretion and may be conditioned on the receipt of a written assumption of such obligations from the delegate.  Any purported assignment or delegation in violation of this Section 9.03 is void.

Section 9.04          Interpretation.

(a)           Headings.  The headings of the Articles and Sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect the interpretation of any of the terms or provisions of this Agreement.

(b)           Construction.  Unless the context requires otherwise:  (i) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (ii) references to Articles, Sections, Exhibits and Schedules refer to Articles, Sections, Exhibits and Schedules as applicable, of this Agreement; (iii) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law; (iv) references to money refer to legal currency of the United States of America; (v) the word “including” shall mean “including, without limitation”; and (vi) all capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

(c)           Exhibits and Schedules.  All Exhibits and Schedules attached to or referred to in this Agreement are incorporated into and made a part of this Agreement.

(d)           Not to be Construed Against Drafter.  The parties acknowledge that they have had an adequate opportunity to review each and every provision contained in this Agreement and to submit the same to legal counsel for review and comment, including the waivers and indemnities contained herein.  Based on such review and consultation, the parties agree with each and every term contained in this Agreement.  Based on the foregoing, the parties agree that the rule of construction that a contract be construed against the drafter, if any, shall not be applied in the interpretation and construction of this Agreement.

(e)           Time for Performance.  If any time period hereunder expires on, or the date for or deadline for performance of any obligations or delivery of any notice hereunder falls on, a day which is not a Business Day, unless otherwise provided for herein, then the date of expiration of any such time period, or the date for or deadline for performance of any such obligation or delivery of any such notice hereunder, shall be extended to the next Business Day.

Section 9.05          Governing Law.  This Agreement shall be governed by and construed under the Laws of the State of Delaware, excluding any choice of law rules which may direct the application of the Laws of another jurisdiction.

37

Section 9.06          Entire Agreement.  This Agreement, the Arris Investment Agreement, the Acquisition Agreement and the Confidentiality Agreements shall constitute the entire understanding among the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter, whether oral or written.

Section 9.07          Parties in Interest.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and permitted assigns.  Except with respect to Article VI and Section 8.07, nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity (other than the parties, and their respective successors and permitted assigns) any benefits, rights or remedies.

Section 9.08          Waiver.  Except as set forth in Section 9.02, the failure of a party to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach thereof shall not constitute a waiver of any provisions of this Agreement or limit such party’s right thereafter to enforce any provision or exercise any right.

Section 9.09          Conspicuousness of Provisions.  The parties acknowledge and agree that the provisions contained in this Agreement that are set out in “bold” and/or all capital letters satisfy the requirement of the “express negligence rule” and any other requirement at law or in equity that provisions contained in a contract be conspicuously marked or highlighted.

Section 9.10          Counterparts.  This Agreement may be executed by the parties in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument.  Facsimile and electronic (i.e., pdf transmission) signature pages shall constitute original signature pages hereunder.

Section 9.11          Waiver of Jury Trial; Submission to Jurisdiction.

(a)             THE PARTIES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION BASED ON, RELATED TO, OR ARISING OUT OF (IN WHOLE OR IN ANY PART IN ANY WAY) THIS AGREEMENT.

(b)             WITH RESPECT TO ANY ACTION, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF DELAWARE OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION SHALL BE HEARD AND DETERMINED IN SUCH DELAWARE STATE OR FEDERAL COURT.  EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSES OF LACK OF JURISDICTION, IMPROPER VENUE OR AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION.  THE PARTIES FURTHER AGREE, TO THE EXTENT PERMITTED BY LAW, THAT A FINAL AND UNAPPEALABLE JUDGMENT AGAINST ANY OF THEM IN ANY ACTION CONTEMPLATED ABOVE SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON

38

THE JUDGMENT, A CERTIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND AMOUNT OF SUCH JUDGMENT.

Section 9.12          Specific Performance.  Each party acknowledges that if any of the provisions of this Agreement were not performed by it in accordance with their specific terms, irreparable damage to the other party would occur, no adequate remedy at law would exist and damages would be difficult to determine, and such other party shall be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy available at law or in equity.

Section 9.13          Relationship of the Parties.  This Agreement shall not create and it is not the purpose or intention of the parties to create any partnership, mining partnership, joint venture, general partnership, or other partnership relationship and none shall be inferred, and nothing in this Agreement shall be construed to establish a fiduciary relationship between the parties for any purpose.

[Signature page follows.]

39

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first written above.

PDC ENERGY, INC.

By:
Name:
Title:

SIGNATURE PAGE TO

INVESTMENT AGREEMENT

[INVESTOR SIGNATURE PAGES]

SIGNATURE PAGE TO

INVESTMENT AGREEMENT